PROSPECTUS SUPPLEMENT NO. 8	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated June 2, 2023)	Registration No. 333-269156

ProSomnus, Inc.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 2, 2023 (the “Prospectus”) filed by ProSomnus, Inc. (the “Company”) with the information contained in the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2023. Accordingly, we have attached such Current Report on Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and our public warrants are listed on the Nasdaq Global Market and Nasdaq Capital Market, respectively, under the symbols “OSA” and “OSAAW,” respectively. On October 11, 2023, the closing price of our common stock was $0.892 and the closing price for our public warrants was $0.70.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 13 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 12, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

PROSOMNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

5675 Gibraltar Avenue
Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

(844) 537-5337

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 20, 2023, ProSomnus, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the investors named therein (each an “Investor” and collectively the “Investors”). Pursuant to the Securities Purchase Agreement, the Company issued shares of the Company’s Series A Convertible Preferred Stock and with respect to Investors that held the Company’s Senior Secured Convertible Notes due December 6, 2025 (the “Existing Senior Notes”) or the Company’s Subordinated Secured Convertible Notes due April 6, 2026 (the “Existing Subordinated Notes” and, together with the Existing Senior Notes, the “Existing Notes”; such Investors, the “Noteholder Investors”), agreed to issue new convertible notes on substantially similar terms to such Noteholder Investor’s Existing Notes other than that such new notes will be convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an effective price of $1.00 per share subject to the terms and conditions of the applicable new indenture pursuant to which the applicable series of notes will be issued by the Company, in exchange for such Noteholder Investor’s portion of the principal amount outstanding of the Existing Notes pursuant to an exchange agreement that the Company would enter into as soon as practicable following the Initial Closing.

On October 11, 2023, the Company consummated the previously announced privately negotiated exchanges with the Noteholder Investors, pursuant to which the Company issued (i) $3,391,961 in aggregate principal amount of the Company’s Senior Secured Convertible Exchange Notes due December 6, 2025 (the “Senior Exchange Notes”) in exchange for $3,391,961 principal amount of the Existing Senior Notes and (ii) $12,137,889 in aggregate principal amount of the Company’s Subordinated Secured Convertible Exchange Notes due April 6, 2026 (the “Subordinated Exchange Notes” and, together with the Senior Exchange Notes, the “New Notes”), which amount included $58,720 of accrued and unpaid paid-in-kind interest on the Existing Subordinated Notes exchanged in the Exchange Transactions (as defined below), in exchange for $12,079,169 principal amount of the Existing Subordinated Notes (collectively, the “Exchange Transactions”), pursuant to exemptions from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

In exchange for issuing the New Notes pursuant to the Exchange Transactions, the Company received and cancelled the Existing Notes exchanged therefor. In addition, the Company paid to the holder of the Existing Senior Notes that were exchanged in the Exchange Transactions an aggregate of $8,479.90 representing accrued and unpaid interest on such Existing Senior Notes. Immediately following the consummation of the Exchange Transaction, $13,567,846 in aggregate principal amount of Existing Senior Notes remained outstanding with terms unchanged and $7,416,440 in aggregate principal amount of Existing Subordinated Notes remained outstanding with terms unchanged.

Indenture

On October 11, 2023, the Company entered into (i) an indenture relating to the issuance of the Senior Exchange Notes (the “Senior Indenture”) by and among the Company, ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc. (the “Subsidiary Guarantors”), as guarantors, and Wilmington Trust, National Association (the “Trustee”), as trustee and collateral agent and (ii) an indenture relating to the issuance of the Subordinated Exchange Notes (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) by and among the Company, the Subsidiary Guarantors, and the Trustee, as trustee and collateral agent. As described in more detail below, the terms of the Senior Indenture are substantively identical to the terms of the indenture governing the Existing Senior Notes, and the terms of the Subordinated Indenture are substantively identical to the terms of the indenture governing the Existing Subordinated Notes, except that the conversion rate of each series of the New Notes shall be increased to 1,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), per $1,000 principal amount of the applicable series of New Notes upon obtaining the Company obtaining stockholder approval for such increases.

More specifically, the Senior Exchange Notes bear interest at a rate of 9% per annum and the Subordinated Exchange Notes bear interest at a rate of 9% plus the Prime Rate (as defined in the Subordinated Indenture) per annum. Interest on each series of the New Notes is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2024, with interest on the Senior Exchange Notes paid in cash and interest on the Subordinated Exchange Notes paid, at the Company’s election, in cash or in kind, with the interest paid in kind added to the principal balance of such Subordinated Exchange Notes on each interest payment date. The Senior Exchange Notes will mature on December 6, 2025 and the Subordinated Exchange Notes will mature on April 6, 2026, in each case, subject to earlier conversion, redemption or repurchase. The Company shall repay to holders of the Senior Exchange Notes (i) the aggregate outstanding principal amount of the Senior Exchange Notes in consecutive quarterly installments equal to $169,598 on January 1, April 1, July 1 and October 1 until the earlier of the applicable maturity date or the date such notes are no longer outstanding and (ii) the aggregate outstanding principal amount of the Subordinated Exchange Notes on the applicable maturity date.

The New Notes of each series are convertible at the option of the holders, in whole or in part, at any time until the second scheduled trading day prior to the applicable maturity date, including in connection with a redemption by the Company. The Senior Exchange Notes are convertible into shares of Common Stock based on an initial conversion rate of 76.9230769231 shares of Common Stock per $1,000 principal amount of the Senior Exchange Notes, which is increased (and only increased) at various dates to a maximum of 181.818181 shares of Common Stock per $1,000 principal amount of the Senior Exchange Notes and subject to certain adjustments to the conversion rate in the case of specified events. The Subordinated Exchanges Notes are convertible into shares of Common Stock based on an initial conversion rate of 86.95652173913043 shares of Common Stock per $1,000 principal amount of the Subordinated Exchange Notes, which is increased (and only increased) to a maximum of 222.22222222 shares of Common Stock per $1,000 principal amount of the Subordinated Exchange Notes at various dates and subject to certain adjustments to the conversion rate in the case of specified events. In each cause, upon the Company obtaining stockholder approval for the maximum number of shares issuable in respect of the Exchange Transactions, the conversion rate of each series of the New Notes shall be increased to 1,000 shares of Common Stock per $1,000 principal amount of the applicable series of New Notes. If New Notes of either series are converted, the Company will adjust the conversion rate to account for any accrued and unpaid interest on such notes plus any Make-Whole Amount (as defined in the applicable Indenture) related to such notes.

On or after June 6, 2024, in the case of the Senior Exchange Notes, and on or after the later of June 6, 2024 and the date the Existing Senior Notes and the Senior Exchange Notes are no longer outstanding, in the case of the Subordinated Exchange Notes, each series of the New Notes will be redeemable by the Company in the event that the daily volume weighted-average price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days exceeds $18.00 per share.

Upon the occurrence of a Fundamental Change (as defined in each of the Indentures), the holders of either series of the New Notes may require that the Company repurchase all or part of the principal amount of such notes at a purchase price equal to 101% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Holder Optional Repurchase Date (as defined in each of the Indentures), and all unpaid interest from the Holder Optional Repurchase Date to, but excluding, the applicable maturity date.

Each series of New Notes is guaranteed by the Subsidiary Guarantors (the “Note Guarantees”).

The Senior Exchange Notes and the Note Guarantees for the Senior Exchange Notes are secured, on a pari passu first lien basis with the Existing Senior Notes, by substantially all of the tangible and intangible assets (other than certain excluded assets) of the Company and the Subsidiary Guarantors, as set forth in the Senior Security Agreement, dated October 11, 2023, by and among the Company, Subsidiary Guarantors and the Trustee, as collateral agent (the “Senior Security Agreement”). The Subordinated Exchange Notes and the Note Guarantees for the Subordinated Exchange Notes are secured, on a subordinated second lien basis to the Existing Senior Notes and Senior Exchange Notes and pari passu with the Existing Subordinated Notes, by substantially all of the tangible and intangible assets (other than certain excluded assets) of the Company and the Subsidiary Guarantors as set forth in the Subordinated Security Agreement, dated October 11, 2023, by and among the Company, the Subsidiary Guarantors and the Trustee, as collateral agent (the “Subordinated Security Agreement” and, together with the Senior Security Agreement, the “Security Agreements”).

Each series of the New Notes contains affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to incur debt, grant liens, make distributions and restricted payments, and enter into transactions with affiliates. The Company is also required to maintain compliance with minimum EBITDA, minimum liquidity and minimum cash covenants, in each case, determined in accordance with the terms of the applicable Indenture.

Each Indenture includes “events of default” with respect to the applicable series of New Notes issued thereunder, which may result in the acceleration of the maturity of the applicable series of New Notes. The events of default include:

(1) the Company defaults in any payment of principal, premium, or Make-Whole Amount on any note of such series when due and payable upon the applicable maturity date or upon acceleration or otherwise;

(2) failure by the Company to comply with its obligation to convert the notes of such series in accordance with the applicable Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five calendar days;

(3) the Company defaults in any payment of interest on the notes of such series when due and payable and the default continues for a period of 30 days;

(4) failure by the Company to comply with any of its other covenants contained in the New Notes of such series or the applicable Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the New Notes of such series then outstanding has been received;

(5) failure by the Company to comply with its obligations under the applicable Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) any event of default under the applicable Security Agreement;

(7) default by the Company or any of its significant subsidiaries (as defined in the applicable Indenture) with respect to any indebtedness for money borrowed or other payment obligation in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary (i) such that such indebtedness is not paid at final maturity, upon required repurchase, upon redemption or when otherwise due or (ii) such that such indebtedness is accelerated or otherwise declared due and payable, unless, in the case of clause (ii), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or declared due and payable; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries.

If an event of default with respect to either series of New Notes, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the applicable series of outstanding New Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the New Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the New Notes will automatically become due and payable.

The summary of the foregoing transactions and documents is qualified in its entirety by reference to the text of the Senior Indenture, the Form of Senior Exchange Notes, the Subordinated Indenture, the Form of Subordinated Exchange Notes, the Senior Security Agreement and the Subordinated Security Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Securities was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the Securities was made in reliance on an exemption from registration under the Securities Act pursuant to Rule 506(b) promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of October 11, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent.
4.2	Form of Senior Secured Convertible Exchange Note due December 6, 2025 (included in Exhibit 4.1).
4.3	Indenture, dated as of October 11, 2023, by and among ProSomnus, Inc., ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent.
4.4	Form of Subordinated Secured Convertible Exchange Note due April 6, 2026 (included in Exhibit 4.3).
10.1*	Senior Security Agreement, dated as of October 11, 2023, by and among ProSomnus, Inc., the subsidiaries of ProSomnus, Inc., from time to time party thereto, and Wilmington Trust, National Association, as collateral agent.
10.2*	Subordinated Security Agreement, dated as of October 11, 2023, by and among ProSomnus, Inc., the subsidiaries of ProSomnus, Inc., from time to time party thereto, and Wilmington Trust, National Association, as collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

PROSOMNUS, INC.

By:	/s/ Brian B. Dow
Name: Brian B. Dow
Title: Chief Financial Officer

Exhibit 4.1

PROSOMNUS, INC.

(COMPANY)

THE SUBSIDIARY GUARANTORS NAMED HEREIN

(SUBSIDIARY GUARANTORS)

WILMINGTON TRUST, NATIONAL ASSOCIATION

(TRUSTEE AND COLLATERAL AGENT)

SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE DECEMBER 6, 2025

INDENTURE

DATED AS OF OCTOBER 11, 2023

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1

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INDENTURE, dated as of October 11, 2023, between ProSomnus, Inc., a Delaware corporation, as issuer (the “Company”), ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as the initial Subsidiary Guarantors, and Wilmington Trust, National Association, initially as trustee, collateral agent, conversion agent, registrar and paying agent (in such capacities, and subject to the provisions herein for replacements or successors for such parties, the “Trustee”, “Collateral Agent”, “Conversion Agent”, “Registrar” and “Paying Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s Senior Secured Convertible Exchange Notes due December 6, 2025 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture (this “Indenture”); and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company and Subsidiary Guarantors, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions and References.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 5.08 or Section 6.03, as applicable.

“Additional Restricted Ownership Person” has the meaning specified in Section 4.06(a).

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“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent, Collateral Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York or the place of payment are authorized or required by law, regulation or executive order to close.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

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“Change of Control” means an event that will be deemed to have occurred at the time, after the first date of original issuance for the Notes, any of the following occurs:

(i)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than an Excluded Person, is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity, or has the power, directly or indirectly, to elect a majority of the members of the Company’s Board of Directors;

(ii)	the Company consolidates with, enters into a binding share exchange, merger or similar transaction with or into another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any Person consolidates with, or merges with or into, the Company; provided, that any merger, binding share exchange, consolidation or similar transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change of Control”; or

(iii)	the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Fundamental Change Purchase Date, references to the Company in this definition of “Change of Control” will apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

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“Closing Sale Price” of the Common Stock for any day, as determined by the Company, means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. New York City time on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Cohanzick” means the lead fund or account managed or advised by Cohanzik Management, LLC.

“Collateral” means any and all assets in which the Company or any Grantor Subsidiary grants or purports to grant a Lien in favor of the Collateral Agent as security for the Obligations.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, in its capacity as the “Collateral Agent” for the Secured Parties, until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Consolidated EBITDA” means, for any applicable period, the sum of Consolidated Net Income (exclusive of all amounts in respect of any gains and losses realized from Dispositions other than inventory Disposed of in the ordinary course of business), (i) plus the sum, without duplication, of interest expense, depreciation, amortization, non-cash stock-based compensation expenses, any one-time moving expense, any losses from an early extinguishment of indebtedness, acquisition-related expenses, whether or not such acquisition is successful, non-cash changes in the valuation of assets and liabilities as required under GAAP and transaction fees, costs and expenses related to any issuance of equity or debt securities, whether or not successful, and (ii) minus the sum, without duplication, of operating expenses capitalized during such period and to be expensed in a future period to the extent that such expenses were not deducted in determining Consolidated Net Income and would have been deducted in determining Consolidated Net Income if they were not capitalized.

“Consolidated Net Income” means, for any period, calculated in accordance with GAAP, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Company for such period.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

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“Conversion Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means, initially, 76.9230769231 shares of Common Stock per $1,000 of the sum of principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, which such Conversion Rate shall be increased and only increased on each Reset Date to equal the greater of (i) 76.9230769231 per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, and (ii) the number of shares of Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto obtained by dividing $1,000 by 105% of the applicable Market Price; provided, however, in no event shall the Conversion Rate be greater than 181.818181 per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, provided further, that on and after the Stockholder Approval Date, the Conversion Rate shall equal 1,000 shares of Common Stock per $1,000 of the sum of principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein. The Company shall notify the Holders, the Trustee and the Conversion Agent of the applicable adjustment to the Conversion Rate as of such date (each notice, a “Reset Date Adjustment Notice”). For purposes of clarity, whether or not the Company provides a Reset Date Adjustment Notice, the Holders shall receive a number of shares of Common Stock and retain a principal amount of its Note, plus accrued interest thereon plus the Make-Whole Amount related thereto, based upon the Conversion Rate as adjusted pursuant to this definition, regardless of whether the Holder accurately refers to such Conversion Rate of principal amount of its Notes plus accrued interest thereon plus the Make-Whole Amount related thereto converted in any Conversion Notice. Any adjustment to the Conversion Rate shall be effective on the applicable Reset Date.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes, the Subordinated Debt and the Pari Passu Debt.

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attn: ProSomnus, Inc., Administrator or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, association, joint stock company, limited liability company or business trust.

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“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each VWAP Trading Day during any Conversion Period, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for any conversion of Notes, the applicable Specified Dollar Amount divided by 20.

“Daily Net Share Number” means, for each $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, a number of shares of Common Stock equal to (A) the greater of (x) the difference between the Daily Conversion Value for such VWAP Trading Day and the Daily Measurement Value and (y) zero, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” for each $1,000 principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, will consist of: (i) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, (x) a cash payment of the Daily Measurement Value; and (y) a number of shares of Common Stock equal to the Daily Net Share Number for such VWAP Trading Day; or (ii) if the Daily Conversion Value for such VWAP Trading Day is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “TLGT Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Global Notes, as applicable.

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“Disposition” with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Capital Stock” of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that are not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that are not Disqualified Capital Stock; provided, further, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock are convertible, exchangeable or exercisable) the right to require Company to redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 10.02 or 10.03 and such Capital Stock specifically provides that Company will not redeem any such Capital Stock pursuant to such provisions prior to Company’s purchase of the Notes as required pursuant to Section 10.02 or 10.03. Notwithstanding anything in this Agreement to the contrary, the Series A Preferred Stock shall not constitute Disqualified Capital Stock of the Company.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Domestic Holding Company” any Subsidiary (other than a Foreign Subsidiary) substantially all of the assets of which consist of equity interests in one or more foreign Subsidiaries.

“Effective Date” means, with respect to a Fundamental Change, the date such Fundamental Change occurs or becomes effective.

“Electing Holder” means all Holders who have delivered a Mandatory Purchase Notice pursuant to Section 10.03.

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“Enforcement Action” means any action or decision taken in connection with the exercise of remedial rights of the Holders of the Notes and the Trustee and/or Collateral Agent, representing the interests of the Holders of the Notes (including in respect of the Collateral pursuant to the Security Documents) following the occurrence and during the continuation of an Event of Default.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means The Nasdaq Global Select Market or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Person” means each of HealthpointCapital, LLC, a Delaware limited liability company, and its Affiliates.

“Excluded Subsidiary” shall mean (i) any Foreign Subsidiary or Domestic Holding Company, in each case, solely to the extent that the inclusion of such Person as a Subsidiary Guarantor may result (or may be reasonably likely to result) in adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Company and (ii) each Immaterial Subsidiary.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and the Concurrent Offering, warrants to the Placement Agent in connection with the transactions pursuant to this Agreement and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) shares of Common Stock issued pursuant to a forward purchase agreement consummated prior to the Merger Closing provided that the terms and conditions of such agreement are satisfactory to Cohanzick.

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“Foreign Subsidiary” means each Subsidiary of the Company other than a Subsidiary that is organized under the laws of the United States, any state, territory, protectorate or commonwealth thereof, or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means the date that is one year after the Last Original Issuance Date.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 10.02(b).

“Fundamental Change Expiration Time” has the meaning specified in Section 10.02(b).

“Fundamental Change Purchase Date” means, as to a Fundamental Change, a date specified by the Company in the applicable notice that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change.

“Fundamental Change Purchase Price” has the meaning specified in Section 10.02(a).

“GAAP” shall mean generally accepted accounting principles in the United States of America.

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“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Grantor Subsidiaries” means ProSomnus Holding, Inc. and ProSomnus Sleep Technologies, Inc., and each Person that becomes a party to this Indenture after the Initial Issue Date pursuant to Article 12.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date, entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligations.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

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“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered in the Register.

“Holder Optional Purchase” has the meaning specified in Section 10.02(a).

“Holder Optional Purchase Date” means, for any Fundamental Change, a Business Day of the Company’s choosing that is no more than thirty five (35) nor less than twenty (20) Business Days after the date the Company sends the related Fundamental Change Company Notice.

“Holder Optional Purchase Notice” has the meaning specified in Section 10.02(a).

“Holder Optional Purchase Notice Date” has the meaning specified in Section 10.02(a).

“Immaterial Subsidiary” shall mean each Subsidiary of the Company or group of Subsidiaries of the Company (i) the consolidated total assets of which are less than 2.5% of the assets of the Company and its Subsidiaries and (ii) the consolidated EBITDA of which is less than 2.5% of the consolidated EBITDA of the Company and its Subsidiaries.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)	all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)	the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) available under all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

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(iii)	the Hedge Termination Value of all Hedging Obligations of such Person;

(iv)	all obligations of such Person to pay the deferred purchase price of property or services, including earn-out obligations (other than (A) trade accounts payable in the ordinary course of business and (B) to the extent such obligation is not due at any time prior to the date that is six months after the Maturity Date, any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(v)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi)	shall mean, on any date, in respect of any Capitalized Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(vii)	all obligations of such Person in respect of Disqualified Capital Stock; and

(viii)	all Guarantee Obligations of such Person in respect of any of the foregoing. provided, that Indebtedness shall not include (A) prepaid or deferred revenue arising in the ordinary course of business, (B) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset and (C) endorsements of checks or drafts arising in the ordinary course of business.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Subsidiary Guarantees included in this Indenture, the Intercreditor Agreement and any other instrument or agreement entered into, now or in the future, by the Company, any Subsidiary Guarantor and/or any Grantor Subsidiary, on the one hand, and, if necessary, the Collateral Agent and/or Trustee, on the other hand, in connection with the Indenture.

“Initial Issue Date” means the Issue Date of the first Notes to be issued under this Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Stockholder Meeting Date has the meaning specified in Section 4.01(c)(v).

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“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of October 11, 2023, by and among the Collateral Agent, Wilmington Trust, National Association, as collateral agent for the Pari Passu Debt, Wilmington Trust, National Association, as collateral agent for the Company’s Subordinated Secured Convertible Notes due April 6, 2026 issued on December 6, 2022, Wilmington Trust, National Association, as collateral agent for the Company’s Subordinated Secured Convertible Exchange Notes due April 6, 2026 issued on the date hereof, the Company and each Subsidiary Guarantor, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2024 (or, if such day is not a Business Day, the next succeeding Business Day), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed), and on the Maturity Date.

“Intra-Group Liabilities” has the meaning specified in Section 12.02(b).

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Largest Stockholder” as of any given time means the stockholder(s) of the Company that then beneficially owns (including any shares beneficially owned by member of any group of which such stockholder is a member and otherwise calculated in accordance with Section 4.01(c)) the largest number of shares of the Company’s Common Stock.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Make-Whole Amount” means, as to the applicable principal amount being converted on any Conversion Date on and prior to June 6, 2024, the amount of interest that, but for a Holder’s exercise of its conversion right pursuant to Section 4.01, would have accrued with respect to the principal amount being converted or redeemed under a Note at the interest rate in effect from the applicable Conversion Date through the date that is the one (1) year anniversary of such Conversion Date. The Company shall calculate the Make-Whole Amount and the Trustee shall have no duty or obligation to confirm or verify any such calculation.

“Mandatory Purchase” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Amount” means, with respect to each Holder in connection with a Repayment Event, that amount that equals (i) a percentage equal to the outstanding principal amount of such Holder’s Note divided by the outstanding aggregate principal amount of the Notes of all electing Holders multiplied by the Mandatory Purchase Proceeds.

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“Mandatory Purchase Date” means, as to a Repayment Event, a date specified by the Company in the applicable notice that is not less than 20 Business Days after the occurrence of such Repayment Event.

“Mandatory Purchase Notice” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Notice Date” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Proceeds” means, in connection with any Repayment Event, (i) 100% of the aggregate gross proceeds received by the Company from such Repayment Event minus (ii) such gross proceeds used by the Company to repay the outstanding principal amount of the Subordinated Debt and the Pari Passu Debt, in each case pursuant to its terms.

“Mandatory Purchase Termination Date” has the meaning specified in Section 10.03(b).

“Master Agreement” has the meaning specified in the definition of “Hedging Transaction” under this Section 1.01.

“Market Disruption Event” means, if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Market Price” means the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Reset Date.

“Maturity Date” means December 6, 2025.

“Merger Closing” means the closing of the transactions contemplated by that certain Merger Agreement, dated as of May 9, 2022, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and LAAA Merger Sub Inc., a Delaware corporation, in accordance with the terms thereof.

“Merger Event” has the meaning specified in Section 4.07(a).

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the Company or any Grantor Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties in respect of any Real Property owned by the Company or any Grantor Subsidiary, in such form as agreed between the Company or any Grantor Subsidiary and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

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“Mortgaged Property” shall mean each parcel of Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Article 13.

“Net Assets” has the meaning specified in Section 12.02(a)(i).

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture. Except as otherwise specified herein, including Article 4, for all purposes of this Indenture the term “Notes” shall include the Initial Notes, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Obligations” means (a) obligations of the Company and the Subsidiary Guarantors from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) principal, interest (including Additional Interest and interest accruing during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding) and all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes issued hereunder and the other Indenture Documents (including, without limitation, any applicable premium) when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Subsidiary Guarantors under this Indenture, the other Indenture Documents, and the Intercreditor Agreement, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the Subsidiary Guarantors under or pursuant to this Indenture, the other Indenture Documents, and the Intercreditor Agreement.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, who is reasonably satisfactory to the Trustee.

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“Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the applicable Notes, (b) accrued but unpaid interest to, but excluding, the Optional Redemption Date, and (c) all liquidated damages and other amounts due in respect of the applicable Notes.

“Optional Redemption Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Optional Redemption Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Optional Redemption Shares are issued and delivered if such delivery is after the Optional Redemption Date.

“Optional Redemption Date” shall have the meaning set forth in Section 10.01.

“Optional Redemption Notice” shall have the meaning set forth in Section 10.01.

“Optional Redemption Notice Date” shall have the meaning set forth in Section 10.01.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, and Notes redeemed pursuant to Section 2.01 or Article 10 hereof, on and after their applicable redemption date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay or repurchase all of the Notes then to be paid or repurchased and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Pari Passu Debt” means the Company’s Senior Secured Convertible Notes due December 6, 2025 issued on December 6, 2022.

“Paying Agent” means, initially, the Trustee or any Person authorized by the Company in the future to pay the principal amount of, any premium on, interest on any Notes on behalf of the Company.

“Permitted Exchange” has the meaning specified in the definition of “Termination of Trading” under this Section 1.01.

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“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) the Indebtedness existing on the Original Issue Date, (c) lease obligations and purchase money indebtedness of up to $3,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets used in manufacturing the Company’s and its Subsidiaries’ products, (d) indebtedness that (i) is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holders that is acceptable to each Holder in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) financing for premiums on general business or director and officer insurance up to $3 million per calendar year, (f) the Subordinated Debt and (g) the Pari Passu Debt.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b), Liens incurred in connection with Clause (e) of Permitted Indebtedness and (e) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in minimum denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof.

“Physical Settlement” has the meaning specified in Section 4.03(a).

“Primary Obligor” has the meaning specified in the definition of “Guarantee Obligations” under this Section 1.01.

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

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“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Refinanced Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness” under this Section 1.01.

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any scheduled Interest Payment Date, December 15 (whether or not a Business Day), March 15 (whether or not a Business Day), June 15 (whether or not a Business Day) or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning specified in Section 4.04(c).

“Repayment Event” means the Company’s receipt of cash proceeds from the incurrence of indebtedness for borrowed money, the sale of assets of the Company or any Subsidiary, or casualty or condemnation events in which the Company receives insurance or condemnation proceeds.

“Repayment Event Notice” has the meaning specified in Section 10.03(b).

“Repayment Event Notice Date” has the meaning specified in Section 10.03(b).

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Reset Date” means 9:00 a.m. (New York City time) on December 6, 2023.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any other successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

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“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Restricted Ownership Percentage” has the meaning specified in Section 4.01(c).

“Revenue” means revenue by the Company and its Subsidiaries from Dispositions of inventory in the ordinary course of business).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Senior Security Agreement, the Subsidiary Guarantees, the original Pledged Securities, and any other documents and filing required thereunder in order to grant the Collateral Agent a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Senior Security Agreement, including all UCC-1 filing receipts.

“Senior Debts” has the meaning specified in Section 12.02(a)(i).

“Senior Security Agreement” means the Senior Security Agreement, dated as of the date of this Indenture.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

“Settlement Amount” has the meaning specified in Section 4.03(a)(iii).

“Significant Subsidiary” means, with respect to any Person at any given time, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

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“Specified Dollar Amount” means, for any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice) or otherwise deemed to be elected by the Company in respect of such conversion as provided herein.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stockholder Approval” has the meaning specified in Section 4.08(c).

“Stockholder Approval Date” means the date on which the Company obtains Stockholder Approval.

“Subordinated Debt” means (i) the Company’s Subordinated Secured Convertible Notes due April 6, 2026 issued on December 6, 2022 and (ii) the Subordinated Exchange Notes.

“Subordinated Exchange Notes” means the Company’s Subordinated Secured Convertible Exchange Notes due April 6, 2026 issued on the Initial Issue Date.

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Subsidiary Guarantors” means ProSomnus Holdings, Inc., ProSomnus Sleep Technologies, Inc. and each other Subsidiary of the Company in existence on the date hereof, as the initial guarantors of the Notes, until such Person is released from its guarantee of the Notes in accordance with this Indenture; provided that for the avoidance of doubt every Subsidiary of the Company (other than an Excluded Subsidiary) shall be a guarantor of the Notes.

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“Successor Company” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then convertible pursuant to the terms of this Indenture) are not listed for trading on any of the Exchange, The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Transaction Documents” means this Indenture, the Notes, the Intercreditor Agreement, the Senior Security Agreement, the Security Documents, the Subsidiary Guarantee, any lock-up agreements entered into in connection therewith, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture in its capacity as such until a successor Trustee shall have become such pursuant to Section 11.11, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Variable Rate Transaction” means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. For avoidance of doubt, no issuance by the Company or any of its Subsidiaries shall be deemed a Variable Rate Transaction solely by virtue of the fact that such issuance includes securities that contain standard price protection anti-dilution provisions (provided that any warrants that contain standard price protection anti-dilution provisions shall not include any related increase in the number of shares of Common Stock underlying the warrants in connection with any anti-dilution adjustment or any allocation of a value based on the Black and Scholes Option Pricing Model to a warrant which is a part of a unit in connection with any anti-dilution adjustment).

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“VWAP Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “VWAP Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Warrants” means, collectively, (i) the Common Stock purchase warrants delivered in connection with that certain Senior Securities Purchase Agreement, dated as of August 26, 2022, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and the purchasers identified on the signature pages thereto, (ii) the Common Stock purchase warrants delivered in connection with that certain Subordinated Securities Purchase Agreement, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and the purchasers identified on the signature pages thereto and (iii) the Common Stock purchase warrants delivered in connection with that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the investors listed on Annex A-1 attached thereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 1.02         References to Interest.

Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

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Section 1.03         Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d)           The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)           The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)            Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

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(g)            The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 6.02, 6.04, 6.05, 6.06, 8.02 or 11.10. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h)            If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
THE NOTES

Section 2.01         Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $3,391,961 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for other Notes pursuant to Sections 2.05, 2.06, 2.08, 2.09, 2.11, 2.15, 3.07 or 4.02(d).

The Notes shall be known and designated as “Senior Secured Convertible Exchange Notes due 2025” of the Company. The Company shall repay to Holders the aggregate outstanding principal amount of the Notes in consecutive quarterly installments equal to $169,598 (each such payment, a “Mandatory Redemption”) on January 1, April 1, July 1 and October 1, commencing with October 1, 2024 (each, a “Mandatory Redemption Date”), until the earlier of the Maturity Date or the Notes no longer being Outstanding because earlier repaid, purchased or converted in accordance with this Indenture. The Outstanding principal amount of the Notes shall be payable on the Maturity Date.

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In connection with any Mandatory Redemption, the Company shall deliver to the Trustee at least 15 Business Days prior to the applicable Mandatory Redemption Date (or such shorter period as shall be satisfactory to the Trustee) a notice of Mandatory Redemption and an Officer’s Certificate requesting the Trustee to deliver such notice to the Holders. Upon receipt of such Officer’s Certificate and notice of Mandatory Redemption, the Trustee shall deliver such notice of Mandatory Redemption to Holders of the Notes at least ten (10) Business Days before the Mandatory Redemption Date. Such notice shall be prepared by the Company and shall state (a) the Mandatory Redemption Date; (b) the aggregate principal amount of Notes to be mandatorily redeemed; (c) that, on Mandatory Redemption Date, the principal called for Mandatory Redemption will become due and payable; (d) that the Notes must be surrendered to the Paying Agent to collect the principal amount due to such Holder in connection with the Mandatory Redemption; (e) the place or places where such Notes are to be surrendered to the Paying Agent in connection with the Mandatory Redemption; (f) upon surrender of the Notes and consummation of the Mandatory Redemption, the aggregate principal amount of the Notes that will remain outstanding; and (g) that, upon surrender of a Holder’s Note in connection with such Mandatory Redemption, a new Note in principal amount equal to the unredeemed portion thereof shall be issued to such Holder. Any notice of Mandatory Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice of Mandatory Redemption by mail or in accordance with the Applicable Procedures or any defect in any such notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Regardless of whether the notice described in the preceding paragraph has been sent, the amount of the Notes subject to such Mandatory Redemption shall become due and payable at office of the Paying Agent on the Mandatory Redemption Date. On presentation and surrender of the Notes at the office of the Paying Agent, the Notes shall be paid and redeemed by the Company. Prior to the open of business on any Mandatory Redemption Date the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company) or, if the Company or a subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03(b), an amount of cash (in immediately available funds if deposited within three (3) Business Days prior to the Mandatory Redemption Date) sufficient to pay the amount of principal due on the Mandatory Redemption Date, plus accrued and unpaid interest thereon to, but excluding the Mandatory Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Mandatory Redemption Date for such Notes.

In connection with a Mandatory Redemption, in the case of a Global Note, the Notes or portions thereof to be redeemed (in principal amounts of $1.00 or multiples thereof) shall be selected according to the applicable procedures of the Depositary, or, in the case of Physical Notes, the Notes to be redeemed (in principal amounts of at least $1.00 or $1.00 multiples in excess thereof) shall, upon written request of the Company, be selected by the Trustee by lot or by any other method the Trustee in its sole discretion deems fair and appropriate. The Company shall notify the Trustee in writing of the percentage of aggregate principal amount of the Notes Outstanding to be redeemed in connection with such Mandatory Redemption. In the case of Physical Notes, the Trustee shall promptly notify the Company in writing of the Notes or portions of the Notes to be called for such Mandatory Redemption. If any Note selected for partial Mandatory Redemption is submitted for conversion after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for such Mandatory Redemption (and the amount due in connection with such Mandatory Redemption will be reduced accordingly), subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

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The Notes shall initially be delivered on the Initial Issue Date in the form of Global Notes or Physical Notes. The Notes shall only be eligible for delivery in the form of Global Notes following the date that the Notes are eligible for delivery in book-entry form through the Depository Trust Company. If the Notes are initially delivered on the Initial Issue Date in the form of Physical Notes, none of the Trustee nor any Agent shall have an obligation to cause the Notes to be made eligible for delivery in the form of Global Notes.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest and the Make-Whole Amount on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register, and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Paying Agent by (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash conversion consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that fifteen (15) calendar days immediately before the date such payment is due by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Paying Agent to the contrary in writing. The Company will pay or cause the Trustee or the Paying Agent to pay principal of Global Notes in U.S. dollars and immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date, the Maturity Date or other payment date, including for the Make-Whole Payment, as the case may be.

Section 2.02         Ranking.

The Notes constitute direct secured, senior obligations of the Company.

Section 2.03         Denominations.

The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

Section 2.04         Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the electronic, manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

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At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05         Temporary Notes.

Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06         Registration; Registration of Transfer and Exchange.

(a)            The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

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At the option of the Holder, and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)            Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)            Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

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Section 2.07         Transfer Restrictions.

(a)            Restricted Notes.

(i)            Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note”. Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)            Until the Resale Restriction Termination Date for a Note, such Note, will bear the Restricted Notes Legend unless:

(A)	(1) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2)    such Note was transferred (I) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(B)	the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and, with respect to Global Notes, all Applicable Procedures have been complied with.

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(iii)          In addition, until the applicable Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer, which contains a certification that the transferee is (A) ProSomnus, Inc. or a subsidiary thereof or (B) such other person that is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv)          On and after the applicable Resale Restriction Termination Date, any Note will bear the Restricted Note Legend if at any time the Company determines that, to comply with applicable law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

(b)            Restricted Stock.

(i)            Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)           Until the applicable Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Restricted Note will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)          On and after the applicable Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with applicable law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)            As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

(d)            All Notes, whether Global Notes or Physical Notes, are required to bear the Non-Affiliate Legend at all times, whether before or after the applicable Resale Restriction Termination Date.

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Section 2.08         Expiration of Restrictions.

(a)            Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not have a Restricted Notes Legend may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)            Global Notes; Resale Restriction Termination Date.

(i)            If, on a Free Trade Date, or the next succeeding Business Day if such Free Trade Date is not a Business Day, the Notes to which such Free Trade Date is applicable are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will cause an automatic exchange of every beneficial interest in each such Restricted Global Note for beneficial interests in Global Notes that do not bear the Restricted Notes Legend and are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07.

(ii)           To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to such Free Trade Date (with a copy to the Trustee), (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate on or promptly after such Free Trade Date. The date of the Free Transferability Certificate for any Notes will be known as the “Resale Restriction Termination Date” with respect to such Notes and (C) take any other action necessary to comply with the Applicable Procedures. The Trustee shall assume that a Free Trade Date has not occurred with respect to any Notes unless and until it receives a Free Transferability Certificate with respect to such Notes.

(iii)            Immediately upon receipt of the Free Transferability Certificate with respect to any Notes by each of the Trustee and the Registrar:

(A)	the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP number;

(B)	the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of such Notes; and

(C)	thereafter, shares of Common Stock issued upon conversion of such Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)            [Reserved].

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(v)           The Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)          Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver a Free Transferability Certificate with respect to any Notes if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for such Notes could result in or facilitate transfers of such Notes in violation of applicable law.

Section 2.09         Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

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Section 2.10         Persons Deemed Owners.

Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11         Transfer and Exchange.

(a)            Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)           All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)          No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)          Unless the Company and the Trustee specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (A) that has been selected for redemption or (B) that has been surrendered for conversion or except to the extent any portion of such Note is not subject to the foregoing.

(v)           Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)            In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)            all Notes will be represented by one or more Global Notes;

(ii)           every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

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(iii)          each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)            Transfer and Exchange of Global Notes for Physical Notes.

(i)            Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)	the Depositary is unwilling or unable to continue to act as Depositary; or

(B)	the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note; and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)            In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Trustee’s customary procedures and the Applicable Procedures.

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(d)            Transfer and Exchange of Physical Notes.

(i)            If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.09. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii)           If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii)          Subject to Section 2.01 herein, if Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.09; (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase and (E) complying with the Applicable Procedures to effect such transfer or exchange. Upon the satisfaction of conditions (A), (B), (C), (D) and (E) the Trustee will cancel such Physical Note in accordance with its customary procedures and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

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Section 2.12         Purchase of Notes; Cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Upon written request of the Company, the Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary procedures and the Applicable Procedures (if applicable). If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13         CUSIP Numbers.

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

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Section 2.14         Payment and Computation of Interest.

The Notes will bear interest at a rate of 9% per annum, beginning on October 11, 2023, until the Maturity Date, unless earlier purchased or converted in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date quarterly in arrears on each Interest Payment Date in connection with such quarterly interest payment (or, in the case of an Interest Payment Date in connection with a voluntary conversion, an Optional Redemption, the Holder converting its Notes or having its Notes redeemed, as applicable). Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date but prior to the opening of business on the Interest Payment Date to which that Regular Record Date relates, Holders of such Notes as of the Close of Business on the Regular Record Date will receive, on the corresponding Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. Notes that are converted with a Conversion Date occurring after a Regular Record Date bur prior to the next Interest Payment Date, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the next succeeding Interest Payment Date.

The Company will pay Additional Interest under certain circumstances as provided in Section 5.08 and 6.03.

Each payment (including any payment made in connection with a redemption) in cash by the Company on account of the principal of and interest on and premium, if any on the Notes, shall be applied to the applicable Notes pro rata according to the outstanding principal amount, unless otherwise expressly provided in the case of partial redemptions. Except as expressly provided herein, all payments (including any payment made in connection with a redemption) to be made by the Company on account of principal, interest, premium, if any, and fees shall be made without set off or counterclaim and all payments made in cash shall be made to the Trustee, in each case on or prior to 10:00 A.M., New York time, on the due date, in U.S. Dollars and in immediately available funds.

Section 2.15         Cash Interest.

Other than in connection with a conversion pursuant to Article 4 below, the Company shall pay all interest due on the Notes in cash on the then outstanding principal amount of the Notes.

ARTICLE 3
[RESERVED]

ARTICLE 4
CONVERSION

Section 4.01         Right to Convert.

(a)            Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes (if a portion, such that the principal amount of such Notes converted equals $1.00 or an integral multiple of $1.00) at the then-applicable Conversion Rate into the Settlement Amount determined in accordance with Section 4.03(a)(ii) at any time until the Close of Business on the second Business Day immediately preceding the stated Maturity Date; provided that the portion of the principal amount of a Holder’s Notes, plus all accrued interest thereon and any Make-Whole Amount related thereto, to be converted must be such that the principal amount of the Notes not converted equals $1.00 or an integral multiple of $1.00.

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(b)         (i)              If the Company elects to issue or distribute, as the case may be, to all or substantially all holders of the Common Stock (x) any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 calendar days after the declaration date for such issuance, shares of the Common Stock, at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance; or (y) cash, debt securities (or other evidence of indebtedness) or other assets or securities (excluding dividends or distributions in respect of which an adjustment to the Conversion Rate is made pursuant to Section 4.04(a)), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company must deliver notice of such distribution, and of the Ex-Dividend Date for such distribution, to the Holders (with a copy to the Trustee and Conversion Agent) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.

(ii)           If a transaction or event that constitutes a Fundamental Change occurs, to the extent practicable, the Company shall give notice to Holders (with a copy to the Trustee and Conversion Agent) of the anticipated effective date for such transaction or event not more than 50 Scheduled Trading Days nor less than 30 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event at least 30 Scheduled Trading Days prior to the anticipated effective date, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware of such transaction or event (but in no event later than the actual effective date of such transaction or event). Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(ii) has occurred or (y) to verify the Company’s determination regarding such condition.

(iii)          If the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s property and assets that does not also constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities or other property, the Company shall notify Holders (with a copy to the Trustee and Conversion Agent) at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction. Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(iii) has occurred or (y) to verify the Company’s determination regarding such condition. For the avoidance of doubt, any references to Common Stock described in this Section 4.01, including those in Section 4.01(c), shall give effect to, among other things, the provisions of Section 4.07.

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(c)            Notwithstanding anything herein to the contrary:

(i)            The Company shall not effect any conversion of a Note to Common Stock to the extent that, after giving effect to such conversion, ownership of shares of Common Stock owned by the Holder, or such Holder together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (any such person other than Holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”), would beneficially own in excess of the Restricted Ownership Percentage (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and any Additional Restricted Ownership Person shall include the number of shares of Common Stock issuable upon conversion of the sum of the principal amount of Notes plus accrued interest thereon plus any Make-Whole Amount applicable thereto with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of Notes plus accrued interest thereon plus any Make-Whole Amount applicable thereto beneficially owned by such Holder or any Additional Restricted Ownership Person and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any Additional Restricted Ownership Person. Except as set forth in the preceding sentence, for purposes of this Section 4.01(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(ii)            To the extent that the limitation contained in this Section 4.01(c)(i) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and of how much principal amount of Notes (plus accrued interest thereon plus any Make-Whole Amount related thereto) are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the applicable Notes may be converted (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and how much principal amount of Notes (plus accrued interest and any Make-Whole related thereto) are convertible, in each case subject to the Restricted Ownership Percentage. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that, to its knowledge, such Conversion Notice has not violated the restrictions set forth in this paragraph and neither the Trustee nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.01(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent for the Company’s Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Additional Restricted Ownership Persons since the date as of which such number of outstanding shares of Common Stock was reported.

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(iii)          The “Restricted Ownership Percentage” for each Holder shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. A Holder may (i) increase the Restricted Ownership Percentage applicable to its Notes upon not less than 61 days’ prior written notice to the Company, or (ii) decrease the Restricted Ownership Percentage applicable to its Notes effective immediately upon written notice to the Company; provided, however, that (x) no Holder shall be entitled to effect any increase in the Restricted Ownership Percentage applicable to its Notes if such Holder or any Additional Restricted Ownership Person has acquired beneficial ownership of Notes or any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein with the purpose or effect of changing or influencing the control of the Company and (y) the Restricted Ownership Percentage shall in no event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. Any such increase will not be effective until the 61st day after such notice is delivered to the Company and any such increase or decrease shall only apply to such Holder and no other Holder.

(iv)          The Trustee and any Agent shall have no obligation to monitor when or if the Stockholder Approval Date occurs or to provide notice of such occurrence.

(v)           The Company shall use commercially reasonable best efforts (which shall include, without limitation, the engagement of a nationally reputable proxy advisor firm acceptable to the Holders) to obtain at its next annual or special meeting of its stockholders following the date of this Indenture such approval of its stockholders as is necessary under the rules or regulations of the Exchange to permit each Holder and/or Additional Restricted Ownership Person to beneficially own shares of Common Stock without being subject to the Nasdaq Change of Control Cap (the “Nasdaq Change of Control Approval” and the date of the first meeting of the Company’s stockholders after the date hereof at which the Nasdaq Change of Control Approval is voted upon, the “Initial Stockholder Meeting Date”). In the event that the Nasdaq Change of Control Approval is not obtained on or before December 19, 2023, the Company shall use commercially reasonable best efforts to obtain the Nasdaq Change of Control Approval at a subsequent annual or special meeting of its stockholders to be held each calendar quarter thereafter until Nasdaq Change of Control Approval is obtained; provided, however that the Company shall only be required to engage a proxy advisor firm with respect to one of the subsequent meetings of the Company’s stockholders after the Initial Stockholder Meeting Date, which meeting shall be determined by Holders of a majority in aggregate principal amount of the outstanding Notes and notice of such determination shall be provided in writing and delivered to the Company and the Trustee.

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Section 4.02         Conversion Procedures.

(a)            Each Physical Note shall be convertible at the office of the Conversion Agent and, if applicable, Global Notes shall be convertible in accordance with the Applicable Procedures.

(b)            To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest on a Global Note and pay any taxes or duties if required pursuant to Section 4.02(f), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)            duly sign and complete a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)           deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii)          if required, furnish appropriate endorsements and transfer documents; and

(iv)          if required, pay all transfer or similar taxes as set forth in Section 4.02(f).

If the Conversion Notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, the Conversion Notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note to be converted.

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record as of the Close of Business on the Conversion Date in a Physical Settlement. For the avoidance of doubt, subject to the satisfaction by the Company of each of its obligations in connection with such conversion and any other conditions set forth in this Indenture, at the Close of Business on the Conversion Date for such conversion, the applicable Holder shall no longer be the Holder of the Notes so converted.

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(c)            Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)            Physical Notes. If any Physical Notes in a denomination greater than $1.00 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e)            Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)            Taxes Due upon Conversion. If a Note is converted, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03         Settlement Upon Conversion.

(a)            Settlement. Subject to this Section 4.03 and Sections 4.01(c), 4.06 and 4.07, upon conversion of any Note, the Company shall deliver to Holders, in full satisfaction of its conversion obligation under Section 4.01, in respect of each $1,000 of the sum of the principal amount of Notes plus accrued interest plus the Make-Whole Amount related thereto being converted, a Settlement Amount consisting solely of shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”).

(i)            Settlement Amount. The shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: the Company shall deliver to the Holder of the Notes so converting, in respect of each $1,000 of the sum of the principal amount of its Notes plus accrued interest plus the Make-Whole Amount related thereto being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(ii)            Delivery Obligation. The Settlement Amounts upon conversion of the Notes will delivered by the Company through the Company’s stock transfer agent, in the case of Common Stock or the Conversion Agent, in the case of cash. The Company shall pay or deliver the Settlement Amount due in respect of its conversion obligation under this Section 4.03, on the second Trading Day immediately following the relevant Conversion Date; provided, however, that if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay the conversion consideration due in respect of such conversion on the third Trading Day immediately following the related Conversion Date, and, notwithstanding the foregoing in this Section 4.03, no Conversion Period will apply to those conversions.

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(b)            Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day.

(c)            Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date or, if the Notes surrendered for conversion are beneficial interests in a Global Note, based on such other aggregate number of Notes, or beneficial interests therein, being surrendered by the Holder for conversion on the same date as the Depositary may otherwise request.

(d)            Settlement of Accrued Interest, Make-Whole Amount and Deemed Payment of Principal. If a Note is converted, the Company will adjust the Conversion Rate to account for any accrued and unpaid interest on such Note plus any Make-Whole Amount related to such Note, and the Company’s delivery of shares of Common Stock into which a Note is convertible must be in an amount of shares of Common Stock (plus cash in lieu of fractional shares of Common Stock) necessary to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on such Note to, but excluding, the Conversion Date, plus any Make-Whole Amount on such Note. As a result, any accrued and unpaid interest and Make-Whole Amount with respect to a converted Note paid with shares of Common Stock (and cash in lieu of fractional shares of Common Stock) as required by this Article 4, will be deemed to be paid in full rather than cancelled, extinguished or forfeited to the extent shares of Common Stock are delivered in the amount of such accrued and unpaid interest and Make-Whole Amount (plus cash for fractional shares of Common Stock). In addition, if the Settlement Amount for any Note includes both cash and shares of Common Stock, accrued but unpaid interest will be deemed to be paid first out of the delivery of Common Shares (and cash in lieu of fractional shares of Common Stock) delivered upon such conversion, then the Make-Whole Amount will be deemed paid, then principal.

(e)            Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, written notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes, accrued interest and Make-Whole Amount converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

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Section 4.04         Adjustment of Conversion Rate.

The Conversion Rate will be adjusted as described in this Section 4.04, except that no adjustment to the Conversion Rate will be made for a given transaction if Holders of the Notes will participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes plus accrued interest thereon plus the Make-Whole Amount divided by $1,000 and multiplied by the Conversion Rate would participate.

(a)            If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR =	the Conversion Rate in effect immediately prior to the Open of Business on such Ex- Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR0 =	the Conversion Rate in effect immediately after the Open of Business on the Ex- Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS0 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution (regardless of whether the dividend or distribution date is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

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(b)           If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution, regardless of whether the distribution date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity Date and are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

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For purposes of this Section 4.04(b) and Section 4.01(b)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(c)            If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company’s or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs), then the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of the sum of the principal amount thereof plus accrued and unpaid interest plus the Make-Whole Amount related thereto, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

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With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (c) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

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Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock (including, for the avoidance of doubt, upon settlement of conversions of Notes), shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)	a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B)	an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”),

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then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a).

(d)            If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to substantially all holders of the Common Stock.

Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest thereon plus the Make-Whole Amount related thereto, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a duly authorized committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS =	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

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The adjustment to the Conversion Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f)            Special Settlement Provisions. Notwithstanding anything to the contrary herein, if a Note is converted and:

(i)            any distribution, transaction or event described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on such VWAP Trading Day; and

(ii)           the shares of Common Stock deliverable in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant VWAP Trading Day to reflect the relevant distribution or transaction.

If a Note is converted and:

(i)            Physical Settlement is applicable to such Note;

(ii)	any distribution or transaction described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii)	the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant conversion to reflect the relevant distribution or transaction.

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Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder of Notes that has converted on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for the Holder of such converting Notes. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)            Poison Pill. If a Note is converted, to the extent that the Company has a rights plan in effect on the Conversion Date applicable to such Note, the Holder of such converting Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)            Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least one percent; provided, however, that the Company shall carry forward any adjustments that are less than one percent of the Conversion Rate and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent of the Conversion Rate or (ii) regardless of whether the aggregate adjustment is less than one percent, (1) upon any offer to purchase the Notes following a Fundamental Change, (2) on each of the VWAP Trading Days within any Conversion Period, (3) upon any conversion of Notes and (4) on the Effective Date for any Fundamental Change.

(i)            Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05         Discretionary and Voluntary Adjustments.

(a)            Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Conversion Period), the Company will make appropriate adjustments to each, if any, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Closing Sale Prices, the Daily VWAPs or function thereof is to be calculated.

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(b)            Voluntary Adjustments. To the extent permitted by law and any applicable rules of the Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest; provided that the Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate to the Holders (with a copy to the Trustee and Conversion Agent). The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06         Subsequent Financing Adjustments.

If the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Conversion Rate shall be adjusted in order to reduce and only reduce the Conversion Price to equal the Base Conversion Price, provided that the Base Conversion Price shall not be less than $5.50 prior to the Stockholder Approval Date and $1.00 on and after the Stockholder Approval Date (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date hereof). Notwithstanding the foregoing, no adjustment will be made under this Section 4.06 in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holders in writing (with a copy to the Trustee and Conversion Agent), no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4.06, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.06, upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of shares of Common Stock upon conversion of Notes based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether such Holder accurately refers to the Base Conversion Price in the Conversion Notice.

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Section 4.07         Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)            Merger Events. In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii)           any consolidation, merger, combination, binding share exchange or similar transaction involving the Company;

(iii)          any sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated property and assets of the Company as an entirety or substantially as an entirety; or

(iv)          a liquidation or dissolution of the Company;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election (disregarding, for these purposes, any arrangement to deliver cash in lieu of any fractional security or other unit of Reference Property), a “Unit of Reference Property”) then, at the effective time of such Merger Event, Holders of each $1,000 principal amount of Notes shall be entitled thereafter to convert such Notes plus accrued interest thereon plus the Make-Whole Amount related thereto into the kind and amount of Reference Property that a Holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto; provided, however, that at and after the effective time of the Merger Event, (y) (i) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property that a Holder of that number of shares of Common Stock would have received in such Merger Event and (ii) the Daily VWAP and the Closing Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

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The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

If the Notes become convertible into, or exchanged for Reference Property, the Company shall notify the Trustee and the Conversion Agent, and shall issue a press release containing the relevant information (and make such press release available on the Company’s website).

(b)            Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)            Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event (with a copy to the Trustee and Conversion Agent), or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders (with a copy to the Trustee and Conversion Agent) that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

(d)            Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Merger Event is comprised entirely of cash, then, for any conversion of Notes following such Merger Event, (i) the consideration due upon the conversion of each $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount shall be solely in cash in an amount equal to the Conversion Rate in effect on the Conversion Date (including any adjustment as set forth in Section 4.06), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date.

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Section 4.08         Certain Covenants.

(a)           Reservation of Shares. The Company shall reserve and keep available at all times from and after the Initial Issue Date, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, a sufficient number of shares of Common Stock to permit the conversion of the Notes, assuming Physical Settlement applies to all Notes.

(b)           Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be issued in book-entry form, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(c)           Within 60 calendar days after the Initial Issue Date, the Company shall use commercially reasonable efforts to file with the SEC a definitive proxy statement, at the expense of the Company, for a meeting (special or otherwise) of holders of Common Stock (the “Stockholder Meeting”) to be held within 90 calendar days after the Initial Issue Date, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of Common Stock (including, to the maximum extent allowable under the rules and regulations of the Exchange, any shares of Common Stock issuable upon conversion of the Notes, taking into consideration any adjustments set forth in this Indenture) in accordance with applicable law and the rules and regulations of the Exchange without giving effect to any limitation on conversions of the Notes (such affirmative approval being referred to herein collectively as the “Stockholder Approval”), and the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval.

Section 4.09         Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate (or any adjustment thereto), to determine whether any facts exist which may require any adjustment (including any increase) of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent (if other than the Company) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any other securities or property or cash that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent (if other than the Company) make no representations with respect thereto. Neither the Trustee nor any Conversion Agent (if other than the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. Without limiting the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07, relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by the Holders upon conversion of their Notes after any event referred to in such Section 4.07 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture. Neither the Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by this Article 4 has occurred that makes the Notes eligible for conversion or no longer eligible therefore until the Company has delivered to the Trustee and the Conversion Agent any requisite notices referred to in this Article 4 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to delivery such notices to the Trustee and the Conversion Agent as provided for in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

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Section 4.10         Notice of Adjustment.

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and the Conversion Agent, if different than the Trustee) shall have received such Officer’s Certificate, the Trustee (and the Conversion Agent, if different than the Trustee) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall (i) issue a press release and make the press release available on the Company’s website and (ii) prepare a notice of such adjustment of the Conversion Rate, in each case, setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note (with a copy to the Trustee and Conversion Agent) at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to issue such press release or deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11         Notice to Holders.

(a)           Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder with a copy to the Trustee and the Conversion Agent containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

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(i)            Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall mail to the Holders with a copy to the Trustee and the Conversion Agent a notice of the increased Conversion Rate and the period during which such increased Conversion Rate will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with the applicable law.

(ii)            Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders (with a copy to the Trustee) as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)           Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06, the Company will (i) deliver to the Trustee and Conversion Agent an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders (with a copy to the Trustee and Conversion Agent) stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5
COVENANTS

Section 5.01         Payment of Principal and Interest.

The Company covenants and agrees that it will cause to be paid the principal of, premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal, premium, if any, on accrued and unpaid interest, if any, shall be considered paid on the date due if the Paying Agent holds, as of 10:00 a.m. (New York City time) on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any and interest then due.

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Section 5.02         Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03         Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)            that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes in trust for the benefit of the Holders of the Notes;

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(ii)           that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)           Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)           Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

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Section 5.04         Reports.

As long as any Notes are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders within 15 calendar days after it is required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the Holders for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes or any holder or beneficial owner of such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such holder or beneficial owner to sell shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Section 5.05         Statements as to Defaults.

The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.02(i).

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Section 5.06         Additional Interest Notice.

If Additional Interest is payable by the Company pursuant to Section 5.08 or Section 6.03, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine, or verify the Company’s calculations or determinations of, the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07         Compliance Certificate and Opinions of Counsel.

(a)           Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee or the Collateral Agent, as applicable, to take any action under any provision of this Indenture or the other Transaction Documents, the Company shall furnish to the Trustee or the Collateral Agent, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture and any applicable Transaction Documents relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any applicable Transaction Document shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)            All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

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Section 5.08         Additional Interest.

(a)           With respect to any Restricted Notes, if, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or such Restricted Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Restricted Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such six-month period shall end on the date that is one year from the Last Original Issuance Date.

(b)           With respect to any Notes that do not constitute Restricted Notes, if at any time such Notes are not Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding for each day during such period for which the restrictions on transfer are applicable.

(c)           Further, if, and for so long as, the Restricted Notes Legend has not been removed from any Notes, any Notes are assigned a restricted CUSIP number or any Notes are not otherwise Freely Tradable by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the Last Original Issuance Date, the Company will pay Additional Interest on such Notes that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Notes then Outstanding until such Restricted Notes Legend is removed, such Notes are assigned an unrestricted CUSIP number and such Notes are Freely Tradable.

(d)           Such Additional Interest that is payable under this Section 5.08 shall be payable in kind in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 6.03, subject to the limitations on the maximum annual rate of Additional Interest set forth in Section 6.03(d).

(e)           In no event shall Additional Interest accruing pursuant to this Section 5.08 accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to this Section 5.08 together with any Additional Interest pursuant to Sections 6.03(a) and 6.03(c)) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

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(f)            If Additional Interest is payable by the Company pursuant to Section 5.08, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 5.09         Corporate Existence.

Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10         Restriction on Resales.

The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11         Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12         Par Value Limitation.

The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13         Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (if not also the Registrar):

(a)           semi-annually, not later than the 5th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

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Section 5.14         Negative Covenants.

(a)            As long as any portion of the Notes remains outstanding, unless the Holders of at least a majority in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(i)            other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii)          amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holders, other than the filing of a certificate of designations in connection with the issuance of the Series A Preferred Stock;

(iv)          repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Indenture and (iii) repurchases of the Series A Preferred Stock;

(v)           repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (A) the Notes pursuant to the terms of this Indenture, (B) the Subordinated Debt to the extent paid in accordance with the terms of the Intercreditor Agreement and (C) the Pari Passu Debt, provided that with respect to the Subordinated Debt (i) such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs and (ii) such payments shall not be permitted unless financial covenants are satisfied;

(vi)          pay cash dividends or distributions on any equity securities of the Company;

(vii)        dispose of assets of the Company or any Subsidiary other than (a) obsolete, worn-out and immaterial assets and (b) assets with a value in the aggregate in excess of $1,000,000 in any fiscal year or $5,000,000 during the term of this Indenture provided that any such assets are disposed of at prices for such assets that not less than fair market value of such assets, at least 90% of the consideration paid to the Company for such disposition is in the form of cash, and within 180 days of such disposition, the Company will either reinvest the proceeds into the Company;

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(viii)        enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission (other than any transaction in connection with the Company’s issuance of the Series A Preferred Stock or the performance of the Company’s obligations with respect to the Series A Preferred Stock) unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(ix)          enter into any agreement with respect to any of the foregoing.

Section 5.15         Accounting Terms.

Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 2021, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company and its Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to (x) any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825– 10–25 (formerly known as FASB 159) or any similar accounting standard) or (y) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

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Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding shall so request, the Company shall in good faith determine an amended such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Trustee financial statements and other documents required under this Indenture or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 5.16         Future Subsidiary Guarantors.

The Company will cause each Person that becomes a Subsidiary of the Company after the date hereof (other than an Excluded Subsidiary) to execute and deliver to the Trustee, within 30 days of becoming such a Subsidiary, a Supplemental Indenture (in substantially the form specified in Exhibit E to this Indenture) and an assumption agreement to the Guarantee pursuant to which such Subsidiary will become a Subsidiary Guarantor hereunder, whereupon such Subsidiary shall be bound by all of the provisions herein applicable to Subsidiary Guarantors, subject to the limitations set forth herein, including, without limitation, Article 12 hereof.

Section 5.17         Financial Covenants.

Financial Covenants.

(a)           Minimum EBITDA. The Company and its Subsidiaries shall not permit the Consolidated EBITDA as of the last day of any fiscal quarter of the Company, calculated for the period of four (4) consecutive fiscal quarters ended on such date, to be less than (i) for the fiscal quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, ($12,500,000), (ii) for the fiscal quarters ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, ($10,000,000) and (iii) for the fiscal quarter ending March 3, 2025 and thereafter, ($7,500,000).

(b)           Minimum Revenue. The Company and its Subsidiaries shall not permit the Revenue of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, as of the last day of any fiscal quarter ending on the dates set forth below and calculated for the period of the last twelve months ending on such date, to be less than the amount set forth below for such date.

Fiscal Quarter ending on	Minimum Revenue
6/30/2023	$ 22,500,000
9/30/2023	$ 24,000,000
12/31/2023	$ 26,000,000
3/31/2024	$ 25,200,000
6/30/2024	$ 27,000,000
9/30/2024	$ 28,800,000
12/31/2024	$ 31,200,000
3/31/2025	$ 30,240,000
6/30/2025	$ 32,400,000
9/30/2025	$ 34,560,000
12/31/2025	$ 37,440,000

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(c)            Minimum Cash. The Company shall have on hand at all times, on the first of each calendar month, not less than $4.5 million, in an account (from and after October 31, 2023, subject to an account control agreement in favor of the Collateral Agent) subject to no other Liens other than the Permitted Liens.

ARTICLE 6
REMEDIES

Section 6.01         Events of Default.

Each of the following events shall be an “Event of Default”:

(a)           the Company’s failure to pay the principal of or any premium or Make-Whole Amount, if any, on any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

(b)           the Company’s failure to comply with its obligations under Article 4 to pay or deliver the Settlement Amount owing upon conversion of any Note within five calendar days;

(c)           the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d)           [reserved];

(e)           the Company’s failure to issue a notice of a distribution in accordance with the provisions of Section 4.01(b)(i);

(f)            the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g)            any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), in an outstanding principal amount, individually or in the aggregate, in excess of $5.0 million (or its foreign currency equivalent at the time) (i) is not paid at final maturity, upon required repurchase, upon redemption or when otherwise due (except upon acceleration that does not result from such a failure to pay) or (ii) is accelerated or otherwise is declared due and payable, unless, in the case of this clause (ii), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or was declared due and payable;

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(h)           the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5.0 million, provided that, no Event of Default will be deemed to occur under this clause (h) if such judgments are paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)            the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due;

(j)            an involuntary case or other proceeding is commenced against the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days;

(k)           any Security Document or any Lien granted thereunder with respect to any portion of the Collateral (except (i) in accordance with its terms or (ii) with respect to immaterial assets), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company or any Grantor Subsidiary party thereto, or the Company, any Grantor Subsidiary or any other Person shall contest in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Indenture Document, any Lien on the Collateral (except with respect to immaterial assets) shall cease to be a perfected Lien (other than as a result of the Collateral Agent’s failure to take any action within its control); or

(l)            Any Event of Default under the Senior Security Agreement.

Section 6.02         Acceleration; Rescission and Annulment.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

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(b)           Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i)            the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)           rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)          any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal, or any interest on, any Notes), (y) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

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Section 6.03         Additional Interest.

(a)           Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes then Outstanding commencing on the date on which such a Reporting Event of Default first occurs and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 90th day following the occurrence of such Reporting Event of Default and (ii) 0.50% per annum of the principal amount of such tranche of Notes outstanding commencing on the 91st day following the occurrence of such Reporting Event of Default (if such Reporting Event of Default is continuing on such 91st day) and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 180th day following the occurrence of such Reporting Event of Default, in each case payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b)           If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c)           In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or to pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)           In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to Sections 6.03(a) and 6.03(c) together with any Additional Interest pursuant to Section 5.08) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. Such Additional Interest will be payable in kind in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04         Waiver of Past Defaults.

Subject to Section 6.02(b), the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

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Section 6.05         Control by Majority.

The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless such Holders have offered (and if requested, provided) to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to any Holder).

Section 6.06         Limitation on Suits.

Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)           the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered (and if requested, provided) indemnity satisfactory to the Trustee to institute such proceeding as Trustee;

(c)           the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07         Rights of Holders to Receive Payment and to Convert.

Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal, or any accrued and unpaid interest on, any Note, on or after the applicable due date or the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, and such right to receive any such payment or delivery, as the case may be, on or after the applicable due dates shall not be impaired or affected without the consent of such Holder. Payments of principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

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Section 6.08         Collection of Indebtedness; Suit for Enforcement by Trustee.

If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, and the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 6.09         Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.11         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13         Delay or Omission Not a Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14         Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, each Agent and the Collateral Agent, their respective agents and attorneys for amounts due under this Indenture and the Indenture Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as applicable, and the costs and expenses of collection

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder (at the Company’s cost and expense) a written notice, which notice will state such record date, such payment date and the amount of such payment.

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Section 6.15         Undertaking for Costs.

All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal, or any interest on, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16         Waiver of Stay, Extension and Usury Laws.

The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17         Notices from the Trustee.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must send notice of such Default to each Holder within 90 days after such Event of Default has occurred or after a Responsible Officer obtains actual knowledge. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or of a Default in the payment or delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders (it is being understood that the Trustee does not have an affirmative duty to determine whether any action is not in the interest of any Holder).

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ARTICLE 7
SATISFACTION AND DISCHARGE

Section 7.01         Discharge of Liability on Notes.

When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, upon conversion or otherwise) and the Company or any Subsidiary Guarantor shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company or any Subsidiary Guarantor shall have paid or caused to be paid all other sums payable hereunder by the Company and any Subsidiary Guarantor, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee and the Collateral Agent hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee, including the reasonable fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes. For the avoidance of doubt, upon the satisfaction and discharge of the Indenture, the Holders of the Notes shall no longer have the right to convert their Notes and shall only be entitled to the payments of funds deposited with the Trustee, in trust.

Section 7.02         Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

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Section 7.03         Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04         [Reserved.]

Section 7.05         Reinstatement.

If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 8
SUPPLEMENTAL INDENTURES

Section 8.01         Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution), any Subsidiary Guarantor and the Trustee and Collateral Agent, if applicable, at any time and from time to time, may enter into one or more indentures supplemental hereto or any modifications to the Indenture Documents, in form satisfactory to the Trustee and Collateral Agent, if applicable, for any of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Subsidiary Guarantees or the Notes;

(b)            to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(c)            to add guarantees or guarantors, including additional Subsidiary Guarantors, with respect to the Notes;

(d)            to add to the Company’s or a Subsidiary Guarantor’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture or Subsidiary Guarantee;

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(e)           to make any change that does not adversely affect the rights of any Holder; or

(f)            upon the occurrence of an event described in Section 4.07(a), solely (i) to provide that such Notes are convertible into Reference Property, subject to the provisions in Sections 4.03 and 4.07, and (ii) to effect the related changes to the terms of such Notes under Section 4.07.

Section 8.02         Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, any Subsidiary Guarantor, the Trustee and the Collateral Agent, if applicable, may amend the Notes or enter into an indenture or indentures supplemental hereto or any modifications to the Indenture Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any Indenture Documents or of modifying in any manner the rights of the Holders under this Indenture or any Indenture Documents, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)           change the stated Maturity Date of the principal of or any interest on the Notes;

(b)           reduce the principal amount of or interest on the Notes;

(c)            reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d)           change the place or currency of payment of principal of or interest on any Note;

(e)           impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f)            modify the provisions with respect to redemption rights of the Company as described under Article 10;

(g)           modify the ranking provisions of this Indenture;

(h)           modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(i)            make any change that impairs or adversely affects the right of Holders to convert their Notes; or

(j)            make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

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It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03         Notice of Amendment or Supplement.

After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04         Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee or the Collateral Agent, as applicable, shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee or the Collateral Agent, as applicable. If it does, the Trustee or Collateral Agent, as applicable, may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee or Collateral Agent shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and any applicable Indenture Documents and, with respect to such Opinion of Counsel, such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 9
SUCCESSOR COMPANY

Section 9.01         Company May Consolidate, Etc. on Certain Terms.

Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)            the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, joinder, amendment or otherwise, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the other Indenture Documents;

(b)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)            all other conditions specified in this Article 9 are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture.

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Section 9.02         Successor Corporation to Be Substituted.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and accrued and unpaid interest, if any, on all of the Notes, the due and punctual payment or delivery of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the other Indenture Documents to be performed by the Company under this Indenture and the other Indenture Documents, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Settlement Amount, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.06. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

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Section 9.03         Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.

In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture, joinder, amendment or other documentation is required in connection with such transaction, such supplemental indenture, joinder, amendment or other documentation, complies with the provisions of this Indenture and an Opinion of Counsel stating that any such supplemental indenture, joinder, amendment or other documentation is the valid, binding and enforceable obligation of the Successor Company.

ARTICLE 10
REDEMPTIONS AND PURCHASES

Section 10.01       Optional Redemption at Election of Company.

Subject to the provisions of this Section 10.01, at any time after June 6, 2024, the Company may deliver a notice to the Holders (with a copy to the Trustee) (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of the Notes in an amount equal to the Optional Redemption Amount on the 30th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 30 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”) in cash. Each Optional Redemption Notice shall be irrevocable and specify:

(a)           the Optional Redemption Date;

(b)           the Optional Redemption Amount;

(c)           that, on the Optional Redemption Date, the Optional Redemption Amount will become due and payable upon each Note to be redeemed;

(d)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Optional Redemption Amount;

(e)           the place or places where such Notes are to be surrendered for payment of the Optional Redemption Amount;

(f)            the paragraph or subparagraph of this Indenture pursuant to which the Notes are being called for redemption

(g)           with respect to Global Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the second Trading Day immediately preceding the Optional Redemption Date and, with respect to Physical Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the third Trading Date immediately preceding the Optional Redemption Date;

(h)           the CUSIP, ISIN, or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

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(i)            in case any physical Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed potion thereof shall be issued.

The Optional Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Upon the Company’s written request in an Officer’s Certificate delivered to the Trustee at least 5 Business Days prior to the requested date of delivery (or such shorter period as shall be satisfactory to the Trustee), the Trustee will deliver the Optional Redemption Notice to the Holders in the name of and at the expense of the Company.

If fewer than all of the outstanding Notes are to be redeemed, in the case of a Global Note, the Notes or portions thereof to be redeemed (in principal amounts of $1.00 or multiples thereof) shall be selected according to the applicable procedures of the Depositary, or, in the case of Physical Notes, the Notes to be redeemed (in principal amounts of at least $1.00 or $1.00 multiples in excess thereof) shall, upon written request of the Company, be selected by the Trustee by lot or by any other method the Trustee in its sole discretion deems fair and appropriate. The Company shall notify the Trustee in writing of the percentage of Global Notes and Physical Notes to be redeemed. The Trustee will notify the Company promptly of the Notes or portions of the Notes to be called for redemption. If any Note selected for partial redemption is submitted for conversion after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption (and the Optional Redemption Amount due will be reduced accordingly), subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

Section 10.02       Optional Purchase at the Election of the Holders.

(a)           Subject to the provisions of this Section 10.02, at any time while the Notes are outstanding, before the Close of Business on the second Business Day immediately before the related Holder Optional Purchase Date (or such later time as may be required by law), each Holder, severally or jointly with the other Holders, as elected in the sole discretion of such Holder, may deliver a notice to the Paying Agent (a “Holder Optional Purchase Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Purchase Notice Date”) of its election to require the Company to purchase some or all of the then outstanding principal amount of such Holder’s Notes for cash in an amount equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereof (the “Fundamental Change Purchase Price”) on the Holder Optional Purchase Date (such required purchase by the Company, the “Holder Optional Purchase”). The Holder Optional Purchase Amount is payable in full on the Holder Optional Purchase Date. With respect to each Holder Optional Purchase, the Company covenants and agrees that it will (i) give each Holder the Fundamental Change Company Notice required by Section 10.02(b) and (ii) honor all Conversion Notices tendered from the time of delivery of the Holder Optional Purchase Notice through the date on which all amounts owing thereon are due and paid in full with respect to the Notes subject to a Holder Optional Purchase. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 10.02 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Holder Optional Purchase Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Holder Optional Purchase Amount with respect to such Notes), the Company shall promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Holder Optional Purchase Notice with respect thereto shall be deemed to have been withdrawn.

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(b)           On or before the 5th Business Day after the occurrence of a Fundamental Change, the Company shall provide to the Holders, the Trustee, the Conversion Agent, and any Paying Agent appointed for purposes of such Holder Optional Purchase right, a written notice (the "Fundamental Change Company Notice") of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company's website. Each Fundamental Change Company Notice shall specify

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change;

(iii)          information about the Holder’s right to convert the Notes;

(iv)          information about the Holder’s right to require the Company to purchase the Notes, including the Holder Optional Purchase Date for such Fundamental Change;

(v)           the last date on which a Holder of Notes may exercise the purchase right pursuant to this Section 10.02 (the “Fundamental Change Expiration Time”);

(vi)          the name and address of the Paying Agent and Conversion Agent;

(vii)         consideration being paid by the Company in the Fundamental Change and the Fundamental Change Purchase Price for such Holder’s Notes;

(viii)        the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;

(ix)          that Notes for which a Holder Optional Purchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Purchase Price;

(x)            if applicable, that the Notes with respect to which a Holder Optional Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Holder Optional Purchase Notice in accordance with Section 10.02(e);

(xi)           the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time and the procedures for submitting and withdrawing a Holder Optional Purchase Notice; and

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(xii)         that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 10.02(f).

(c)           No failure of the Company to give the foregoing notices and no defect therein shall limit a Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.02.

(d)           The Holder Optional Purchase Notice in respect of any Notes to be purchased shall state:

(i)            if certificated, the certificate numbers of such Holder’s Notes;

(ii)           the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and

(iii)          that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes.

(e)           To exercise its Holder Optional Purchase right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(i)            before the Close of Business on the second Business Day immediately before the related Holder Optional Purchase Date (or such later time as may be required by law), a duly completed, written Holder Optional Purchase Notice with respect to such Note; and

(ii)           such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(iii)          The Paying Agent will promptly deliver to the Company a copy of each Holder Optional Purchase Notice that it receives.

(f)            A Holder Optional Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

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(ii)           if certificated, the certificate numbers of the withdrawn Notes; and

(iii)          the principal amount, if any, of each Note that remains subject to the Holder Optional Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1.00 or an integral multiple of $1.00;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures. The Company shall cause the return to the respective Holders thereof any Physical Notes with respect to which a Holder Optional Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.02(f). Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 10.02(f), treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g)           For purposes of this Section 10.02, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(h)           To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Holder Optional Purchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Holder Optional Purchase in the manner set forth in the Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 10.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

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Section 10.03       Mandatory Purchase at the Election of the Holders

(a)           Subject to the provisions of this Section 10.03, at any time while the Notes are outstanding, before the Close of Business on the second Business Day immediately before the related Mandatory Purchase Date (or such later time as may be required by law), each Holder, severally or jointly with the other Holders, as elected in the sole discretion of such Holder, may deliver a notice to the Paying Agent (a “Mandatory Purchase Notice” and the date such notice is deemed delivered hereunder, the “Mandatory Purchase Notice Date”) of its election to require the Company to use the Mandatory Purchase Proceeds from such Repayment Event to purchase an amount of the then outstanding principal amount of such Holder’s Notes in cash in an amount equal to the Mandatory Purchase Amount for such Holder, plus all accrued interest on such principal being so purchased by the Company plus the Make-Whole Amount (such required purchase by the Company, the “Mandatory Purchase”). The Mandatory Purchase Amount is payable in full on the Mandatory Purchase Date. With respect to each Mandatory Purchase, the Company covenants and agrees that it will (i) give each Holder the Repayment Event Notice required by Section 10.03(b) and (ii) honor all Mandatory Purchase Notices tendered from the time of delivery of the Mandatory Purchase Notice through the date on which all amounts owing thereon are due and paid in full with respect to the Notes subject to a Mandatory Purchase. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 10.03 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Mandatory Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Mandatory Purchase Amount with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Mandatory Purchase Notice Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Mandatory Purchase Amount with respect to such Notes), the Company shall promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Mandatory Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(b)           On or before the 10th Business Day after the occurrence of a Repayment Event (the “Repayment Event Notice Date”), the Company shall provide to the Holders, the Trustee, and any Paying Agent appointed for purposes of such Mandatory Purchase right, a written notice (the "Repayment Event Notice") of the occurrence of such Repayment Event and of the purchase right at the option of the Holders arising as a result thereof. Simultaneously with providing such Repayment Event Notice, the Company shall issue a press release announcing the occurrence of such Repayment Event and make the press release available on the Company's website. Each Repayment Event Notice shall specify

(i)            the events causing the Repayment Event;

(ii)           the effective date of the Repayment Event;

(iii)          information about the Holder’s right to require the Company to purchase the Notes, including the Mandatory Purchase Date for such Repayment Event;

(iv)          the last date on which a Holder of Notes may exercise the purchase right pursuant to this Section 10.03 (the “Mandatory Purchase Termination Date”);

(v)           the name and address of the Paying Agent;

(vi)          the Mandatory Purchase Amount for such Holder’s Notes;

(vii)         that Notes for which a Mandatory Purchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Mandatory Purchase Amount;

(viii)        the procedures required for exercise of the purchase option upon the Repayment Event, including that the Holder must exercise the purchase option prior to the Mandatory Purchase Termination Date and the procedures for submitting and withdrawing a Mandatory Purchase Notice; and

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(ix)          that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Mandatory Purchase Termination Date and the procedures required for withdrawal of any such exercise as described in 10.03(f).

(c)           No failure of the Company to give the foregoing notices and no defect therein shall limit a Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.03.

(d)           The Mandatory Purchase Notice in respect of any Notes to be purchased shall state:

(i)            if certificated, the certificate numbers of such Holder’s Notes;

(ii)           the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and

(iii)          that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes.

(e)            To exercise its Mandatory Purchase right for a Note following a Repayment Event, the Holder thereof must deliver to the Paying Agent:

(i)            before the Close of Business on the second Business Day immediately before the related Mandatory Purchase Date (or such later time as may be required by law), a duly completed, written Mandatory Purchase Notice with respect to such Note; and

(ii)           such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(iii)          The Paying Agent will promptly deliver to the Company a copy of each Mandatory Purchase Notice that it receives.

(f)            A Mandatory Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Repayment Event Notice, as applicable, at any time prior to the Mandatory Purchase Termination Date, as applicable, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)           if certificated, the certificate numbers of the withdrawn Notes; and

(iii)          the principal amount, if any, of each Note that remains subject to the Holder Mandatory Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1.00 or an integral multiple of $1.00;

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provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures. The Company shall cause the return to the respective Holders thereof any Physical Notes with respect to which a Mandatory Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.03(f). Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 10.02(f), treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g)           For purposes of this Section 10.03, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(h)           To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Mandatory Purchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Mandatory Purchase in the manner set forth in the Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 10.03 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

Section 10.04       Optional Redemption Procedure.

If any Optional Redemption Notice has been given in respect of the Notes in accordance with Section 10.01, the Notes shall become due and payable on the Optional Redemption Date at the place or places stated in the Optional Redemption Notice at the Optional Redemption Amount. On presentation and surrender of the Notes at the place or places stated in the Optional Redemption Notice, the Notes shall be paid and redeemed by the Company at the Optional Redemption Amount.

Prior to the open of business on the Optional Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company) or, if the Company or a subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03(b), an amount of cash (in immediately available funds if deposited on the Optional Redemption Date) sufficient to pay the Optional Redemption Amount of all the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand of the Company, return to the Company any funds in excess of the Redemption Price.

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If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company in cash by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything to the contrary in this Section 10, the Company’s determination to make an Optional Redemption under Section 10.01 shall be applied by lot among the Holders (and in the case of any Global Notes, redeemed in accordance with the Depositary’s applicable procedures). The Holders may elect to convert the outstanding principal amount of the Notes pursuant to Section 4 prior to, in case of Global Notes, the Close of Business on the second Trading Day immediately preceding the Optional Redemption Date, and, with respect to Physical Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the third Trading Date immediately preceding the Optional Redemption Date for any redemption under this Section 10 by the delivery of a Conversion Notice to the Company and the Conversion Agent.

Section 10.05       Purchase Procedures Pursuant to Holder Optional Purchase or Mandatory Purchase.

The payment of cash to a Holder pursuant to a Holder Optional Purchase or a Mandatory Purchase shall be payable to the applicable Holder on the later of (i) each Holder Optional Purchase Date or Mandatory Purchase Date and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Applicable Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). If any portion of the payment due pursuant to a Holder Optional Purchase or Mandatory Purchase shall not be paid by the Company by the applicable due date, interest shall accrue thereon (including, to the extent allowed by law, overdue interest and any Make-Whole Amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Any Holder may elect to convert the outstanding principal amount of such Holder’s Notes pursuant to this Indenture prior to actual payment in cash for any purchase by the Company under Sections 10.02 or 10.03 on the Holder Optional Purchase Date or the Mandatory Purchase Date, as applicable, by delivery of a Conversion Notice. Upon receipt of payment for a Holder Optional Purchase or Mandatory Purchase, the Company shall: (i) if the Notes purchased are Physical Notes, cause such Physical Notes to be surrendered to the Trustee for cancellation and (ii) if the Notes purchased are Global Notes, cause the beneficial interest in such Global Notes to be cancelled in compliance with the Applicable Procedures. Upon surrender, the respective Notes shall no longer be considered outstanding under the Indenture.

ARTICLE 11
THE TRUSTEE

Section 11.01       Duties and Responsibilities of Trustee.

(a)           In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

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(b)           Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)            this subsection (c) does not limit the effect of this Section 11.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)           Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01 and Section 11.02.

(e)           The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f)            If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

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(g)            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02       Rights of the Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original, electronic or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.

(b)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c)           The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered (and if requested, provided) to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby.

(e)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

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(g)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, consequential, incidental or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each Agent, custodian and other Person employed to act hereunder.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)            The Collateral Agent is expressly authorized to execute and deliver the Intercreditor Agreement in its capacity as such.

(n)            The permissive authorizations, entitlements, powers and rights granted to the Trustee in this Indenture shall not be construed as duties.

Section 11.03       Trustee’s Disclaimer.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees, the Notes or any other Transaction Document. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 11.04       Trustee or Agents May Own Notes.

The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

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Section 11.05       Monies to be Held in Trust.

Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.06       Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee, Agent and Collateral Agent from time to time, and the Trustee, Agent and Collateral Agent shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, Agent and Collateral Agent, and the Company will pay or reimburse the Trustee, Agent and Collateral Agent upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee, Agent and Collateral Agent in accordance with any of the provisions of this Indenture or any other Transaction Document (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

The Company also covenants to indemnify each of the Trustee, Collateral Agent and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, action, suit, claim, damage, cost or expense incurred without gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder or under any Transaction Document, including the costs and expenses (including attorneys’ fees) of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises, including those incurred with respect to enforcement of its right to indemnity hereunder. The Trustee, Collateral Agent and the Agents shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee, Collateral Agent and the Agents to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend such claim and the Trustee, Collateral Agent and the Agents shall cooperate in the defense. The Trustee, Collateral Agent and the Agents may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (such consent not to be unreasonably withheld).

The obligations of the Company under this Section 11.06 to compensate or indemnify the Trustee, Collateral Agent and the Agents and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a first lien prior to that of the Notes upon all property and funds held or collected by the Trustee or Collateral Agent as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.06 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee, Agent and the Collateral Agent.

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When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) and 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any bankruptcy, insolvency or similar laws.

Section 11.07       Officer’s Certificate or Opinion of Counsel as Evidence.

Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel delivered to the Trustee.

Section 11.08       Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.09       Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10       Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving 30 days’ prior written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)           the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee by 30 days’ written notice and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee upon 30 days’ prior written notice and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.11.

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Section 11.11       Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.06.

No successor trustee shall accept appointment as provided in this Section 11.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.08 and be eligible under the provisions of Section 11.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.11, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 13.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.12       Succession by Merger, Etc.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any sale, merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.08 and eligible under the provisions of Section 11.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

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Section 11.13       Preferential Collection of Claims.

To the extent that this Indenture has been qualified under the Trust Indenture Act, if and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor)

Section 11.14       Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12
SUBSIDIARY GUARANTEES

Section 12.01       Subsidiary Guarantees.

(a)           Subject to this Article 12, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis (or, with respect to each Subsidiary Guarantor that is a Grantor Subsidiary, a senior secured basis), subject to the Intercreditor Agreement, to the Collateral Agent on behalf of each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at the stated Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee or Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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(b)           The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder, Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee, Collateral Agent or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Nine for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP as in effect from time to time, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(e)            In respect to its obligations under its Subsidiary Guarantee, each Subsidiary Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 6.16.

Section 12.02       Reserved.

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Section 12.03       Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Article 12, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 12.04       Execution and Delivery of Notation of Guarantee.

(a)           To evidence its Subsidiary Guarantee set forth in Section 12.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Subsidiary Guarantor by manual, electronic or facsimile signature on each Note authenticated and delivered by the Trustee.

(b)           Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c)            If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

(d)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.05       Releases of Subsidiary Guarantors.

A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(a)            in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Subsidiary of the Company, or upon its liquidation or dissolution; or

(b)            upon a satisfaction and discharge of the Notes in accordance with Article 7.

Upon written request of the Company accompanied by an Officer’s Certificate and Opinion of Counsel stating that all covenants and conditions precedent to such release have been complied with, the Trustee or the Collateral Agent, as applicable, shall execute an acknowledgement of such release or other documents reasonably requested by the Company in connection with such release.

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ARTICLE 13
COLLATERAL AND SECURITY

Section 13.01       Collateral and Security.

The Obligations will be secured by a perfected Lien on the Collateral, as provided in the Security Documents, subject to Permitted Liens and the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in Section 13.05.

Section 13.02       Security Documents.

In order to secure the Obligations, the Company and the Grantor Subsidiaries have entered into and delivered to the Collateral Agent the Senior Security Agreement and the other Security Documents, in each case, to which they are a party, to create the Liens on the Collateral securing their respective Obligations. In the event of a conflict between the terms of this Indenture and the Security Documents in regards to the Collateral, the Security Documents shall control. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs each of the Collateral Agent and the Trustee to (i) enter into the Intercreditor Agreement and the Security Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith (ii) to make the representations of the Holders as set forth in the Intercreditor Agreement and the Security Documents and (iii) to bind the Holders on the terms set forth in the Intercreditor Agreement and the Security Documents. On or before the date that is sixty (60) days after the Initial Issue Date, the Company shall deliver or cause to be delivered to the Collateral Agent duly executed mortgage documents with respect to the Company-owned facility in New Jersey.

Section 13.03       Authorization of Actions to Be Taken.

(a)           Each Holder of Notes, by its acceptance thereof, hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Intercreditor Agreement and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of this Indenture, the Intercreditor Agreement, each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement, the Security Documents to which it is a party, and irrevocably authorizes and empowers the Collateral Agent to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Agent by the terms of this Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders all Liens on the Collateral created or perfected by the Security Documents for their benefit.

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(b)           Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement and to the last sentence of this Section 13.03(b), the Trustee and each Holder, by acceptance of any Notes, agrees that (x) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to preserve its interest and the interest of the Holders in the Collateral or the Secured Parties’ rights under the Security Documents and (y) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Obligations and/or to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Indenture Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement, if applicable. In the absence of such written consent from the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding, the Collateral Agent shall not be required to take any such actions and shall have no liability for refraining from taking any such action. Until the Notes and the other Obligations are discharged in full or are otherwise no longer outstanding (other than Contingent Liabilities), all remedies and Enforcement Actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Agent in respect of the Collateral, in each case, shall be undertaken solely at the instruction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding and subject to the Intercreditor Agreement.

Section 13.04       Release of Collateral.

(a)           The Liens securing the Obligations on the applicable Collateral shall be automatically terminated and released without further action by any party (other than satisfaction of any requirements in the Security Documents, if any), in whole or in part: (i) upon any disposition of all or any portion of Collateral (other than a disposition to the Company or any Grantor Subsidiary) in accordance with the terms of this Indenture; (ii) upon discharge of this Indenture and the other Indenture Documents in accordance with Article 7; (iii) at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding; or (iv) if the Collateral is owned by a Grantor Subsidiary, upon release of such Grantor Subsidiary in its capacity as a Subsidiary Guarantor from the Obligations in accordance with the provisions hereof.

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(b)           Without the necessity of any consent of or notice to the Trustee or any Holder of the Notes, the Company or any Grantor Subsidiary may request and instruct the Collateral Agent to, on behalf of each Holder of Notes, (i) execute and deliver to the Company or any Officer of the Company, as the case may be, for the benefit of any Person, such release documents as may be reasonably requested in writing, of all Liens held by the Collateral Agent in any Collateral securing the Obligations, and (ii) deliver any such assets in the possession of the Collateral Agent to any Company Indenture Party, as the case may be; and Collateral Agent shall promptly take such actions provided that any such release complies with and is expressly permitted in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents and is accompanied by an Officer’s Certificate and Opinion of Counsel to such effect, which Officer’s Certificate and Opinion of Counsel shall also state that all covenants and conditions precedent to such actions have been complied with, on which Officer’s Certificate and Opinion of Counsel the Collateral Agent shall be permitted to conclusively rely.

(c)           The release of any Collateral from the Liens securing the Obligations or the release of, in whole or in part, the Liens securing the Obligations created by any of the Security Document will not be deemed to impair the Liens securing the Obligations in contravention of the provisions hereof if and to the extent the Collateral or the Liens securing the Obligations are released pursuant to the terms of this Indenture and the applicable Security Documents. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens securing the Obligations strictly in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture.

Section 13.05       Application of Proceeds of Collateral.

(a)           Upon any realization upon the Collateral from the exercise of any rights or remedies under any Security Document or any other agreement with the Company or any Grantor Subsidiary which secures any of the Obligations, the proceeds thereof shall be applied in accordance with Section 6.14 of this Indenture.

(b)           Each of the Collateral Agent and the Trustee is authorized and empowered to receive any funds collected or distributed under the Intercreditor Agreement and the Security Documents and to apply according to the provisions of this Indenture, subject to the Intercreditor Agreement.

Section 13.06       Collateral Agent.

(a)           The Company hereby appoints Wilmington Trust, National Association to act as Collateral Act and each Holder, by its acceptance of the Notes irrevocably consents and agrees to such appointment.

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(b)           Subject to the provisions of Section 11.01 as to the Trustee only, neither the Trustee, nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, (iii) for the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, written instructions or any agreement or assignment contained therein and will not be regarded as making nor be required to make, any representations thereto, or for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (iv) for the legality, enforceability, effectiveness or sufficiency of the Intercreditor Agreement, or any subordination agreement or other similar agreement entered into in connection with this Indenture. Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the value, genuineness, validity, ownership, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes or as otherwise provided in the Security Documents.

(c)           The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, reimbursed and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 11, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 13.06 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal). In acting under any Security Document or the Intercreditor Agreement and any other Transaction Document, the Collateral Agent or the Trustee, as applicable, shall enjoy the rights, privileges, protections, immunities, indemnities and benefits that are extended to the Collateral Agent or the Trustee, as applicable, hereunder.

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(d)           Notwithstanding anything herein to the contrary, the duties of the Collateral Agent shall be ministerial and administrative in nature and the Collateral Agent will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Indenture, the other Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement. The use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Company hereby agrees that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of the Secured Parties, in each case pursuant to the Security Documents. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document at the request, order or direction of the Holders pursuant to the provisions of this Indenture or any Security Document, unless such representative or other party shall have furnished to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the fees, costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby. The Collateral Agent shall have no responsibility or liability for any loss or damages of any nature that may arise from any action taken or not taken by the Collateral Agent in accordance with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent in this Indenture and the Security Documents shall not be construed as duties. The Collateral Agent shall have no duty to review or analyze reports delivered to it. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute actual or constructive notice or knowledge of any event or circumstance or any information contained therein or determinable from information contained therein.

(e)           Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. In addition, neither the Collateral Agent nor the Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. If, at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, the Trustee or Collateral Agent files or records any Security Documents or any related UCC financing statement or other similar documents, such filing or recording by the Trustee or Collateral Agent at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding shall be deemed done by Trustee or Collateral Agent without recourse, representation or warranty by the Trustee or the Collateral Agent (and the Trustee and the Collateral Agent disclaim any representation or warranty as to the validity, effectiveness, priority, perfection or otherwise). The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall be not liable for any items lost or damages in transmit.

(f)            The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Indenture Document by the Company or any Company Indenture Party or any other Person that is a party thereto or bound thereby.

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(g)           The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent or the Trustee in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent or the Trustee, as applicable to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent or the Collateral Agent, as applicable, to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent and the Trustee reserve the right, instead of taking such action, either to resign as Collateral Agent or Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Collateral Agent nor the Trustee will be liable to any Person for any liability, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h)           The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 11.10 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent for this purpose. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(i)            At all times when the Person serving as Trustee is not itself also serving as the Collateral Agent, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(j)            Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(k)           Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Initial Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 13.06(k), and (ii) instruct the Collateral Agent to execute and enter into such Security Document; provided that in no event shall the Collateral Agent be required to enter into a Security Document that it determines adversely affects the Collateral Agent in a commercially unreasonable manner (taking into account other security documents it has recently agreed to in similar secured notes transactions). Any such execution of a Security Document shall be at the direction and reasonable expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

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(l)            Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Collateral Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States. To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Collateral Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Collateral Agent shall determine in its sole discretion to protect the Collateral Agent from liability).

(m)          In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (m) shall be implied as imposing any such obligation on the Company or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

(n)           Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(o)           Nothing in this Indenture shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The Collateral Agent shall not be liable for any indirect, special, incidental, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)           The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by the Collateral Agent, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) the Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.

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(q)           The Collateral Agent may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care. The Collateral Agent shall not be charged with knowledge of (A) any events or other information, or (B) any default under this Indenture or any other agreement unless the Collateral Agent shall have actual knowledge thereof.

Section 13.07       Trust Indenture Act; Opinion of Counsel; Certificates of the Company.

The Company and the Grantor Subsidiaries shall furnish to the Collateral Trustee and the Trustee at least thirty (30) days prior to each anniversary of the Initial Issue Date, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, (A) action has been taken with respect to the filing of record by each applicable Company Indenture Party of all UCC financing statements, continuation statements or amendments as is necessary to maintain the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, continuation statements and financing statement amendments have been filed of record that are necessary as of such date and during the succeeding 18 months fully to preserve and perfect the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officer’s Certificate (as to factual matters only); provided that if there is a required filing of a continuation statement or other instrument within such 18 month period and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state that and in that case the Company Indenture Parties shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing the Obligations.

ARTICLE 14
MISCELLANEOUS

Section 14.01       Effect on Successors and Assigns.

All agreements of the Company, the Trustee, the Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

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Section 14.02       Governing Law.

This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Section 14.03       Trust Indenture Act.

To the extent this Indenture has been qualified under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.04       Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.05       Calculations.

Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. The Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, and Additional Interest payable on the Notes, the Conversion Rate, the Settlement Amount and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

For the avoidance of doubt, unless the context or Applicable Procedures require otherwise, all references in this Indenture to an amount calculated per $1,000 of principal amount of Notes shall be appropriately and proportionately adjusted with respect to any Notes with a principal amount that is not an integral multiple of $1,000 (and is instead an integral multiple of $1.00).

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Section 14.06       Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent, as applicable, pursuant to procedures approved by the Trustee or the Collateral Agent, as applicable

Section 14.07       Notices.

(a)            Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company, the Trustee or the Collateral Agent shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission, email or electronic transmission in PDF format as follows:

(i)            if to the Trustee or the Collateral Agent by any Holder or by the Company, at the Corporate Trust Office;

(ii)           if to the Company or any Subsidiary Guarantor by the Trustee, the Collateral Agent or by any Holder, at the address of its principal office at ProSomnus, Inc.:

If to ProSomnus, Inc. ProSomnus, Inc. 5860 W Las Positas Blvd., Suite 25 Pleasanton, CA 94588 Attn: Len Liptak Telephone No.: (925) 353-7904 E-mail: lliptak@prosomnus.com	with a copy (which will not constitute notice) to:
 Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road, Palo Alto, CA 94304
Attn: Andrew Hoffman
Telephone No.: (650) 493-9300
Email: ahoffman@wsgr.com

(b)           The Company, the Subsidiary Guarantors, the Trustee or the Collateral Agent by notice given to the other in the manner provided in this Section 14.07, may designate additional or different addresses for subsequent notices or communications.

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(c)           Notices to Holders will be sent to the address of each Holder as it appears in the Register. Notices will be deemed to have been given on the date of mailing or electronic transmission to such Holder. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee at the Company’s request on the Company’s behalf. With respect to Global Notes, notice shall be sufficiently given if given to the Depositary for the Notes (or its designee), pursuant to Applicable Procedures of such Depositary (and the Company will make any notices the Company is required to give to Holders available on the Company’s website).

(d)           Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

In respect of this Indenture, the Collateral Agent and the Trustee, in each of its capacities, including without limitation as the Trustee, Registrar, Paying Agent and Conversion Agent, shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor the Collateral Agent shall have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee or the Collateral Agent, as applicable, including, without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 14.08       No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or Subsidiary Guarantors under the Notes, the Indenture, or the Subsidiary Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09       Tax Withholding.

Nothing herein shall preclude any tax withholding required by law or regulation. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

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Each Holder agrees to provide the Company and its agents with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Company or its agents may request. Each Holder understands that if such tax reporting documentation is not provided and certified to the Company or agents, the Company or its agents may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Notes. The Company shall provide to the Paying Agent any information that the Paying Agent needs to comply to with any tax reporting obligations that it may have under any applicable law.

Section 14.10       Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES THEREBY) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.11       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.12       Force Majeure.

In no event shall the Collateral Agent, the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, strikes, work stoppages or other labor disputes, accidents, acts of war or terrorism, civil or military disturbances, riots, disasters, epidemics, pandemics or similar public health emergencies, nuclear or natural catastrophes or acts of God, malware or ransomware attack and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, including the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Collateral Agent, the Trustee or other Agent, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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Section 14.13       Submission to Jurisdiction.

The Company hereby irrevocably consents to then non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 14.14       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.15       Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Conversion Date, Maturity Date or any other date on which the principal and accrued but unpaid interest, if any, on the Notes is due and payable, is not a Business Day or is a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed, then any payment to be made on such date may be made on the next succeeding day that is a Business Day and is not a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed with the same force and effect as if made on such Interest Payment Date, Redemption Date, Conversion Date, Maturity Date or such other date, as the case may be, and no interest shall accrue in respect of the delay.

Section 14.16       Original Issue Discount.

The Notes have been issued with “Original Issue Discount” (“OID”) for U.S. federal income tax purposes. Holders may obtain the issue price, total amount of OID, issue date and yield to maturity by contacting the Company.

Section 14.17       Intercreditor Agreement.

This Indenture is subject to the restrictions contained in the Intercreditor Agreement, and each party hereto shall be bound by said Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of the page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ProSomnus, Inc.

By:	/s/ Brian Dow
Name: Brian B. Dow
Title: Chief Financial Officer

ProSomnus Holdings, Inc.

By:	/s/ Brian Dow
Name: Brian B. Dow
Title: Chief Financial Officer

ProSomnus Sleep Technologies, Inc.

By:	/s/ Brian Dow
Name: Brian B. Dow
Title: Chief Financial Officer

Wilmington Trust, National Association, as Trustee

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President

Wilmington Trust, National Association, as Collateral Agent

By:	/s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title: Assistant Vice President

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EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “Non-Affiliate Legend”):]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF PROSOMNUS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

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(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

[For all Notes, include the following legend:]

[ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF OCTOBER 11, 2023 (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG THE COMPANY, THE SUBSIDIARY GUARANTORS, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT FOR THE SUBORDINATED DEBT AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST LIEN COLLATERAL AGENT FOR THE SENIOR DEBT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.]

1 This Restricted Notes Legend shall be deemed removed from the Note when (i) the Company delivers, pursuant to Section 2.08(b) of the within-mentioned Indenture, the Free Transferability Certificate and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

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ProSomnus, Inc.

Senior Secured Convertible Exchange Notes due 2025

No.: [  ]

CUSIP: [_______]2

Principal

Amount $ [ ]

[For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

ProSomnus, Inc., a Delaware corporation (the “Company”), promises to pay to [ ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on December 6, 2025 (the “Maturity Date”).

Interest Payment Dates: January 1, April 1, July 1 and October 1 of each year, commencing on [_], on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date.

Regular Record Dates: December 15, March 15, June 15 and September 15. Additional provisions of this Security are set forth on the other side of this Note.

IN WITNESS WHEREOF, ProSomnus, Inc. has caused this instrument to be signed manually or by facsimile or by another electronic method by one of its duly authorized Officers.

ProSomnus, Inc.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory:
Title:

2 This Note will be deemed to be identified by CUSIP No. [ ] from and after such time when (i) the Company delivers, pursuant to Section 2.08(b) of the within-mentioned Indenture, the Free Transferability Certificate and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

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[FORM OF REVERSE OF NOTE]

ProSomnus, Inc.

Senior Secured Convertible Exchange Notes due 2025

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of October 11, 2023 by and among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as trustee, herein called the “Trustee,” and as Collateral Agent herein referred to as the “Collateral Agent”, reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company shall pay all interest due on this Note as set forth in the Indenture on the then outstanding principal amount of this Note.

This Note does not benefit from a sinking fund. This Note is subject to redemption.

The Notes are secured, on a senior secured basis, by the Collateral pursuant to the Security Documents referred to in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $1.00 or an integral multiple of $1.00 into cash, a number of shares of Common Stock or a combination thereof determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company, the Trustee and the Collateral Agent with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered (and if requested, provided) the Trustee indemnity satisfactory to the Trustee, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, with respect to and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

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All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

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ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]3

To: ProSomnus, Inc.

Cc: Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: ProSomnus, Inc., Administrator

Re: SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE 2025

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1.00 or an integral multiple of $1.00 in excess thereof) below designated, into cash, a number of shares of Common Stock or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted which such payment shall, in the case of Physical Notes, be made payable to the Company. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

The Holder acknowledges that this Conversion Notice is subject to the restrictions set forth in paragraph 4.01(c)(ii) of the Indenture.

Principal amount to be converted (if less than all) which must be $1.00 or an integral multiple in excess thereof:

$

 Your contact information:

Participant Name:
Participant Number:
Contact Name:
Contact Email:
Contact Telephone:

3 Note to Form: The Conversion Agent and Company reserve the right to include such additional information in the Form of Conversion Notice in order to facilitate any conversion process

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STOCK CERTIFICATE INFORMATION

The undersigned hereby requests that the stock certificate or certificates issued upon conversion be registered in the name(s) of the persons set forth below.

The undersigned acknowledges that the Company is not required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the converting holder, and the converting holder is solely responsible for the payment of any such taxes. The undersigned acknowledges that if shares are to be issued in the name of a person other than the converting holder, the converting holder shall pay all transfer taxes payable with respect thereto.

You must check one, and only one, of the following two boxes:

☐	The undersigned is requesting registration in a name other than that of the converting holder. The converting holder acknowledges sole responsibility for the payment of any taxes that may be owing by reason thereof. If any taxes are payable upon transfer, they have already been paid.

☐	No transfer of beneficial ownership is occurring in connection with the conversion.

Registered Holder Information:

Name:

SSN or Tax ID No.:

Street Address:

City, State and Zip Code:

Delivery Instructions:

Unless you direct otherwise below, the above-referenced stock certificate(s) will be delivered to the registered holder at the address specified above. If you wish to provide separate delivery instructions, check the box and complete the information set forth below.

☐	The undersigned requests that the above-referenced stock certificate(s) be delivered to the person and address set forth below:

Name:

Street Address:

City, State and Zip Code:

Phone Number:

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CASH PAYMENT INSTRUCTIONS

The undersigned directs that any cash payment owed for fractional shares (and, if applicable, for any accrued but unpaid interest which may be payable under certain limited circumstances) be wired in accordance with the wire instructions set forth below:

Bank:

Address:

Name of Account:

ABA No.:

Account No.:

To avoid the application of “backup withholding” under U.S. federal income tax law, each converting holder (or other payee) should complete, sign, and deliver an Internal Revenue Service (“IRS”) Form W-9 (in the case of a U.S. person or a resident alien) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (in the case of a foreign holder). IRS Forms W-9 and W-8 are available on the IRS’s website at http://www.irs.gov/. Failure to include a properly completed IRS Form W-9 or applicable IRS Form W-8 may result in the application of U.S. backup withholding.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Dated: ____________	Signature(s)
(Sign exactly as your name appears on the other side of this Note)
Name:
Title:
Signature Guarantee (Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
(1) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

A-9

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, hereby sell(s), assign(s) and transfer(s) unto         (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date for such Note, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To ProSomnus, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐	To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of ProSomnus, Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date: ________________________ Signed: _______________________]

A-10

Unless one of the above boxes is checked, the Trustee and Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

____________

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

__________________

Signature Guarantee
(Signature(s) must be guaranteed by an institution which
is a member of one of the following recognized signature
Guarantee Programs: (i) The Notes Transfer Agent
Medallion Program (STAMP); (ii) The New York Stock
Exchange Medallion Program (MNSP); (iii) The Stock
Exchange Medallion Program (SEMP) or (iv) another
guarantee program acceptable to the Trustee)

A-11

ATTACHMENT 3

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial Principal Amount of Global Note: [$0]

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

A-12

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[date]

[NAME OF OFFICER], the [TITLE] of ProSomnus, Inc., a Delaware corporation (the “Company”) does hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[add principal amount] of the Company’s Senior Secured Convertible Exchange Notes due 2025 (CUSIP: [____]) (the “Notes”) pursuant to the terms of the Indenture, dated as of October 11, 2023 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent, that:

1.	The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2.	The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.	In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.	All conditions precedent described herein as provided for in the Indenture and, in the case of Global Notes, the Applicable Procedures have been complied with.

5.	The Resale Restriction Termination Date for the Notes is the date of this Officer’s Certificate. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.07 of the Indenture.

In accordance with Section 2.08 of the Indenture, the Company hereby advises you as follows:

1.	The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2.	The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [____], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

ProSomnus, Inc.

By:
Name:
Title:

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF PROSOMNUS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) (X) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE 2025 OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE COMPANY’S SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE 2025 THAT THE RESTRICTIONS DESCRIBED IN THE LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE COMPANY’S SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE 2025, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE SHARES OF COMMON STOCK UNDERLYING THE COMPANY’S SENIOR SECURED CONVERTIBLE EXCHANGE NOTES DUE 2025, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER AGENT WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of October 11, 2023 (as supplemented or amended, the “Indenture”), among ProSomnus, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent, and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at the stated Maturity Date, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the stated Maturity Date, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes, to the Trustee and the Collateral Agent pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[__________________________]

By:

Name:

Title:

Dated:

D-1

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of [date], by and among ProSomnus, Inc. (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (each, an “Existing Guarantor”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors, the Trustee and Collateral Agent are parties to an indenture (as supplemented or amended, the “Indenture”), dated as of October 11, 2023, providing for the issuance of the Company’s Senior Secured Convertible Exchange Notes due 2025 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article 12 of the Indenture, such Article 12 being incorporated by reference herein as if set forth at length herein and such New Guarantor agrees to be bound as a Subsidiary Guarantor under the Indenture as if it had been an initial signatory thereto; provided, however that the New Guarantor can be released from its Guarantee to the same extent as any other Subsidiary Guarantor under the Indenture.

E-1

(3)            Governing Law. This Guarantor Supplemental Indenture, and any claim, controversy or dispute arising under or related to this Guarantor Supplemental Indenture, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

(4)            Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5)            Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

ProSomnus, Inc.

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

E-3

SCHEDULE A

SCHEDULE B

Exhibit 4.3

PROSOMNUS, INC.

(COMPANY)

THE SUBSIDIARY GUARANTORS NAMED HEREIN

(SUBSIDIARY GUARANTORS)

WILMINGTON TRUST, NATIONAL ASSOCIATION

(TRUSTEE AND COLLATERAL AGENT)

SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE APRIL 6, 2026

INDENTURE

DATED AS OF OCTOBER 11, 2023

TABLE OF CONTENTS

v

INDENTURE, dated as of October 11, 2023, between ProSomnus, Inc., a Delaware corporation, as issuer (the “Company”), ProSomnus Holdings, Inc. and ProSomnus Sleep Technologies, Inc., as the initial Subsidiary Guarantors, and Wilmington Trust, National Association, initially as trustee, collateral agent, conversion agent, registrar and paying agent (in such capacities, and subject to the provisions herein for replacements or successors for such parties, the “Trustee”, “Collateral Agent”, “Conversion Agent”, “Registrar” and “Paying Agent”, respectively).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s Subordinated Secured Convertible Exchange Notes due April 6, 2026 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture (this “Indenture”); and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company and Subsidiary Guarantors, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of each other and the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions and References.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular. References to any Article, Section, Schedule or Exhibit are to this Indenture except as herein otherwise expressly provided.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable by the Company pursuant to Section 5.08 or Section 6.03, as applicable.

“Additional Restricted Ownership Person” has the meaning specified in Section 4.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(b).

“Agent” means any Paying Agent, Registrar, Conversion Agent, Collateral Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York or the place of payment are authorized or required by law, regulation or executive order to close.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Change of Control” means an event that will be deemed to have occurred at the time, after the first date of original issuance for the Notes, any of the following occurs:

(i)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than an Excluded Person, is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing 50% or more of the total voting power of the Company’s Common Equity, or has the power, directly or indirectly, to elect a majority of the members of the Company’s Board of Directors;

(ii)	the Company consolidates with, enters into a binding share exchange, merger or similar transaction with or into another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated assets of the Company, or any Person consolidates with, or merges with or into, the Company; provided, that any merger, binding share exchange, consolidation or similar transaction pursuant to which the Persons that “beneficially owned,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Common Equity immediately prior to such transaction “beneficially own,” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Common Equity representing at least a majority of the total voting power of all outstanding classes of the Common Equity of the surviving or transferee Person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Change of Control”; or

(iii)	the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

If any transaction in which the Common Stock is replaced by the Reference Property comprised of securities of another entity occurs, following completion of any related Fundamental Change Purchase Date, references to the Company in this definition of “Change of Control” will apply to such other entity instead.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” of the Common Stock for any day, as determined by the Company, means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m.  New York City time on that day as reported in composite transactions for the Exchange, or if the Common Stock is not listed on the Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m.  New York City time on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of the Common Stock is not so reported, the “Closing Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Cohanzick” means the lead fund or account managed or advised by Cohanzik Management, LLC.

“Collateral” means any and all assets in which the Company or any Grantor Subsidiary grants or purports to grant a Lien in favor of the Collateral Agent as security for the Obligations.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, in its capacity as the “Collateral Agent” for the Secured Parties, until a successor collateral agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by one of its Officers, and delivered to the Trustee.

“Consolidated EBITDA” means, for any applicable period, the sum of Consolidated Net Income (exclusive of all amounts in respect of any gains and losses realized from Dispositions other than inventory Disposed of in the ordinary course of business), (i) plus the sum, without duplication, of interest expense, depreciation, amortization, non-cash stock-based compensation expenses, any one-time moving expense, any losses from an early extinguishment of indebtedness, acquisition-related expenses, whether or not such acquisition is successful, non-cash changes in the valuation of assets and liabilities as required under GAAP and transaction fees, costs and expenses related to any issuance of equity or debt securities, whether or not successful, and (ii) minus the sum, without duplication, of operating expenses capitalized during such period and to be expensed in a future period to the extent that such expenses were not deducted in determining Consolidated Net Income and would have been deducted in determining Consolidated Net Income if they were not capitalized.

“Consolidated Net Income” means, for any period, calculated in accordance with GAAP, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Company for such period.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Conversion Agent” has the meaning specified in Section 5.02.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 25th Scheduled Trading Day immediately preceding the Maturity Date, the 20 consecutive VWAP Trading Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means, initially, 86.95652173913043 shares of Common Stock per $1,000 of the sum of principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, which such Conversion Rate shall be increased and only increased on each Reset Date to equal the greater of (i) 86.95652173913043 per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, and (ii) the number of shares of Common Stock per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto obtained by dividing $1,000 by 105% of the applicable Market Price; provided, however, in no event shall the Conversion Rate be greater than 222.22222222 per $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein, provided further, that on and after the Stockholder Approval Date, the Conversion Rate shall equal 1,000 shares of Common Stock per $1,000 of the sum of principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto, subject to adjustment as set forth herein. The Company shall notify the Holders, the Trustee and the Conversion Agent of the applicable adjustment to the Conversion Rate as of such date (each notice, a “Reset Date Adjustment Notice”). For purposes of clarity, whether or not the Company provides a Reset Date Adjustment Notice, the Holders shall receive a number of shares of Common Stock and retain a principal amount of its Note, plus accrued interest thereon plus the Make-Whole Amount related thereto, based upon the Conversion Rate as adjusted pursuant to this definition, regardless of whether the Holder accurately refers to such Conversion Rate of principal amount of its Notes plus accrued interest thereon plus the Make-Whole Amount related thereto converted in any Conversion Notice. Any adjustment to the Conversion Rate shall be effective on the applicable Reset Date.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes, the Senior Debt and the Pari Passu Debt.

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time this Indenture shall be principally administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attn: ProSomnus, Inc., Administrator or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each VWAP Trading Day during any Conversion Period, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means, for any conversion of Notes, the applicable Specified Dollar Amount divided by 20.

“Daily Net Share Number” means, for each $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, a number of shares of Common Stock equal to (A) the greater of (x) the difference between the Daily Conversion Value for such VWAP Trading Day and the Daily Measurement Value and (y) zero, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily Settlement Amount” for each $1,000 principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount related thereto surrendered for conversion, for each of the 20 consecutive VWAP Trading Days during the Conversion Period, will consist of: (i) if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, (x) a cash payment of the Daily Measurement Value; and (y) a number of shares of Common Stock equal to the Daily Net Share Number for such VWAP Trading Day; or (ii) if the Daily Conversion Value for such VWAP Trading Day is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property), in respect of any VWAP Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “TLGT Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such VWAP Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Global Notes, as applicable.

“Determination Date” means, with respect to any Interest Period, two Business Days prior to the beginning of such Interest Period.

“Disposition” with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” have meanings correlative thereto.

“Disqualified Capital Stock” of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that are not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that are not Disqualified Capital Stock; provided, further, however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock are convertible, exchangeable or exercisable) the right to require Company to redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 10.02 or 10.03 and such Capital Stock specifically provides that Company will not redeem any such Capital Stock pursuant to such provisions prior to Company’s purchase of the Notes as required pursuant to Section 10.02 or 10.03. Notwithstanding anything in this Agreement to the contrary, the Series A Preferred Stock shall not constitute Disqualified Capital Stock of the Company.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the U.S. that is legal tender for the payment of public and private debts at the time of payment.

“Domestic Holding Company” any Subsidiary (other than a Foreign Subsidiary) substantially all of the assets of which consist of equity interests in one or more foreign Subsidiaries.

“Effective Date” means, with respect to a Fundamental Change, the date such Fundamental Change occurs or becomes effective.

“Electing Holder” means all Holders who have delivered a Mandatory Purchase Notice pursuant to Section 10.03.

“Enforcement Action” means any action or decision taken in connection with the exercise of remedial rights of the Holders of the Notes and the Trustee and/or Collateral Agent, representing the interests of the Holders of the Notes (including in respect of the Collateral pursuant to the Security Documents) following the occurrence and during the continuation of an Event of Default.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c), the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange” means The Nasdaq Global Select Market or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Person” means each of HealthpointCapital, LLC, a Delaware limited liability company, and its Affiliates.

“Excluded Subsidiary” shall mean (i) any Foreign Subsidiary or Domestic Holding Company, in each case, solely to the extent that the inclusion of such Person as a Subsidiary Guarantor may result (or may be reasonably likely to result) in adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Company and (ii) each Immaterial Subsidiary.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and the Concurrent Offering, warrants to the Placement Agent in connection with the transactions pursuant to this Agreement and any securities upon exercise of warrants to the Placement Agent and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.13(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) shares of Common Stock issued pursuant to a forward purchase agreement consummated prior to the Merger Closing provided that the terms and conditions of such agreement are satisfactory to Cohanzick.

“Foreign Subsidiary” means each Subsidiary of the Company other than a Subsidiary that is organized under the laws of the United States, any state, territory, protectorate or commonwealth thereof, or the District of Columbia.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means the date that is one year after the Last Original Issuance Date.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Notes, that such Notes are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 10.02(b).

“Fundamental Change Expiration Time” has the meaning specified in Section 10.02(b).

“Fundamental Change Purchase Date” means, as to a Fundamental Change, a date specified by the Company in the applicable notice that is not less than 20 or more than 35 Business Days after the occurrence of such Fundamental Change.

“Fundamental Change Purchase Price” has the meaning specified in Section 10.02(a).

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Grantor Subsidiaries” means ProSomnus Holding, Inc. and ProSomnus Sleep Technologies, Inc., and each Person that becomes a party to this Indenture after the Initial Issue Date pursuant to Article 12.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date, entered into in connection with any acquisition or disposition of assets permitted under this Indenture (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hedge Termination Value” shall mean, in respect of any one or more Hedging Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Obligations, (a) for any date on or after the date such Hedging Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Obligations.

“Hedging Obligations” shall mean, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered in the Register.

“Holder Optional Purchase” has the meaning specified in Section 10.02(a).

“Holder Optional Purchase Date” means, for any Fundamental Change, a Business Day of the Company’s choosing that is no more than thirty five (35) nor less than twenty (20) Business Days after the date the Company sends the related Fundamental Change Company Notice.

“Holder Optional Purchase Notice” has the meaning specified in Section 10.02(a).

“Holder Optional Purchase Notice Date” has the meaning specified in Section 10.02(a).

“Immaterial Subsidiary” shall mean each Subsidiary of the Company or group of Subsidiaries of the Company (i) the consolidated total assets of which are less than 2.5% of the assets of the Company and its Subsidiaries and (ii) the consolidated EBITDA of which is less than 2.5% of the consolidated EBITDA of the Company and its Subsidiaries.

“Indebtedness” means as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(i)	all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(ii)	the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) available under all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(iii)	the Hedge Termination Value of all Hedging Obligations of such Person;

(iv)	all obligations of such Person to pay the deferred purchase price of property or services, including earn-out obligations (other than (A) trade accounts payable in the ordinary course of business and (B) to the extent such obligation is not due at any time prior to the date that is six months after the Maturity Date, any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(v)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(vi)	shall mean, on any date, in respect of any Capitalized Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(vii)	all obligations of such Person in respect of Disqualified Capital Stock; and

(viii)	all Guarantee Obligations of such Person in respect of any of the foregoing. provided, that Indebtedness shall not include (A) prepaid or deferred revenue arising in the ordinary course of business, (B) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset and (C) endorsements of checks or drafts arising in the ordinary course of business.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Subsidiary Guarantees included in this Indenture, the Intercreditor Agreement and any other instrument or agreement entered into, now or in the future, by the Company, any Subsidiary Guarantor and/or any Grantor Subsidiary, on the one hand, and, if necessary, the Collateral Agent and/or Trustee, on the other hand, in connection with the Indenture.

“Initial Issue Date” means the Issue Date of the first Notes to be issued under this Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Initial Stockholder Meeting Date” has the meaning specified in Section 4.01(c)(v).

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of October 11, 2023, by and among the Collateral Agent, Wilmington Trust, National Association, as collateral agent for the Pari Passu Debt, Wilmington Trust, National Association, as collateral agent for the Company’s Senior Secured Convertible Notes due December 6, 2025 issued on December 6, 2022, Wilmington Trust, National Association, as collateral agent for the Senior Secured Convertible Exchange Notes due December 6, 2025, the Company and each Subsidiary Guarantor, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2024 (or, if such day is not a Business Day, the next succeeding Business Day), on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed), and on the Maturity Date.

“Interest Period” means the period commencing on and including the first day of each calendar month, to but excluding the first day of the following calendar month; it being understood that the first Interest Period shall be from and including October 11, 2023 to and excluding November 1, 2023 and the last Interest Period shall end on the Maturity Date.

“Intra-Group Liabilities” has the meaning specified in Section 12.02(b).

“Issue Date” means, with respect to any Notes, the date the Notes are originally issued as set forth on the face of the Notes under this Indenture.

“Largest Stockholder” as of any given time means the stockholder(s) of the Company that then beneficially owns (including any shares beneficially owned by member of any group of which such stockholder is a member and otherwise calculated in accordance with Section 4.01(c)) the largest number of shares of the Company’s Common Stock.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Make-Whole Amount” means, as to the applicable principal amount being converted on any Conversion Date on and prior to June 6, 2024, the amount of interest that, but for a Holder’s exercise of its conversion right pursuant to Section 4.01, would have accrued with respect to the principal amount being converted or redeemed under a Note at the interest rate in effect from the applicable Conversion Date through the date that is the one (1) year anniversary of such Conversion Date. The Company shall calculate the Make-Whole Amount and the Trustee shall have no duty or obligation to confirm or verify any such calculation.

“Mandatory Purchase” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Amount” means, with respect to each Holder in connection with a Repayment Event, that amount that equals (i) a percentage equal to the outstanding principal amount of such Holder’s Note divided by the outstanding aggregate principal amount of the Notes of all electing Holders multiplied by the Mandatory Purchase Proceeds.

“Mandatory Purchase Date” means, as to a Repayment Event, a date specified by the Company in the applicable notice that is not less than 20 Business Days after the occurrence of such Repayment Event.

“Mandatory Purchase Notice” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Notice Date” has the meaning specified in Section 10.03(a).

“Mandatory Purchase Proceeds” means, in connection with any Repayment Event, (i) 100% of the aggregate gross proceeds received by the Company from such Repayment Event minus (ii) such gross proceeds used by the Company to repay the outstanding principal amount of the Senior Debt and the Pari Passu Debt, in each case pursuant to its terms.

“Mandatory Purchase Termination Date” has the meaning specified in Section 10.03(b).

“Master Agreement” has the meaning specified in the definition of “Hedging Transaction” under this Section 1.01.

“Market Disruption Event” means, if the Common Stock is listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Market Price” means the average of the VWAPs for the 10 consecutive Trading Days ending on the Trading Day immediately preceding the applicable Reset Date.

“Maturity Date” means April 6, 2026.

“Merger Closing” means the closing of the transactions contemplated by that certain Merger Agreement, dated as of May 9, 2022, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and LAAA Merger Sub Inc., a Delaware corporation, in accordance with the terms thereof.

“Merger Event” has the meaning specified in Section 4.07(a).

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the Company or any Grantor Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties in respect of any Real Property owned by the Company or any Grantor Subsidiary, in such form as agreed between the Company or any Grantor Subsidiary and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean each parcel of Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Article 13.

“Net Assets” has the meaning specified in Section 12.02(a)(i).

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture. Except as otherwise specified herein, including Article 4, for all purposes of this Indenture the term “Notes” shall include the Initial Notes, and any PIK Interest Notes, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK Interest paid in accordance with the terms of this Indenture, and all such Notes shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, directions, waivers, amendments, consents, redemptions and offers to purchase.

“Obligations” means (a) obligations of the Company and the Subsidiary Guarantors from time to time to pay (and otherwise arising under or in respect of the due and punctual payment of) (i) principal, interest (including Additional Interest and interest accruing during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding) and all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes issued hereunder and the other Indenture Documents (including, without limitation, any applicable premium) when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, reorganization or similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Subsidiary Guarantors under this Indenture, the other Indenture Documents, and the Intercreditor Agreement, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company and the Subsidiary Guarantors under or pursuant to this Indenture, the other Indenture Documents, and the Intercreditor Agreement.

“Offer Expiration Date” has the meaning specified in Section 4.04(e).

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, a Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Company and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company, who is reasonably satisfactory to the Trustee.

“Optional Redemption Amount” means the sum of (a) 100% of the then outstanding principal amount of the applicable Notes, (b) accrued but unpaid interest to, but excluding, the Optional Redemption Date, and (c) all liquidated damages and other amounts due in respect of the applicable Notes.

“Optional Redemption Conversion Rate” means the lesser of (a) the Conversion Price or (b) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Optional Redemption Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Optional Redemption Shares are issued and delivered if such delivery is after the Optional Redemption Date.

“Optional Redemption Date” shall have the meaning set forth in Section 10.01.

“Optional Redemption Notice” shall have the meaning set forth in Section 10.01.

“Optional Redemption Notice Date” shall have the meaning set forth in Section 10.01.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a protected purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, and Notes redeemed pursuant to Section 2.01 or Article 10 hereof, on and after their applicable redemption date, (C) any and all Notes, the principal of which has become due and payable as of the Maturity Date or otherwise and in respect of which the Paying Agent is holding, in accordance with this Indenture, money sufficient to pay or repurchase all of the Notes then to be paid or repurchased and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company will be considered as though not Outstanding, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Pari Passu Debt” means the Company’s Subordinated Secured Convertible Notes due April 6, 2026 issued on December 6, 2022.

“Paying Agent” means, initially, the Trustee or any Person authorized by the Company in the future to pay the principal amount of, any premium on, interest on any Notes on behalf of the Company.

“Permitted Exchange” has the meaning specified in the definition of “Termination of Trading” under this Section 1.01.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) the Indebtedness existing on the Original Issue Date, (c) lease obligations and purchase money indebtedness of up to $3,000,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets used in manufacturing the Company’s and its Subsidiaries’ products, (d) indebtedness that (i) is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holders that is acceptable to each Holder in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date, (e) financing for premiums on general business or director and officer insurance up to $3 million per calendar year, (f) the Senior Debt and (g) the Pari Passu Debt.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b), Liens incurred in connection with Clause (e) of Permitted Indebtedness and (e) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent, non-global certificated Notes in definitive, fully registered form issued in minimum denominations of $1.00 principal amount and integral multiples of $1.00 in excess thereof.

“Physical Settlement” has the meaning specified in Section 4.03(a).

“PIK Interest” has the meaning specified in Section 2.15.

“PIK Interest Note” has the meaning specified in Section 2.15.

“PIK Payment” has the meaning specified in Section 2.15.

“Primary Obligor” has the meaning specified in the definition of “Guarantee Obligations” under this Section 1.01.

“Prime Rate” means for any Determination Date, a per annum rate of interest equal to the “prime rate,” as published in the “Money Rates” column of The Wall Street Journal, on such Determination Date, or if for any reason such rate is no longer available it shall be the last available Prime Rate until a new rate is reasonably established by the majority in interest of the Holders as the replacement to the prime rate. For the avoidance of doubt, the Prime Rate published on the applicable Determination Date will apply for the entire applicable Interest Period.

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including, without limitation, any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Reference Property” has the meaning specified in Section 4.07(a).

“Refinanced Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness” under this Section 1.01.

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any scheduled Interest Payment Date, December 15 (whether or not a Business Day), March 15 (whether or not a Business Day), June 15 (whether or not a Business Day) or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Relevant Distribution” has the meaning specified in Section 4.04(c).

“Repayment Event” means the Company’s receipt of cash proceeds from the incurrence of indebtedness for borrowed money, the sale of assets of the Company or any Subsidiary, or casualty or condemnation events in which the Company receives insurance or condemnation proceeds.

“Repayment Event Notice” has the meaning specified in Section 10.03(a).

“Repayment Event Notice Date” has the meaning specified in Section 10.03(a).

“Reporting Event of Default” has the meaning specified in Section 6.03.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Reset Date” means 9:00 a.m. (New York City time) on December 6, 2023.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department (or any other successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Restricted Ownership Percentage” has the meaning specified in Section 4.01(c).

“Revenue” means revenue by the Company and its Subsidiaries from Dispositions of inventory in the ordinary course of business).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading. If the Common Stock is not so listed, “Scheduled Trading Day” means a “Business Day.”

“Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Subordinated Security Agreement, the Subsidiary Guarantees, the original Pledged Securities, and any other documents and filing required thereunder in order to grant the Collateral Agent a second priority security interest in the assets of the Company and the Subsidiaries as provided in the Subordinated Security Agreement, including all UCC-1 filing receipts.

“Senior Debt” means (i) the Company’s Senior Secured Convertible Notes due December 6, 2025 issued on December 6, 2022 and (ii) the Senior Exchange Notes.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

“Settlement Amount” has the meaning specified in Section 4.03(a)(iii).

“Significant Subsidiary” means, with respect to any Person at any given time, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Specified Dollar Amount” means, for any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice) or otherwise deemed to be elected by the Company in respect of such conversion as provided herein.

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a)(i).

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a)(i).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stockholder Approval” has the meaning specified in Section 4.08(c).

“Stockholder Approval Date” means the date on which the Company obtains Stockholder Approval.

“Senior Exchange Notes” means the Company’s Senior Secured Convertible Exchange Notes due December 6, 2025 issued on the Initial Issue Date.

“Subordinated Security Agreement” means the Subordinated Security Agreement, dated as of the date of this Indenture.

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Subsidiary Guarantee” means, individually, any guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Subsidiary Guarantors” means ProSomnus Holdings, Inc., ProSomnus Sleep Technologies, Inc. and each other Subsidiary of the Company in existence on the date hereof, as the initial guarantors of the Notes, until such Person is released from its guarantee of the Notes in accordance with this Indenture; provided that for the avoidance of doubt every Subsidiary of the Company (other than an Excluded Subsidiary) shall be a guarantor of the Notes.

“Successor Company” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Common Stock (or other Reference Property into which the Notes are then convertible pursuant to the terms of this Indenture) are not listed for trading on any of the Exchange, The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) (such exchanges or any of their respective successors, a “Permitted Exchange”).

“Trading Day” means a day on which (i) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Closing Sale Price for the Common Stock is available on such securities exchange or market. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Transaction Documents” means this Indenture, the Notes, the Intercreditor Agreement, the Subordinated Security Agreement, the Security Documents, the Subsidiary Guarantee, any lock-up agreements entered into in connection therewith, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture in its capacity as such until a successor Trustee shall have become such pursuant to Section 11.11, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

“Variable Rate Transaction” means a transaction in which the Company (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. For avoidance of doubt, no issuance by the Company or any of its Subsidiaries shall be deemed a Variable Rate Transaction solely by virtue of the fact that such issuance includes securities that contain standard price protection anti-dilution provisions (provided that any warrants that contain standard price protection anti-dilution provisions shall not include any related increase in the number of shares of Common Stock underlying the warrants in connection with any anti-dilution adjustment or any allocation of a value based on the Black and Scholes Option Pricing Model to a warrant which is a part of a unit in connection with any anti-dilution adjustment).

“VWAP Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event and (ii) the Exchange or, if the Common Stock is not listed on the Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day. A “VWAP Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Warrants” means, collectively, (i) the Common Stock purchase warrants delivered in connection with that certain Subordinated Securities Purchase Agreement, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and the purchasers identified on the signature pages thereto, (ii) the Common Stock purchase warrants delivered in connection with that certain Senior Securities Purchase Agreement, dated as of August 26, 2022, by and among Lakeshore Acquisition I Corp, a Cayman Islands exempted company, the Company and the purchasers identified on the signature pages thereto and (iii) the Common Stock purchase warrants delivered in connection with that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the investors listed on Annex A-1 attached thereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants

Section 1.02         References to Interest.

Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest, if, in such context, Additional Interest, is, was or would be payable pursuant hereto. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03         Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.03.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, the numbers of such Notes and the date of his holding the same may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d)           The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient. The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)           The principal amount (except as otherwise contemplated in clause (ii) of the definition of “Outstanding”), serial numbers of Notes held by any Person and the date of holding the same shall be proved by the Register.

(f)            Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)           The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes entitled to vote or consent to any action by vote or consent authorized or permitted by Sections 6.02, 6.04, 6.05, 6.06, 8.02 or 11.10. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h)           If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article 2
THE NOTES

Section 2.01         Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $12,137,889 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for other Notes pursuant to Sections 2.05, 2.06, 2.08, 2.09, 2.11, 2.15, 3.07 or 4.02(d).

The Notes shall be known and designated as the “Subordinated Secured Convertible Exchange Notes due 2026” of the Company. The principal amount shall be payable on the Maturity Date unless no longer Outstanding because earlier purchased or converted in accordance with this Indenture.

The Notes shall initially be delivered on the Initial Issue Date in the form of Global Notes or Physical Notes. The Notes shall only be eligible for delivery in the form of Global Notes following the date that the Notes are eligible for delivery in book-entry form through the Depository Trust Company. If the Notes are initially delivered on the Initial Issue Date in the form of Physical Notes, none of the Trustee nor any Agent shall have an obligation to cause the Notes to be made eligible for delivery in the form of Global Notes.

The principal amount of Physical Notes shall be payable in U.S. dollars at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest and the Make-Whole Amount on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register, and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Company and Paying Agent by (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash conversion consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that fifteen (15) calendar days immediately before the date such payment is due by wire transfer in immediately available funds to such Holder’s account within the U.S., which application shall remain in effect until the Holder notifies the Paying Agent to the contrary in writing, and (iii) with respect to PIK Payments by PIK Interest Notes mailed to such Holders at the address set forth in the Register. The Company will pay or cause the Trustee or the Paying Agent to pay principal of Global Notes in U.S. dollars and in immediately available funds (with PIK Interest to be paid as described in Section 2.15) to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note, on each Interest Payment Date the Maturity Date or other payment date, including for the Make-Whole Payment, as the case may be.

Section 2.02         Ranking.

The Notes constitute direct secured, subordinated obligations of the Company.

Section 2.03         Denominations.

The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

Section 2.04         Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by one of its Officers.

Notes bearing the electronic, manual or facsimile signatures of individuals who were at any time Officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05         Temporary Notes.

Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06         Registration; Registration of Transfer and Exchange.

(a)           The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee in the continental United States a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and transfer of Notes. The Trustee is hereby appointed registrar (the “Registrar”) for the purpose of registering the transfer and exchange of the Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder, and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee, the Agents and any of their respective agents as the absolute owner and Holder of such Global Note for all purposes whatsoever. Neither the Trustee nor any Agent shall have any liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note or (v) actions taken or not taken by any Agent Members.

(c)           Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07         Transfer Restrictions.

(a)           Restricted Notes.

(i)            Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note”. Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)          Until the Resale Restriction Termination Date for a Note, such Note, will bear the Restricted Notes Legend unless:

(A)	(1) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (I) to a Person other than (x) the Company, (y) an affiliate of the Company (within the meaning of Rule 144) or (z) a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer; or

(2) such Note was transferred (I) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding such transfer and (II) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; and

(B)	the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and, with respect to Global Notes, all Applicable Procedures have been complied with.

(iii)         In addition, until the applicable Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer, which contains a certification that the transferee is (A) ProSomnus, Inc. or a subsidiary thereof or (B) such other person that is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv)         On and after the applicable Resale Restriction Termination Date, any Note will bear the Restricted Note Legend if at any time the Company determines that, to comply with applicable law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

(b)           Restricted Stock.

(i)            Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)          Until the applicable Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Restricted Note will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)         On and after the applicable Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with applicable law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)           As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

(d)           All Notes, whether Global Notes or Physical Notes, are required to bear the Non-Affiliate Legend at all times, whether before or after the applicable Resale Restriction Termination Date.

Section 2.08         Expiration of Restrictions.

(a)           Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not have a Restricted Notes Legend may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation required by this Indenture in connection with such exchange.

(b)           Global Notes; Resale Restriction Termination Date.

(i)            If, on a Free Trade Date, or the next succeeding Business Day if such Free Trade Date is not a Business Day, the Notes to which such Free Trade Date is applicable are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will cause an automatic exchange of every beneficial interest in each such Restricted Global Note for beneficial interests in Global Notes that do not bear the Restricted Notes Legend and are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07.

(ii)          To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to such Free Trade Date (with a copy to the Trustee), (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate on or promptly after such Free Trade Date. The date of the Free Transferability Certificate for any Notes will be known as the “Resale Restriction Termination Date” with respect to such Notes and (C) take any other action necessary to comply with the Applicable Procedures. The Trustee shall assume that a Free Trade Date has not occurred with respect to any Notes unless and until it receives a Free Transferability Certificate with respect to such Notes.

(iii)         Immediately upon receipt of the Free Transferability Certificate with respect to any Notes by each of the Trustee and the Registrar:

(A)	the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP number;

(B)	the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of such Notes; and

(C)	thereafter, shares of Common Stock issued upon conversion of such Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)         [Reserved].

(v)          The Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)         Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver a Free Transferability Certificate with respect to any Notes if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for such Notes could result in or facilitate transfers of such Notes in violation of applicable law.

Section 2.09         Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10         Persons Deemed Owners.

Subject to the rights of Holders as of the Regular Record Date to receive payments of interest on the related Interest Payment Date, prior to due presentment of a Note for registration of transfer, the Company, the Trustee, each Agent, and any of their respective agents may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Agents nor any of their respective agents shall be affected by notice to the contrary.

Section 2.11         Transfer and Exchange.

(a)           Provisions Applicable to All Transfers and Exchanges.

(i)            Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)          All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)         No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)         Unless the Company and the Trustee specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (A) that has been selected for redemption or (B) that has been surrendered for conversion or except to the extent any portion of such Note is not subject to the foregoing.

(v)          Neither the Trustee nor any Agent will have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)           In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law or by Section 2.11(c):

(i)            all Notes will be represented by one or more Global Notes;

(ii)           every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07); and

(iii)          each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)           Transfer and Exchange of Global Notes for Physical Notes.

(i)            Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)	the Depositary is unwilling or unable to continue to act as Depositary; or

(B)	the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)            In addition, if an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request through the Depositary to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07; and (C) the Trustee, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Trustee’s customary procedures and the Applicable Procedures.

(d)           Transfer and Exchange of Physical Notes.

(i)            If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; and (C) satisfying all other requirements for such transfer set forth in this Section 2.09. Upon the satisfaction of conditions (A), (B) and (C) of the immediately preceding sentence, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends that such Physical Notes are required to bear under Section 2.07.

(ii)           If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any legends that such Physical Notes are required to bear under Section 2.07.

(iii)         Subject to Section 2.01 herein, if Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02; (B) if such Physical Note is a Restricted Note, delivering any documentation required by Section 2.07; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.09; (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase and (E) complying with the Applicable Procedures to effect such transfer or exchange. Upon the satisfaction of conditions (A), (B), (C), (D) and (E) the Trustee will cancel such Physical Note in accordance with its customary procedures and cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order and in accordance with Section 2.04, will authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12         Purchase of Notes; Cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market or by tender offer at any price or by private agreement. The Company will cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other cash-settled derivatives) to be surrendered to the Trustee for cancellation. For the avoidance of doubt, any such Notes purchased by the Company will be retired and no longer Outstanding hereunder.

The Company shall deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Upon written request of the Company, the Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary procedures and the Applicable Procedures (if applicable). If the Company shall acquire any of the Notes in any manner whatsoever, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13         CUSIP Numbers.

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use); provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14         Payment and Computation of Interest.

The Notes will bear interest for each Interest Period, beginning on October 11, 2023, at a rate of the Prime Rate for such Interest Period plus 9% per annum until the Maturity Date, unless earlier purchased or converted in accordance with the provisions herein. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the date of original issuance of such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date quarterly in arrears on each Interest Payment Date in connection with such quarterly interest payment (or, in the case of an Interest Payment Date in connection with a voluntary conversion, an Optional Redemption, the Holder converting its Notes or having its Notes redeemed, as applicable). Interest on the Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed. The Company shall determine the Prime Rate on the Determination Date in respect of any Interest Period and will provide such interest rate in writing to the Trustee and the Holders on such Determination Date (or, in the case of the initial Interest Period, on the date hereof). The Trustee may conclusively and without liability rely on the Company’s determination of the interest rate and shall have no liability or responsibility for the Company’s failure to provide the interest rate on the Determination Date or for any failure or delay in performing its duties hereunder as a result of such failure. The interest rate and amount of interest to be paid on the Note for each Interest Period shall be calculated by the Company. All calculations made by the Company shall, in the absence of manifest error, be conclusive for all purposes and binding on the Trustee and the Holders. All percentages resulting from any calculation of the interest rate on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes be rounded to the nearest cent (with one-half cent being rounded upward). Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date but prior to the opening of business on the Interest Payment Date to which that Regular Record Date relates, Holders of such Notes as of the Close of Business on the Regular Record Date will receive, on the corresponding Interest Payment Date, the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. Notes that are converted with a Conversion Date occurring after a Regular Record Date bur prior to the next Interest Payment Date, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the next succeeding Interest Payment Date.

The Company will pay Additional Interest under certain circumstances as provided in Section 5.08 and 6.03.

Each payment (including any payment made in connection with a redemption) in cash by the Company on account of the principal of and interest on and premium, if any on the Notes, shall be applied to the applicable Notes pro rata according to the outstanding principal amount (subject to any adjustment needed to maintain the minimum denominations of the Notes), unless otherwise expressly provided in the case of any partial redemption. Except as expressly provided herein, all payments (including any payment made in connection with a redemption) to be made by the Company on account of principal, interest, premium, if any, and fees shall be made without set off or counterclaim and all payments made in cash shall be made to the Trustee, in each case on or prior to 10:00 A.M., New York time, on the due date, in U.S. Dollars and in immediately available funds.

Section 2.15         Cash or PIK Interest.

The Company shall pay all interest due on the Notes in cash on the then outstanding principal amount of the Notes, or at the option of the Company in kind (“PIK Interest”) on the then outstanding principal amount of the Notes (as such amount is increased to have been increased by any PIK Interest) (a “PIK Payment”) by (a) in the case of interest on any Global Note, increasing the principal amount of such Global Note, rounded up to the nearest whole dollar and (b) with respect to a Physical Note, issuing to the Holder of such Physical Note an additional Physical Note, the principal amount of which shall be rounded up to the nearest whole dollar (a “PIK Interest Note”). At least five Business Days prior to the applicable Regular Record Date (“Interest Notice Period”), the Company shall deliver to the Holders (with a copy to the Trustee) a written notice in the form of Exhibit F of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, in PIK Interest Notes or a combination thereof as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice and, in such case, no additional notice shall be delivered until the Company determines to change its election. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holders shall be deemed an election by the Company to pay the interest on such Interest Payment Date in PIK Interest. Notwithstanding anything herein to the contrary, for the initial Interest Payment Date and until notice is provided to the contrary, the Company elects to pay PIK Interest and no additional notice shall be required in connection with such election and no additional notice shall be required until the Company determines to change its election; provided, however that the Company shall provide the information required by the Applicable Procedures.

With respect to the payment of any PIK Interest, the Company shall deliver to the Trustee no later than five Business Days prior to the applicable Interest Payment Date, (a) with respect to Physical Notes, certificates representing the required amount of new Physical Notes (rounded up to the nearest whole dollar) and a Company Order for authentication and delivery of such PIK Interest Notes on the relevant Interest Payment Date, and the Trustee in accordance with such Company Order shall authenticate and deliver the PIK Interest Notes, or (b) with respect to Global Notes, unless prohibited by the procedures of the Depositary, a Company Order to increase the principal amount of the outstanding Global Note as of the Regular Record Date for the applicable Interest Payment Date, by an amount equal to the amount of interest payable for the applicable Interest Payment Date (rounded up to the nearest whole dollar), and an adjustment shall be made on the books and records of the Custodian to reflect such increase. Notwithstanding anything to the contrary, the Company shall not be required to deliver to the Trustee an Officer’s Certificate or Opinion of Counsel in connection with the issuance of any PIK Interest Notes or any increase in principal amount of a Global Note as a result of any PIK Payment.

Any PIK Interest Note shall, after being executed and authenticated pursuant to Section 2.04 hereof, be mailed or delivered via overnight courier to the Person entitled thereto as shown on the register for the Physical Notes as of the relevant Regular Record Date. The Company will make PIK Payments on Global Notes held by the Depositary or its nominee, to the Depositary or its nominee, as the case may be, as the registered holder of such Global Note. The Trustee shall be permitted to use the U.S. postal service or overnight carriers to transmit Physical Notes and shall be not liable for any items lost or damages in transit.

Any PIK Payment shall be considered paid on the date it is due (a) if PIK Interest Notes have been issued therefor, such PIK Interest Notes have been executed by the Company and authenticated by the Trustee on the date the payment is due in accordance with the terms of this Indenture and (b) if the PIK Payment is made by increasing the principal amount of Global Notes then authenticated, the Company has delivered the Company Order required by this Section 2.15 and the Trustee has increased the principal amount of Global Notes then authenticated by the relevant amount on the date the payment is due.

Article 3

[RESERVED]

Article 4
CONVERSION

Section 4.01         Right to Convert.

(a)           Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert all or any portion of its Notes (if a portion, such that the principal amount of such Notes converted equals $1.00 or an integral multiple of $1.00) at the then-applicable Conversion Rate into the Settlement Amount determined in accordance with Section 4.03(a)(ii) at any time until the Close of Business on the second Business Day immediately preceding the stated Maturity Date; provided that the portion of the principal amount of a Holder’s Notes, plus all accrued interest thereon and any Make-Whole Amount related thereto, to be converted must be such that the principal amount of the Notes not converted equals $1.00 or an integral multiple of $1.00.

(b)         (i)         If the Company elects to issue or distribute, as the case may be, to all or substantially all holders of the Common Stock (x) any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 calendar days after the declaration date for such issuance, shares of the Common Stock, at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance; or (y) cash, debt securities (or other evidence of indebtedness) or other assets or securities (excluding dividends or distributions in respect of which an adjustment to the Conversion Rate is made pursuant to Section 4.04(a)), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company must deliver notice of such distribution, and of the Ex-Dividend Date for such distribution, to the Holders (with a copy to the Trustee and Conversion Agent) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.

(ii)           If a transaction or event that constitutes a Fundamental Change occurs, to the extent practicable, the Company shall give notice to Holders (with a copy to the Trustee and Conversion Agent) of the anticipated effective date for such transaction or event not more than 50 Scheduled Trading Days nor less than 30 Scheduled Trading Days prior to the anticipated effective date or, if the Company does not have knowledge of such transaction or event at least 30 Scheduled Trading Days prior to the anticipated effective date, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware of such transaction or event (but in no event later than the actual effective date of such transaction or event). Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(ii) has occurred or (y) to verify the Company’s determination regarding such condition.

(iii)          If the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s property and assets that does not also constitute a Fundamental Change, in each case pursuant to which the Common Stock would be converted into cash, securities or other property, the Company shall notify Holders (with a copy to the Trustee and Conversion Agent) at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction. Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(iii) has occurred or (y) to verify the Company’s determination regarding such condition. For the avoidance of doubt, any references to Common Stock described in this Section 4.01, including those in Section 4.01(c), shall give effect to, among other things, the provisions of Section 4.07.

(c)            Notwithstanding anything herein to the contrary:

(i)           The Company shall not effect any conversion of a Note to Common Stock to the extent that, after giving effect to such conversion, ownership of shares of Common Stock owned by the Holder, or such Holder together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (any such person other than Holder, including any group of which Holder is a member, an “Additional Restricted Ownership Person”), would beneficially own in excess of the Restricted Ownership Percentage (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and any Additional Restricted Ownership Person shall include the number of shares of Common Stock issuable upon conversion of the sum of the principal amount of Notes plus accrued interest thereon plus any Make-Whole Amount applicable thereto with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of Notes plus accrued interest thereon plus any Make-Whole Amount applicable thereto beneficially owned by such Holder or any Additional Restricted Ownership Person and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any Additional Restricted Ownership Person. Except as set forth in the preceding sentence, for purposes of this Section 4.01(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(ii)          To the extent that the limitation contained in this Section 4.01(c)(i) applies, the determination of whether the Notes are convertible (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and of how much principal amount of Notes (plus accrued interest thereon plus any Make-Whole Amount related thereto) are convertible shall be in the sole discretion of such Holder, and the submission of a Conversion Notice shall be deemed to be such Holder’s determination of whether the applicable Notes may be converted (in relation to other securities owned by such Holder together with any Additional Restricted Ownership Person) and how much principal amount of Notes (plus accrued interest and any Make-Whole related thereto) are convertible, in each case subject to the Restricted Ownership Percentage. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Conversion Notice that, to its knowledge, such Conversion Notice has not violated the restrictions set forth in this paragraph and neither the Trustee nor the Conversion Agent shall have any obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.01(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the transfer agent for the Company’s Common Stock setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by such Holder or its Additional Restricted Ownership Persons since the date as of which such number of outstanding shares of Common Stock was reported.

(iii)         The “Restricted Ownership Percentage” for each Holder shall initially be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. A Holder may (i) increase the Restricted Ownership Percentage applicable to its Notes upon not less than 61 days’ prior written notice to the Company, or (ii) decrease the Restricted Ownership Percentage applicable to its Notes effective immediately upon written notice to the Company; provided, however, that (x) no Holder shall be entitled to effect any increase in the Restricted Ownership Percentage applicable to its Notes if such Holder or any Additional Restricted Ownership Person has acquired beneficial ownership of Notes or any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein with the purpose or effect of changing or influencing the control of the Company and (y) the Restricted Ownership Percentage shall in no event exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Notes held by the applicable Holder. Any such increase will not be effective until the 61st day after such notice is delivered to the Company and any such increase or decrease shall only apply to such Holder and no other Holder.

(iv)         The Trustee and any Agent shall have no obligation to monitor when or if the Stockholder Approval Date occurs or to provide notice of such occurrence.

(v)          The Company shall use commercially reasonable best efforts (which shall include, without limitation, the engagement of a nationally reputable proxy advisor firm acceptable to the Holders) to obtain at its next annual or special meeting of its stockholders following the date of this Indenture such approval of its stockholders as is necessary under the rules or regulations of the Exchange to permit each Holder and/or Additional Restricted Ownership Person to beneficially own shares of Common Stock without being subject to the Nasdaq Change of Control Cap (the “Nasdaq Change of Control Approval” and the date of the first meeting of the Company’s stockholders after the date hereof at which the Nasdaq Change of Control Approval is voted upon, the “Initial Stockholder Meeting Date”). In the event that the Nasdaq Change of Control Approval is not obtained on or before December 19, 2023, the Company shall use commercially reasonable best efforts to obtain the Nasdaq Change of Control Approval at a subsequent annual or special meeting of its stockholders to be held each calendar quarter thereafter until Nasdaq Change of Control Approval is obtained; provided, however that the Company shall only be required to engage a proxy advisor firm with respect to one of the subsequent meetings of the Company’s stockholders after the Initial Stockholder Meeting Date, which meeting shall be determined by Holders of a majority in aggregate principal amount of the outstanding Notes and notice of such determination shall be provided in writing and delivered to the Company and the Trustee.

Section 4.02         Conversion Procedures.

(a)           Each Physical Note shall be convertible at the office of the Conversion Agent and, if applicable, Global Notes shall be convertible in accordance with the Applicable Procedures.

(b)           To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest on a Global Note and pay any taxes or duties if required pursuant to Section 4.02(f), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)            duly sign and complete a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)           deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii)          if required, furnish appropriate endorsements and transfer documents; and

(iv)          if required, pay all transfer or similar taxes as set forth in Section 4.02(f).

If the Conversion Notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, the Conversion Notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note to be converted.

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record as of the Close of Business on the Conversion Date in a Physical Settlement. For the avoidance of doubt, subject to the satisfaction by the Company of each of its obligations in connection with such conversion and any other conditions set forth in this Indenture, at the Close of Business on the Conversion Date for such conversion, the applicable Holder shall no longer be the Holder of the Notes so converted.

(c)           Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)           Physical Notes. If any Physical Notes in a denomination greater than $1.00 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e)           Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)            Taxes Due upon Conversion. If a Note is converted, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03         Settlement Upon Conversion.

(a)           Settlement. Subject to this Section 4.03 and Sections 4.01(c), 4.06 and 4.07, upon conversion of any Note, the Company shall deliver to Holders, in full satisfaction of its conversion obligation under Section 4.01, in respect of each $1,000 of the sum of the principal amount of Notes plus accrued interest plus the Make-Whole Amount related thereto being converted, a Settlement Amount consisting solely of shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”).

(i)            Settlement Amount. The shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows: the Company shall deliver to the Holder of the Notes so converting, in respect of each $1,000 of the sum of the principal amount of its Notes plus accrued interest plus the Make-Whole Amount related thereto being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(ii)          Delivery Obligation. The Settlement Amounts upon conversion of the Notes will delivered by the Company through the Company’s stock transfer agent, in the case of Common Stock or the Conversion Agent, in the case of cash. The Company shall pay or deliver the Settlement Amount due in respect of its conversion obligation under this Section 4.03, on the second Trading Day immediately following the relevant Conversion Date; provided, however, that if prior to the Conversion Date for any converted Notes, the Common Stock has been replaced by Reference Property consisting solely of cash, the Company will pay the conversion consideration due in respect of such conversion on the third Trading Day immediately following the related Conversion Date, and, notwithstanding the foregoing in this Section 4.03, no Conversion Period will apply to those conversions.

(b)           Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day.

(c)           Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date or, if the Notes surrendered for conversion are beneficial interests in a Global Note, based on such other aggregate number of Notes, or beneficial interests therein, being surrendered by the Holder for conversion on the same date as the Depositary may otherwise request.

(d)           Settlement of Accrued Interest and Deemed Payment of Principal. If a Note is converted, the Company will adjust the Conversion Rate to account for any accrued and unpaid interest on such Note plus any Make-Whole Amount related to such Note, and the Company’s delivery of shares of Common Stock into which a Note is convertible must be in an amount of shares of Common Stock (plus cash in lieu of fractional shares of Common Stock) necessary to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, and any Make-Whole Amount, if any, on, such Note to, but excluding, the Conversion Date. As a result any accrued and unpaid interest and Make-Whole Amount with respect to a converted Note paid with shares of Common Stock (and cash in lieu of fractional shares of Common Stock) as required by this Article 4 will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, accrued but unpaid interest will be deemed to be paid first out of the delivery of Common Shares (and cash in lieu of fractional shares of Common Stock) delivered upon such conversion, then the Make-Whole Amount will be deemed paid, then principal.

(e)           Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, written notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes, accrued interest and Make-Whole Amount converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

Section 4.04         Adjustment of Conversion Rate.

The Conversion Rate will be adjusted as described in this Section 4.04, except that no adjustment to the Conversion Rate will be made for a given transaction if Holders of the Notes will participate in that transaction, without conversion of the Notes, on the same terms and at the same time as a holder of a number of shares of Common Stock equal to the principal amount of a Holder’s Notes plus accrued interest thereon plus the Make-Whole Amount divided by $1,000 and multiplied by the Conversion Rate would participate.

(a)           If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company subdivides or combines the Common Stock, the Conversion Rate will be adjusted based on the following formula:

where,

CR =	the Conversion Rate in effect immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR0 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or combination, as applicable;

OS =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable; and

OS0 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution (regardless of whether the dividend or distribution date is scheduled to occur after the Maturity Date), or immediately after the Open of Business on the effective date of such subdivision or combination of Common Stock, as the case may be. If such dividend, distribution, subdivision or combination described in this clause (a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(b)           If an Ex-Dividend Date occurs for a distribution to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made under this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution, regardless of whether the distribution date is scheduled to occur after the Maturity Date. To the extent that such rights, options or warrants expire prior to the Maturity Date and shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants were scheduled to be distributed prior to the Maturity Date and are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price that is less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading-Day period, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors or a duly authorized committee thereof.

(c)            If an Ex-Dividend Date occurs for a distribution (the “Relevant Distribution”) of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company’s or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (a) or (b) above; (ii) dividends or distributions paid exclusively in cash; and (iii) Spin-Offs), then the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date for such distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined in good faith by the Board of Directors or a duly authorized committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this clause (c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if such distribution is scheduled to be paid or made prior to the Maturity Date and is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of the sum of the principal amount thereof plus accrued and unpaid interest plus the Make-Whole Amount related thereto, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of the Relevant Distribution that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been an Ex-Dividend Date for a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading-Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The adjustment to the applicable conversion rate under the preceding paragraph of this clause (c) will be determined on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (c) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the Valuation Period for any Spin-Off, references within this clause (c) related to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date.

For purposes of the second adjustment formula set forth in this Section 4.04(c), (i) the Closing Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Closing Sale Price of the Common Stock in the definition of “Closing Sale Price” set forth in Section 1.01, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock (including, for the avoidance of doubt, upon settlement of conversions of Notes), shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Sections 4.04(a) through (c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)	a dividend or distribution of shares of Common Stock to which Section 4.04(a) also applies (the “Clause A Distribution”); or

(B)	an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a).

(d)           If an Ex-Dividend Date occurs for a cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company pays or distributes to substantially all holders of the Common Stock.

Any increase made under this clause (d) shall become effective immediately after the Open of Business on the Ex-Dividend date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (d) is scheduled to be paid or made prior to the Maturity Date but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of the sum of the principal amount of Notes plus accrued and unpaid interest thereon plus the Make-Whole Amount related thereto, at the same time and upon the same terms as holders of shares of the Common Stock, without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, and if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR =	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors or a duly authorized committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Offer Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS =	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the Conversion Rate under the preceding paragraph of this clause (e) will be determined at the Close of Business on the tenth Trading Day immediately following, but excluding, the Offer Expiration Date but will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last VWAP Trading Day of such Conversion Period. In respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Conversion Date. No adjustment pursuant to the above formula will result in a decrease of the Conversion Rate.

(f)            Special Settlement Provisions. Notwithstanding anything to the contrary herein, if a Note is converted and:

(i)            any distribution, transaction or event described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on such VWAP Trading Day; and

(ii)          the shares of Common Stock deliverable in respect of such VWAP Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant VWAP Trading Day to reflect the relevant distribution or transaction.

If a Note is converted and:

(i)	Physical Settlement is applicable to such Note;

(ii)	any distribution or transaction described in Sections 4.04(a) through (e) has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii)	the shares of Common Stock deliverable on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company will adjust the number of shares of Common Stock delivered in respect of the relevant conversion to reflect the relevant distribution or transaction.

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder of Notes that has converted on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for the Holder of such converting Notes. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           Poison Pill. If a Note is converted, to the extent that the Company has a rights plan in effect on the Conversion Date applicable to such Note, the Holder of such converting Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)           Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least one percent; provided, however, that the Company shall carry forward any adjustments that are less than one percent of the Conversion Rate and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least one percent of the Conversion Rate or (ii) regardless of whether the aggregate adjustment is less than one percent, (1) upon any offer to purchase the Notes following a Fundamental Change, (2) on each of the VWAP Trading Days within any Conversion Period, (3) upon any conversion of Notes and (4) on the Effective Date for any Fundamental Change.

(i)            Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.04(a) through (e) would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05         Discretionary and Voluntary Adjustments.

(a)           Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Closing Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Conversion Period), the Company will make appropriate adjustments to each, if any, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Closing Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b)           Voluntary Adjustments. To the extent permitted by law and any applicable rules of the Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if such increase is irrevocable for such period and the Board of Directors determines that such increase would be in the Company’s best interest; provided that the Company must give at least 15 days’ prior notice of any such increase in the Conversion Rate to the Holders (with a copy to the Trustee and Conversion Agent). The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06         Subsequent Financing Adjustments.

If the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Conversion Rate shall be adjusted in order to reduce and only reduce the Conversion Price to equal the Base Conversion Price, provided that the Base Conversion Price shall not be less than $5.50 prior to the Stockholder Approval Date and $1.00 on and after the Stockholder Approval Date (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date hereof). Notwithstanding the foregoing, no adjustment will be made under this Section 4.06 in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holders in writing (with a copy to the Trustee and Conversion Agent), no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4.06, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.06, upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of shares of Common Stock upon conversion of Notes based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether such Holder accurately refers to the Base Conversion Price in the Conversion Notice.

Section 4.07         Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)           Merger Events. In the case of:

(i)            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a));

(ii)           any consolidation, merger, combination, binding share exchange or similar transaction involving the Company;

(iii)         any sale, assignment, conveyance, transfer, lease or other disposition to a third party of the consolidated property and assets of the Company as an entirety or substantially as an entirety; or

(iv)         a liquidation or dissolution of the Company;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election (disregarding, for these purposes, any arrangement to deliver cash in lieu of any fractional security or other unit of Reference Property), a “Unit of Reference Property”) then, at the effective time of such Merger Event, Holders of each $1,000 principal amount of Notes shall be entitled thereafter to convert such Notes plus accrued interest thereon plus the Make-Whole Amount related thereto into the kind and amount of Reference Property that a Holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have owned or been entitled to receive upon such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount; provided, however, that at and after the effective time of the Merger Event, (y) (i) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.06 shall instead be deliverable in Units of Reference Property that a Holder of that number of shares of Common Stock would have received in such Merger Event and (ii) the Daily VWAP and the Closing Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

If the Notes become convertible into, or exchanged for Reference Property, the Company shall notify the Trustee and the Conversion Agent, and shall issue a press release containing the relevant information (and make such press release available on the Company’s website).

(b)           Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(c)           Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event (with a copy to the Trustee and Conversion Agent), or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders (with a copy to the Trustee and Conversion Agent) that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

(d)           Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Merger Event is comprised entirely of cash, then, for any conversion of Notes following such Merger Event, (i) the consideration due upon the conversion of each $1,000 of the sum of the principal amount of Notes plus accrued interest thereon plus the Make-Whole Amount shall be solely in cash in an amount equal to the Conversion Rate in effect on the Conversion Date (including any adjustment as set forth in Section 4.06), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) the Company’s conversion obligation will be determined and paid to Holders in cash on the third Business Day following the applicable Conversion Date.

Section 4.08         Certain Covenants.

(a)           Reservation of Shares. The Company shall reserve and keep available at all times from and after the Initial Issue Date, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, a sufficient number of shares of Common Stock to permit the conversion of the Notes, assuming Physical Settlement applies to all Notes.

(b)           Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be issued in book-entry form, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(c)           Within 60 calendar days after the Initial Issue Date, the Company shall use commercially reasonable efforts to file with the SEC a definitive proxy statement, at the expense of the Company, for a meeting (special or otherwise) of holders of Common Stock (the “Stockholder Meeting”) to be held within 90 calendar days after the Initial Issue Date, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of Common Stock (including, to the maximum extent allowable under the rules and regulations of the Exchange, any shares of Common Stock issuable upon conversion of the Notes, taking into consideration any adjustments set forth in this Indenture) in accordance with applicable law and the rules and regulations of the Exchange without giving effect to any limitation on conversions of the Notes (such affirmative approval being referred to herein collectively as the “Stockholder Approval”), and the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval.

Section 4.09         Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate (or any adjustment thereto), to determine whether any facts exist which may require any adjustment (including any increase) of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent (if other than the Company) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any other securities or property or cash that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent (if other than the Company) make no representations with respect thereto. Neither the Trustee nor any Conversion Agent (if other than the Company) shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. Without limiting the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.07, relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by the Holders upon conversion of their Notes after any event referred to in such Section 4.07 or to any adjustment to be made with respect thereto, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture. Neither the Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by this Article 4 has occurred that makes the Notes eligible for conversion or no longer eligible therefore until the Company has delivered to the Trustee and the Conversion Agent any requisite notices referred to in this Article 4 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to delivery such notices to the Trustee and the Conversion Agent as provided for in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.10         Notice of Adjustment.

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and the Conversion Agent, if different than the Trustee) shall have received such Officer’s Certificate, the Trustee (and the Conversion Agent, if different than the Trustee) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall (i) issue a press release and make the press release available on the Company’s website and (ii) prepare a notice of such adjustment of the Conversion Rate, in each case, setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note (with a copy to the Trustee and Conversion Agent) at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to issue such press release or deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.11         Notice to Holders.

(a)           Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder with a copy to the Trustee and the Conversion Agent containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)            Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall mail to the Holders with a copy to the Trustee and the Conversion Agent a notice of the increased Conversion Rate and the period during which such increased Conversion Rate will be in effect at least 15 calendar days prior to the date the increased Conversion Rate takes effect, in accordance with the applicable law.

(ii)           Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders (with a copy to the Trustee) as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)           Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06, the Company will (i) deliver to the Trustee and Conversion Agent an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders (with a copy to the Trustee and Conversion Agent) stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Article 5
COVENANTS

Section 5.01         Payment of Principal and Interest.

The Company covenants and agrees that it will cause to be paid the principal of, premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Other than as set forth in Section 2.15 with respect to PIK Interest, principal, premium, if any, on accrued and unpaid interest, if any, shall be considered paid on the date due if the Paying Agent holds, as of 10:00 a.m. (New York City time) on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any and interest then due.

Section 5.02         Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee; provided, however, that the Trustee shall not be deemed an agent of the Company for service of legal process.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Conversion Agent, and its Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03         Provisions as to Paying Agent.

(a)            If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section 5.03:

(i)            that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)          that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes when the same shall be due and payable; and

(iii)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)           Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this Section 5.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the any Paying Agent to the Trustee, such Paying Agent (if other than the Company) shall be released from all further liability with respect to such sums.

(d)           Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, has become due and payable shall be paid to the Company on written request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.04         Reports.

As long as any Notes are outstanding, the Company shall (i) file with the Commission within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders within 15 calendar days after it is required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors. The Company shall not be required to file any report or other information with the Commission if the Commission does not permit such filing, although such reports will be required to be furnished to the Trustee. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee and the Holders for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto).

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or beneficial owner of such Notes or any holder or beneficial owner of such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such holder or beneficial owner to sell shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates) or any other agreement or document. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the indenture, or participate in any conference calls.

Section 5.05         Statements as to Defaults.

The Company is required to deliver to the Trustee (i) within 120 days after the end of each fiscal year ending December 31, an Officer’s Certificate stating whether or not the signers thereof know of any default of the Company that occurred during the previous year and whether the Company, to the Officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any events that would constitute Defaults or Events of Default, setting forth the details of such Defaults or Events of Default, their status and the action the Company is taking or proposes to take in respect thereof. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07. The Trustee shall not be deemed to have notice of any Default or Event of Default except in accordance with Section 11.02(i).

Section 5.06         Additional Interest Notice.

If Additional Interest is payable by the Company pursuant to Section 5.08 or Section 6.03, the Company shall deliver to the Trustee and the Paying Agent an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall have no obligation to calculate or determine, or verify the Company’s calculations or determinations of, the amount of any Additional Interest payable by the Company under this Indenture. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 5.07         Compliance Certificate and Opinions of Counsel.

(a)           Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee or the Collateral Agent, as applicable, to take any action under any provision of this Indenture or the other Transaction Documents, the Company shall furnish to the Trustee or the Collateral Agent, as applicable, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture and any applicable Transaction Documents relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any applicable Transaction Document shall include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)           All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08         Additional Interest.

(a)           With respect to any Restricted Notes, if, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or such Restricted Notes are not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Restricted Notes then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such six-month period shall end on the date that is one year from the Last Original Issuance Date.

(b)           With respect to any Notes that do not constitute Restricted Notes, if at any time such Notes are not Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of Notes then Outstanding for each day during such period for which the restrictions on transfer are applicable.

(c)            Further, if, and for so long as, the Restricted Notes Legend has not been removed from any Notes, any Notes are assigned a restricted CUSIP number or any Notes are not otherwise Freely Tradable by Holders other than affiliates (within the meaning of Rule 144) of the Company or Holders that were affiliates (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the Last Original Issuance Date, the Company will pay Additional Interest on such Notes that will accrue on such Notes at the rate of 0.50% per annum of the principal amount of such Notes then Outstanding until such Restricted Notes Legend is removed, such Notes are assigned an unrestricted CUSIP number and such Notes are Freely Tradable.

(d)           Such Additional Interest that is payable under this Section 5.08 shall be payable in kind in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 6.03, subject to the limitations on the maximum annual rate of Additional Interest set forth in Section 6.03(d).

(e)           In no event shall Additional Interest accruing pursuant to this Section 5.08 accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to this Section 5.08 together with any Additional Interest pursuant to Sections 6.03(a) and 6.03(c)) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

(f)            If Additional Interest is payable by the Company pursuant to Section 5.08, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 5.09         Corporate Existence.

Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10         Restriction on Resales.

The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

Section 5.11         Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12         Par Value Limitation.

The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13         Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee (if not also the Registrar):

(a)           semi-annually, not later than the 5th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)           at such other times as the Trustee may request in writing, within 15 days after the receipt by the Company of any such request, a list of similar form and content as of a date the Trustee may reasonably require.

Section 5.14         Negative Covenants.

(a)           As long as any portion of the Notes remains outstanding, unless the Holders of at least a majority in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(i)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii)          other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii)          amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holders, other than the filing of a certificate of designations in connection with the issuance of the Series A Preferred Stock;

(iv)          repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents, (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Indenture and (iii) repurchases of the Series A Preferred Stock;

(v)          repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (A) the Senior Debt, (B) the Notes to the extent paid in accordance with the terms of the Intercreditor Agreement and (C) the Pari Passu Debt, provided that, with respect to the Notes and the Pari Passu Debt (i) such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs and (ii) such payments shall not be permitted unless financial covenants are satisfied;

(vi)         pay cash dividends or distributions on any equity securities of the Company;

(vii)        dispose of assets of the Company or any Subsidiary other than (a) obsolete, worn-out and immaterial assets and (b) assets with a value in the aggregate in excess of $1,000,000 in any fiscal year or $5,000,000 during the term of this Indenture provided that any such assets are disposed of at prices for such assets that not less than fair market value of such assets, at least 90% of the consideration paid to the Company for such disposition is in the form of cash, and within 180 days of such disposition, the Company will either reinvest the proceeds into the Company;

(viii)       enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission (other than any transaction in connection with the Company’s issuance of the Series A Preferred Stock or the performance of the Company’s obligations with respect to the Series A Preferred Stock) unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(ix)          enter into any agreement with respect to any of the foregoing.

Section 5.15         Accounting Terms.

(a)           Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 2021, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100%      of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Company and its Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to (x) any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825– 10–25 (formerly known as FASB 159) or any similar accounting standard) or (y) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

(b)           Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding shall so request, the Company shall in good faith determine an amended such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Trustee financial statements and other documents required under this Indenture or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 5.16         Future Subsidiary Guarantors.

The Company will cause each Person that becomes a Subsidiary of the Company after the date hereof (other than an Excluded Subsidiary) to execute and deliver to the Trustee, within 30 days of becoming such a Subsidiary, a Supplemental Indenture (in substantially the form specified in Exhibit E to this Indenture) and an assumption agreement to the Guarantee pursuant to which such Subsidiary will become a Subsidiary Guarantor hereunder, whereupon such Subsidiary shall be bound by all of the provisions herein applicable to Subsidiary Guarantors, subject to the limitations set forth herein, including, without limitation, Article 12 hereof.

Section 5.17         Financial Covenants.

Financial Covenants.

(a)            Minimum EBITDA. The Company and its Subsidiaries shall not permit the Consolidated EBITDA as of the last day of any fiscal quarter of the Company, calculated for the period of four (4) consecutive fiscal quarters ended on such date, to be less than (i) for the fiscal quarters ending June 30, 2023, September 30, 2023 and December 31, 2023, ($12,500,000), (ii) for the fiscal quarters ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, ($10,000,000) and (iii) for the fiscal quarter ending March 3, 2025 and thereafter, ($7,500,000).

(b)            Minimum Revenue. The Company and its Subsidiaries shall not permit the Revenue of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, as of the last day of any fiscal quarter ending on the dates set forth below and calculated for the period of the last twelve months ending on such date, to be less than the amount set forth below for such date.

Fiscal Quarter ending on	Minimum Revenue
6/30/2023	$ 22,500,000
9/30/2023	$ 24,000,000
12/31/2023	$ 26,000,000
3/31/2024	$ 25,200,000
6/30/2024	$ 27,000,000
9/30/2024	$ 28,800,000
12/31/2024	$ 31,200,000
3/31/2025	$ 30,240,000
6/30/2025	$ 32,400,000
9/30/2025	$ 34,560,000
12/31/2025 and thereafter	$ 37,440,000

(c)            Minimum Cash. The Company shall have on hand at all times, on the first of each calendar month, not less than $4.5 million, in an account (from and after October 31, 2023, subject to an account control agreement in favor of the Collateral Agent) subject to no other Liens other than the Permitted Liens.

Article 6
REMEDIES

Section 6.01         Events of Default.

Each of the following events shall be an “Event of Default”:

(a)           the Company’s failure to pay the principal of or any premium or Make-Whole Amount, if any, on any Note when due and payable on the Maturity Date, upon declaration of acceleration or otherwise;

(b)           the Company’s failure to comply with its obligations under Article 4 to pay or deliver the Settlement Amount owing upon conversion of any Note within five calendar days;

(c)           the Company’s failure to pay any interest on any Note when due, and such failure continues for a period of 30 days;

(d)           [reserved];

(e)           the Company’s failure to issue a notice of a distribution in accordance with the provisions of Section 4.01(b)(i);

(f)            the Company’s failure to perform any other covenant required by the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in Sections 6.01(a) through (e) above) and such failure continues for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company;

(g)            any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), in an outstanding principal amount, individually or in the aggregate, in excess of $5.0 million (or its foreign currency equivalent at the time) (i) is not paid at final maturity, upon required repurchase, upon redemption or when otherwise due (except upon acceleration that does not result from such a failure to pay) or (ii) is accelerated or otherwise is declared due and payable, unless, in the case of this clause (ii), such indebtedness is discharged or the acceleration is cured, waived or rescinded within 30 days of the date on which such indebtedness was accelerated or was declared due and payable;

(h)            the Company or any of its Subsidiaries that is a Significant Subsidiary of the Company (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company), fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $5.0 million, provided that, no Event of Default will be deemed to occur under this clause (h) if such judgments are paid, discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)            the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) commences a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, (iii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iv) makes a general assignment for the benefit of creditors, or (v) fails generally to pay its debts as they become due;

(j)            an involuntary case or other proceeding is commenced against the Company or any of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) (i) seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days;

(k)            any Security Document or any Lien granted thereunder with respect to any portion of the Collateral (except (i) in accordance with its terms or (ii) with respect to immaterial assets), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company or any Grantor Subsidiary party thereto, or the Company, any Grantor Subsidiary or any other Person shall contest in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Indenture Document, any Lien on the Collateral (except with respect to immaterial assets) shall cease to be a perfected Lien (other than as a result of the Collateral Agent’s failure to take any action within its control); or

(l)            Any Event of Default under the Subordinated Security Agreement.

Section 6.02         Acceleration; Rescission and Annulment.

(a)            If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become immediately due and payable.

(b)            Notwithstanding anything to the contrary in Section 6.02(a), Section 6.04 or any other provision of this Indenture, if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable in accordance with Section 6.02(a), and before any judgment or decree of a court of competent jurisdiction for the payment of the monies due shall have been obtained, and each of the conditions set forth in the immediately following clauses (i), (ii) and (iii) is satisfied:

(i)            the Company delivers or deposits with the Trustee the amount of cash sufficient to pay all matured installments of principal and interest upon all the Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to pay the Trustee its compensation and reimburse the Trustee for its reasonable expenses, disbursements and advances (including the fees and expenses of its agents and counsel);

(ii)           rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)          any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (except for any Default or Event of Default arising from (x) the Company’s failure to pay principal , or any interest on, any Notes), (y) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a) or (z) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and their consequences; provided, that no such rescission or annulment will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.03         Additional Interest.

(a)            Notwithstanding Section 6.02, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 (such Event of Default, a “Reporting Event of Default”), will, for the 180 days after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes then Outstanding commencing on the date on which such a Reporting Event of Default first occurs and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 90th day following the occurrence of such Reporting Event of Default and (ii) 0.50% per annum of the principal amount of such tranche of Notes outstanding commencing on the 91st day following the occurrence of such Reporting Event of Default (if such Reporting Event of Default is continuing on such 91st day) and ending on the earlier of the date such Reporting Event of Default is cured or waived or the 180th day following the occurrence of such Reporting Event of Default, in each case payable in the same manner and on the same dates as the stated interest payable on the Notes.

(b)            If the Reporting Event of Default is continuing on the 181st day after the date on which such Reporting Event of Default occurred, the Notes will be subject to acceleration as provided in Section 6.02(a).

(c)            In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election on or before the Close of Business on the fifth Business Day prior to the date on which such Reporting Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice of such election or to pay the Additional Interest when due, the Notes will be immediately subject to acceleration by declaration of the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding as provided in Section 6.02. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)            In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) accrue on any day under the terms of this Indenture (taking any such Additional Interest pursuant to Sections 6.03(a) and 6.03(c) together with any Additional Interest pursuant to Section 5.08) at an annual rate in excess of 0.50% for any violation or Default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations. Such Additional Interest will be payable in kind in the same manner and on the same dates as the stated interest payable on the Notes.

Section 6.04         Waiver of Past Defaults.

Subject to Section 6.02(b), the Holders of at least majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive any Default or Event of Default (except for any Default or Event of Default arising from (a) the Company’s failure to pay principal of, or any interest on, any Notes), (b) the Company’s failure to pay or deliver the Settlement Amounts due upon conversion of any Note within the applicable time period set forth under Section 4.03(a), or (c) the Company’s failure to comply with any provision of this Indenture the modification of which would require the consent of the Holder of each Outstanding Note affected) and rescind any acceleration resulting from such Default or Event of Default and its consequences; provided, that no such waiver will extend to or will affect any subsequent Default or Event of Default or shall impair any right consequent on such Default or Event of Default.

Section 6.05         Control by Majority.

The Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders unless such Holders have offered (and if requested, provided) to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense. Subject to this Indenture, applicable law and the Trustee’s indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to any Holder).

Section 6.06         Limitation on Suits.

Subject to Section 6.07, no Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under this Indenture or with respect to the Notes unless:

(a)            the Holder has previously delivered to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default and have offered (and if requested, provided) indemnity satisfactory to the Trustee to institute such proceeding as Trustee;

(c)            the Trustee has failed to institute a proceeding within 60 days after such notice, request and offer; and

(d)           the Trustee has not received from the Holders of a majority in aggregate principal amount of the then Outstanding Notes a direction inconsistent with such written request within 60 days after such notice, request and offer.

Section 6.07         Rights of Holders to Receive Payment and to Convert.

Notwithstanding anything to the contrary elsewhere in this Indenture, the above limitations set forth under Section 6.06 do not apply to a suit instituted by a Holder for the enforcement of a payment of the principal , or any accrued and unpaid interest on, any Note, on or after the applicable due date or the right to convert the Note or to receive the Settlement Amounts due upon conversion in accordance with Article 4, and such right to receive any such payment or delivery, as the case may be, on or after the applicable due dates shall not be impaired or affected without the consent of such Holder. Payments of principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

Section 6.08         Collection of Indebtedness; Suit for Enforcement by Trustee.

If an Event of Default specified in Section 6.01(a), 6.01(b), 6.01(c) or 6.01(d) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, and the Settlement Amounts due upon the conversion of the Notes and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.06.

Section 6.09         Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.06 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13         Delay or Omission Not a Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14         Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it will pay out the money or property in the following order:

FIRST: to the Trustee, each Agent and the Collateral Agent, their respective agents and attorneys for amounts due under this Indenture and the Indenture Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as applicable, and the costs and expenses of collection

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder (at the Company’s cost and expense) a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15         Undertaking for Costs.

All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to (i) any suit instituted by the Trustee, (ii) any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, (iii) any suit instituted by any Holder for the enforcement of the payment of the principal, or any interest on, any Note on or after the applicable due date expressed or provided for in this Indenture, (iv) any suit for the enforcement of the right to convert any Note or to receive the Settlement Amounts due upon conversion of any Note in accordance with the provisions of Article 4, or (v) any suit for the enforcement of the right of a beneficial owner to exchange its beneficial interest in a Global Note for a Physical Note if an Event of Default has occurred and is continuing in accordance with Section 2.11.

Section 6.16         Waiver of Stay, Extension and Usury Laws.

The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17         Notices from the Trustee.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee must send notice of such Default to each Holder within 90 days after such Event of Default has occurred or after a Responsible Officer obtains actual knowledge. Except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or of a Default in the payment or delivery of the Settlement Amounts due upon conversion of any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders (it is being understood that the Trustee does not have an affirmative duty to determine whether any action is not in the interest of any Holder).

Article 7
SATISFACTION AND DISCHARGE

Section 7.01         Discharge of Liability on Notes.

When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, upon conversion or otherwise) and the Company or any Subsidiary Guarantor shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash (and, to the extent applicable, deliver to the Holders a number of shares of Common Stock to satisfy the Company’s obligations with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and the Company or any Subsidiary Guarantor shall have paid or caused to be paid all other sums payable hereunder by the Company and any Subsidiary Guarantor, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee and the Collateral Agent hereunder and the obligations of the Company in respect thereof), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture. Notwithstanding the foregoing, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter incurred by the Trustee, including the reasonable fees and expenses of its counsel, and to compensate the Trustee for any services thereafter rendered by the Trustee in connection with this Indenture or the Notes. For the avoidance of doubt, upon the satisfaction and discharge of the Indenture, the Holders of the Notes shall no longer have the right to convert their Notes and shall only be entitled to the payments of funds deposited with the Trustee, in trust.

Section 7.02         Deposited Monies to Be Held in Trust by Trustee.

Subject to Section 7.04, all monies deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03         Paying Agent to Repay Monies Held.

Upon the satisfaction and discharge of this Indenture, all excess monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 7.04         [Reserved.]

Section 7.05         Reinstatement.

If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such amounts in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

Article 8
SUPPLEMENTAL INDENTURES

Section 8.01         Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company (when authorized by a Board Resolution), any Subsidiary Guarantor and the Trustee and Collateral Agent, if applicable, at any time and from time to time, may enter into one or more indentures supplemental hereto or any modifications to the Indenture Documents, in form satisfactory to the Trustee and Collateral Agent, if applicable, for any of the following purposes:

(a)            to cure any ambiguity, omission, defect or inconsistency in this Indenture, the Subsidiary Guarantees or the Notes;

(b)            to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(c)            to add guarantees or guarantors, including additional Subsidiary Guarantors, with respect to the Notes;

(d)            to provide for the issuance of PIK Interest or the increase of the principal amount of any Global Notes to make PIK Payments in accordance with the terms of this Indenture;

(e)            to add to the Company’s or a Subsidiary Guarantor’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture or Subsidiary Guarantee;

(f)            to make any change that does not adversely affect the rights of any Holder; or

(g)            upon the occurrence of an event described in Section 4.07(a), solely (i) to provide that such Notes are convertible into Reference Property, subject to the provisions in Sections 4.03 and 4.07, and (ii) to effect the related changes to the terms of such Notes under Section 4.07.

Section 8.02         Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, any Subsidiary Guarantor, the Trustee and the Collateral Agent, if applicable, may amend the Notes or enter into an indenture or indentures supplemental hereto or any modifications to the Indenture Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any Indenture Documents or of modifying in any manner the rights of the Holders under this Indenture or any Indenture Documents, and the Holder of a majority in aggregate principal amount of the Outstanding Notes may waive the Company’s compliance with any provision herein without notice to the other Holders; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)            change the stated Maturity Date of the principal of or any interest on the Notes;

(b)            reduce the principal amount of or interest on the Notes;

(c)            reduce the amount of principal payable upon acceleration of the Maturity Date of any Note;

(d)            change the place or currency of payment of principal of or interest on any Note;

(e)            impair the right of any Holder to receive payment of principal of and interest on its Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, such Holder’s Notes;

(f)            modify the provisions with respect to redemption rights of the Company as described under Article 10;

(g)            modify the ranking provisions of this Indenture;

(h)            modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes;

(i)            make any change that impairs or adversely affects the right of Holders to convert their Notes; or

(j)            make any change to the provisions of this Article 8 which require each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Outstanding Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.

Section 8.03         Notice of Amendment or Supplement.

After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04         Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee or the Collateral Agent, as applicable, shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee or the Collateral Agent, as applicable. If it does, the Trustee or Collateral Agent, as applicable, may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee or Collateral Agent shall receive, and shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and any applicable Indenture Documents and, with respect to such Opinion of Counsel, such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Article 9
SUCCESSOR COMPANY

Section 9.01         Company May Consolidate, Etc. on Certain Terms.

Subject to the provisions of Section 9.03, the Company shall not consolidate with, enter into a binding share exchange with, or merge with or into, another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to another Person, unless:

(a)            the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, is a corporation organized and existing under the laws of the U.S., any state of the U.S. or the District of Columbia and the Successor Company expressly assumes, by supplemental indenture, joinder, amendment or otherwise, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the other Indenture Documents;

(b)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)            all other conditions specified in this Article 9 are met.

Upon any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture.

Section 9.02         Successor Corporation to Be Substituted.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and accrued and unpaid interest, if any, on all of the Notes, the due and punctual payment or delivery of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture and the other Indenture Documents to be performed by the Company under this Indenture and the other Indenture Documents, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a sale, assignment, conveyance, transfer, lease or other disposition to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Settlement Amount, in accordance with Section 4.03, but subject to adjustment (if any) in accordance with Section 4.06. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer or other disposition to another Person (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition to another Person, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03         Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.

In the case of any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition pursuant to Section 9.01, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such consolidation, merger, binding share exchange, sale, assignment, conveyance, transfer, lease or other disposition and any such assumption and, if a supplemental indenture, joinder, amendment or other documentation is required in connection with such transaction, such supplemental indenture, joinder, amendment or other documentation, complies with the provisions of this Indenture and an Opinion of Counsel stating that any such supplemental indenture, joinder, amendment or other documentation is the valid, binding and enforceable obligation of the Successor Company.

Article 10
REDEMPTIONS AND PURCHASES

Section 10.01         Optional Redemption at Election of Company.

Subject to the provisions of this Section 10.01, at any time after the later of (I) June 6, 2024 and (II) the date that the Senior Debt is no longer outstanding, if the Daily VWAP of the Common Stock of the Company for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days exceeds $18.00, the Company may deliver a notice to the Holders (with a copy to the Trustee) (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal amount of the Notes in an amount equal to the Optional Redemption Amount on the 30th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 30 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”) in cash. Each Optional Redemption Notice shall be irrevocable and specify:

(a)            That the Daily VWAP of the Common Stock of the Company for at least 20 Trading Days during a period of 30 consecutive Trading Days prior to such Optional Redemption Notice exceeded $18.00;

(b)            the Optional Redemption Date;

(c)            the Optional Redemption Amount;

(d)            that, on the Optional Redemption Date, the Optional Redemption Amount will become due and payable upon each Note to be redeemed;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Optional Redemption Amount;

(f)            the place or places where such Notes are to be surrendered for payment of the Optional Redemption Amount;

(g)            the paragraph or subparagraph of this Indenture pursuant to which the Notes are being called for redemption

(h)            with respect to Global Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the second Trading Day immediately preceding the Optional Redemption Date and, with respect to Physical Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the third Trading Date immediately preceding the Optional Redemption Date;

(i)            the CUSIP, ISIN, or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(j)            in case any physical Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed potion thereof shall be issued.

The Optional Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Upon the Company’s written request in an Officer’s Certificate delivered to the Trustee at least 5 Business Days prior to the requested date of delivery (or such shorter period as shall be satisfactory to the Trustee), the Trustee will deliver the Optional Redemption Notice to the Holders in the name of and at the expense of the Company.

If fewer than all of the outstanding Notes are to be redeemed, in the case of a Global Note, the Notes or portions thereof to be redeemed (in principal amounts of $1.00 or multiples thereof) shall be selected according to the applicable procedures of the Depositary, or, in the case of Physical Notes, the Notes to be redeemed (in principal amounts of at least $1.00 or $1.00 multiples in excess thereof) shall, upon written request of the Company, be selected by the Trustee by lot or by any other method the Trustee in its sole discretion deems fair and appropriate. The Company shall notify the Trustee in writing of the percentage of Global Notes and Physical Notes to be redeemed. The Trustee will notify the Company promptly of the Notes or portions of the Notes to be called for redemption. If any Note selected for partial redemption is submitted for conversion after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption (and the Optional Redemption Amount due will be reduced accordingly), subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

Section 10.02         Optional Purchase at the Election of the Holders.

(a)            Subject to the provisions of this Section 10.02, at any time while the Notes are outstanding, before the Close of Business on the second Business Day immediately before the related Holder Optional Purchase Date (or such later time as may be required by law), each Holder, severally or jointly with the other Holders, as elected in the sole discretion of such Holder, may deliver a notice to the Paying Agent (a “Holder Optional Purchase Notice” and the date such notice is deemed delivered hereunder, the “Holder Optional Purchase Notice Date”) of its election to require the Company to purchase some or all of the then outstanding principal amount of such Holder’s Notes for cash in an amount equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereof (the “Fundamental Change Purchase Price”) on the Holder Optional Purchase Date (such required purchase by the Company, the “Holder Optional Purchase”). The Holder Optional Purchase Amount is payable in full on the Holder Optional Purchase Date. With respect to each Holder Optional Purchase, the Company covenants and agrees that it will (i) give each Holder the Fundamental Change Company Notice required by Section 10.02(b) and (ii) honor all Conversion Notices tendered from the time of delivery of the Holder Optional Purchase Notice through the date on which all amounts owing thereon are due and paid in full with respect to the Notes subject to a Holder Optional Purchase. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 10.02 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Holder Optional Purchase Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Holder Optional Purchase Amount with respect to such Notes), the Company shall promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Holder Optional Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(b)            On or before the 5th Business Day after the occurrence of a Fundamental Change, the Company shall provide to the Holders, the Trustee, the Conversion Agent, and any Paying Agent appointed for purposes of such Holder Optional Purchase right, a written notice (the "Fundamental Change Company Notice") of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release announcing the occurrence of such Fundamental Change and make the press release available on the Company's website. Each Fundamental Change Company Notice shall specify

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change;

(iii)          information about the Holder’s right to convert the Notes;

(iv)          information about the Holder’s right to require the Company to purchase the Notes, including the Holder Optional Purchase Date for such Fundamental Change;

(v)           the last date on which a Holder of Notes may exercise the purchase right pursuant to this Section 10.02 (the “Fundamental Change Expiration Time”);

(vi)          the name and address of the Paying Agent and Conversion Agent;

(vii)         consideration being paid by the Company in the Fundamental Change and the Fundamental Change Purchase Price for such Holder’s Notes;

(viii)        the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;

(ix)          that Notes for which a Holder Optional Purchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Purchase Price;

(x)            if applicable, that the Notes with respect to which a Holder Optional Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Holder Optional Purchase Notice in accordance with Section 10.02(e);

(xi)           the procedures required for exercise of the purchase option upon the Fundamental Change, including that the Holder must exercise the purchase option prior to the Fundamental Change Expiration Time and the procedures for submitting and withdrawing a Holder Optional Purchase Notice; and

(xii)         that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time and the procedures required for withdrawal of any such exercise as described in 10.02(f).

(c)            No failure of the Company to give the foregoing notices and no defect therein shall limit a Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.02.

(d)            The Holder Optional Purchase Notice in respect of any Notes to be purchased shall state:

(i)            if certificated, the certificate numbers of such Holder’s Notes;

(ii)           the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and

(iii)          that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes.

(e)            To exercise its Holder Optional Purchase right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(i)            before the Close of Business on the second Business Day immediately before the related Holder Optional Purchase Date (or such later time as may be required by law), a duly completed, written Holder Optional Purchase Notice with respect to such Note; and

(ii)           such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(iii)          The Paying Agent will promptly deliver to the Company a copy of each Holder Optional Purchase Notice that it receives.

(f)            A Holder Optional Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time, as applicable, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)            if certificated, the certificate numbers of the withdrawn Notes; and

(iii)          the principal amount, if any, of each Note that remains subject to the Holder Optional Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1.00 or an integral multiple of $1.00;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures. The Company shall cause the return to the respective Holders thereof any Physical Notes with respect to which a Holder Optional Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.02(f). Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 10.02(f), treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g)            For purposes of this Section 10.02, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(h)            To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Holder Optional Purchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Holder Optional Purchase in the manner set forth in the Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 10.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

Section 10.03       Mandatory Purchase at the Election of the Holders

(a)            Subject to the provisions of this Section 10.03, at any time while the Notes are outstanding, before the Close of Business on the second Business Day immediately before the related Mandatory Purchase Date (or such later time as may be required by law), each Holder, severally or jointly with the other Holders, as elected in the sole discretion of such Holder, may deliver a notice to the Paying Agent (a “Mandatory Purchase Notice” and the date such notice is deemed delivered hereunder, the “Mandatory Purchase Notice Date”) of its election to require the Company to use the Mandatory Purchase Proceeds from such Repayment Event to purchase an amount of the then outstanding principal amount of such Holder’s Notes in cash in an amount equal to the Mandatory Purchase Amount for such Holder, plus all accrued interest on such principal being so purchased by the Company plus the Make-Whole Amount (such required purchase by the Company, the “Mandatory Purchase”). The Mandatory Purchase Amount is payable in full on the Mandatory Purchase Date. With respect to each Mandatory Purchase, the Company covenants and agrees that it will (i) give each Holder the Repayment Event Notice required by Section 10.03(b) and (ii) honor all Mandatory Purchase Notices tendered from the time of delivery of the Mandatory Purchase Notice through the date on which all amounts owing thereon are due and paid in full with respect to the Notes subject to a Mandatory Purchase. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 10.03 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Mandatory Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Mandatory Purchase Amount with respect to such Notes). In the event the principal amount of the Notes is accelerated following delivery of a Mandatory Purchase Notice Notice (except in the case of an acceleration resulting from a Default by the Company in the payment of the Mandatory Purchase Amount with respect to such Notes), the Company shall promptly (i) return to the respective Holders thereof any Physical Notes tendered to it or (ii) effect appropriate book-entry transfers to the respective beneficial holders thereof any beneficial interests in a Global Note tendered to it in compliance with the Applicable Procedures, in which case, upon such return or transfer, as the case may be, the Mandatory Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(b)            On or before the 10th Business Day after the occurrence of a Repayment Event (the “Repayment Event Notice Date”), the Company shall provide to the Holders, the Trustee, and any Paying Agent appointed for purposes of such Mandatory Purchase right, a written notice (the "Repayment Event Notice") of the occurrence of such Repayment Event and of the purchase right at the option of the Holders arising as a result thereof. Simultaneously with providing such Repayment Event Notice, the Company shall issue a press release announcing the occurrence of such Repayment Event and make the press release available on the Company's website. Each Repayment Event Notice shall specify

(i)            the events causing the Repayment Event;

(ii)           the effective date of the Repayment Event;

(iii)            information about the Holder’s right to require the Company to purchase the Notes, including the Mandatory Purchase Date for such Repayment Event;

(iv)          the last date on which a Holder of Notes may exercise the purchase right pursuant to this Section 10.03 (the “Mandatory Purchase Termination Date”);

(v)           the name and address of the Paying Agent;

(vi)          the Mandatory Purchase Amount for such Holder’s Notes;

(vii)         that Notes for which a Mandatory Purchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Mandatory Purchase Amount;

(viii)        the procedures required for exercise of the purchase option upon the Repayment Event, including that the Holder must exercise the purchase option prior to the Mandatory Purchase Termination Date and the procedures for submitting and withdrawing a Mandatory Purchase Notice; and

(ix)          that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Mandatory Purchase Termination Date and the procedures required for withdrawal of any such exercise as described in 10.03(f).

(c)            No failure of the Company to give the foregoing notices and no defect therein shall limit a Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.03.

(d)           The Mandatory Purchase Notice in respect of any Notes to be purchased shall state:

(i)            if certificated, the certificate numbers of such Holder’s Notes;

(ii)            the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount not purchased equals $1.00 or an integral multiple of $1.00; and

(iii)          that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes.

(e)            To exercise its Mandatory Purchase right for a Note following a Repayment Event, the Holder thereof must deliver to the Paying Agent:

(i)            before the Close of Business on the second Business Day immediately before the related Mandatory Purchase Date (or such later time as may be required by law), a duly completed, written Mandatory Purchase Notice with respect to such Note; and

(ii)           such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

(iii)          The Paying Agent will promptly deliver to the Company a copy of each Mandatory Purchase Notice that it receives.

(f)            A Mandatory Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Repayment Event Notice, as applicable, at any time prior to the Mandatory Purchase Termination Date, as applicable, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)           if certificated, the certificate numbers of the withdrawn Notes; and

(iii)          the principal amount, if any, of each Note that remains subject to the Holder Mandatory Purchase Notice, which must be such that the principal amount of such Holder’s Notes not purchased equals $1.00 or an integral multiple of $1.00;

provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures. The Company shall cause the return to the respective Holders thereof any Physical Notes with respect to which a Mandatory Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.03(f). Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 10.02(f), treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(g)            For purposes of this Section 10.03, the Paying Agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

(h)           To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Mandatory Purchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Mandatory Purchase in the manner set forth in the Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 10.03 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

Section 10.04       Optional Redemption Procedure.

If any Optional Redemption Notice has been given in respect of the Notes in accordance with Section 10.01, the Notes shall become due and payable on the Optional Redemption Date at the place or places stated in the Optional Redemption Notice at the Optional Redemption Amount. On presentation and surrender of the Notes at the place or places stated in the Optional Redemption Notice, the Notes shall be paid and redeemed by the Company at the Optional Redemption Amount.

Prior to the open of business on the Optional Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company) or, if the Company or a subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03(b), an amount of cash (in immediately available funds if deposited on the Optional Redemption Date) sufficient to pay the Optional Redemption Amount of all the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand of the Company, return to the Company any funds in excess of the Redemption Price.

If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company in cash by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything to the contrary in this Section 10, the Company’s determination to make an Optional Redemption under Section 10.01 shall be applied by lot among the Holders (and in the case of any Global Notes, redeemed in accordance with the Depositary’s applicable procedures). The Holders may elect to convert the outstanding principal amount of the Notes pursuant to Section 4 prior to, in case of Global Notes, the Close of Business on the second Trading Day immediately preceding the Optional Redemption Date , and, with respect to Physical Notes, that Holders may surrender their Notes for conversion at any time prior to the Close of Business on the third Trading Date immediately preceding the Optional Redemption Date for any redemption under this Section 10 by the delivery of a Conversion Notice to the Company and the Conversion Agent.

Section 10.05       Purchase Procedures Pursuant to Holder Optional Purchase or Mandatory Purchase.

The payment of cash to a Holder pursuant to a Holder Optional Purchase or a Mandatory Purchase shall be payable to the applicable Holder on the later of (i) each Holder Optional Purchase Date or Mandatory Purchase Date and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Applicable Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). If any portion of the payment due pursuant to a Holder Optional Purchase or Mandatory Purchase shall not be paid by the Company by the applicable due date, interest shall accrue thereon (including, to the extent allowed by law, overdue interest and any Make-Whole Amount) at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Any Holder may elect to convert the outstanding principal amount of such Holder’s Notes pursuant to this Indenture prior to actual payment in cash for any purchase by the Company under Sections 10.02 or 10.03 on the Holder Optional Purchase Date or the Mandatory Purchase Date, as applicable, by delivery of a Conversion Notice. Upon receipt of payment for a Holder Optional Purchase or Mandatory Purchase, the Company shall: (i) if the Notes purchased are Physical Notes, cause such Physical Notes to be surrendered to the Trustee for cancellation and (ii) if the Notes purchased are Global Notes, cause the beneficial interest in such Global Notes to be cancelled in compliance with the Applicable Procedures. Upon surrender, the respective Notes shall no longer be considered outstanding under the Indenture.

Article 11
THE TRUSTEE

Section 11.01       Duties and Responsibilities of Trustee.

(a)            In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent person would use in the conduct of his or her own affairs.

(b)            Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)            this subsection (c) does not limit the effect of this Section 11.01;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d)            Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01 and Section 11.02.

(e)            The Trustee shall not be liable in respect of any payment (as to the correctness or calculation of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes.

(f)            If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g)            None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02       Rights of the Trustee.

(a)            The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original, electronic or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.

(b)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(c)            The Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(d)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered (and if requested, provided) to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby.

(e)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation).

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g)            The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, consequential, incidental or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, the Collateral Agent and each Agent, custodian and other Person employed to act hereunder.

(k)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)            The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)            The Collateral Agent is expressly authorized to execute and deliver the Intercreditor Agreement in its capacity as such.

(n)            The permissive authorizations, entitlements, powers and rights granted to the Trustee in this Indenture shall not be construed as duties.

Section 11.03      Trustee’s Disclaimer.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees, the Notes or any other Transaction Document. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee under this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Under no circumstances will the Trustee be responsible for selecting or determining any substitute index if the Prime Rate will no longer be available past a designated date. In the case the Prime Rate is unavailable, the majority in interest of the Holders shall select the substitute index prior to the Determination Date for the relevant Interest Period, ensuring that the Trustee will be able to meet its obligations and requirements under this Indenture with respect to the substitute index replacing the Prime Rate. No such replacement (including any conforming changes to the Transaction Document) shall effect the Trustee’s own rights, duties or immunities under the Transaction Documents or otherwise.

Section 11.04      Trustee or Agents May Own Notes.

The Trustee or any Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or Agent.

Section 11.05       Monies to be Held in Trust.

Subject to the provisions of Section 7.02, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.06       Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee, Agent and Collateral Agent from time to time, and the Trustee, Agent and Collateral Agent shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, Agent and Collateral Agent, and the Company will pay or reimburse the Trustee, Agent and Collateral Agent upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee, Agent and Collateral Agent in accordance with any of the provisions of this Indenture or any other Transaction Document (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

The Company also covenants to indemnify each of the Trustee, Collateral Agent and the Agents (and their respective officers, directors and employees), in any capacity under this Indenture and their respective agents for, and to hold each of them harmless from and against, any and all loss, liability, action, suit, claim, damage, cost or expense incurred without gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction on its own part and arising out of or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder or in any other capacity hereunder or under any Transaction Document, including the costs and expenses (including attorneys’ fees) of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises, including those incurred with respect to enforcement of its right to indemnity hereunder. The Trustee, Collateral Agent and the Agents shall notify the Company promptly of any third party claim for which it may seek indemnity. Failure by the Trustee, Collateral Agent and the Agents to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend such claim and the Trustee, Collateral Agent and the Agents shall cooperate in the defense. The Trustee, Collateral Agent and the Agents may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent (such consent not to be unreasonably withheld).

The obligations of the Company under this Section 11.06 to compensate or indemnify the Trustee, Collateral Agent and the Agents and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a first lien prior to that of the Notes upon all property and funds held or collected by the Trustee or Collateral Agent as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 11.06 shall survive the payment of the Notes, the satisfaction and discharge of this Indenture and/or the resignation or removal of the Trustee, Agent and the Collateral Agent.

When the Trustee, any Agent, and any of their respective agents incur expenses or render services after an Event of Default specified in Section 6.01(i) and 6.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any bankruptcy, insolvency or similar laws.

Section 11.07       Officer’s Certificate or Opinion of Counsel as Evidence.

Subject to Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel delivered to the Trustee.

Section 11.08      Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.09       Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 11.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.10       Resignation or Removal of Trustee.

(a)            The Trustee may at any time resign by giving 30 days’ prior written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after such notice of resignation is given to the Company and the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)            In case at any time any of the following shall occur:

(i)            the Trustee shall fail to comply with Section 11.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)           the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee by 30 days’ written notice and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)            The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee upon 30 days’ prior written notice and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.11.

Section 11.11       Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 11.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.06.

No successor trustee shall accept appointment as provided in this Section 11.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.08 and be eligible under the provisions of Section 11.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.11, the Company (or the former trustee, at the written direction of the Company) shall give or cause to be given notice of the succession of such trustee hereunder to the Holders of Notes in accordance with Section 13.08(c). If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 11.12       Succession by Merger, Etc.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any sale, merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.08 and eligible under the provisions of Section 11.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.13       Preferential Collection of Claims.

To the extent that this Indenture has been qualified under the Trust Indenture Act, if and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor)

Section 11.14       Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Article 12
SUBSIDIARY GUARANTEES

Section 12.01       Subsidiary Guarantees.

(a)            Subject to this Article 12, each of the Subsidiary Guarantors, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis (or, with respect to each Subsidiary Guarantor that is a Grantor Subsidiary, a senior secured basis), subject to the Intercreditor Agreement, to the Collateral Agent on behalf of each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and Collateral Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at the stated Maturity Date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other monetary obligations of the Company to the Holders or the Trustee or Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Subsidiary Guarantors agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Subject to Section 6.06, each Subsidiary Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder, Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee, Collateral Agent or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Nine for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall have the right to seek contribution from any non-paying Subsidiary Guarantor, in a pro rata amount based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP as in effect from time to time, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(e)            In respect to its obligations under its Subsidiary Guarantee, each Subsidiary Guarantor agrees to be bound to, and hereby covenants, with respect to itself, the covenant set forth in Section 6.16.

Section 12.02       Reserved

Section 12.03       Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Article 12, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 12.04       Execution and Delivery of Notation of Guarantee.

(a)            To evidence its Subsidiary Guarantee set forth in Section 12.01, with respect to the Notes issued on the Issue Date, a Subsidiary Guarantor shall execute a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D hereto endorsed by an Officer of such Subsidiary Guarantor by manual, electronic or facsimile signature on each Note authenticated and delivered by the Trustee.

(b)            Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c)            If an Officer whose signature is on this Indenture or on the Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Notation of Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.05       Releases of Subsidiary Guarantors.

A Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Subsidiary Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(a)            in the event that a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving entity in such transaction to a Person which is not the Company or a Subsidiary of the Company, or upon its liquidation or dissolution; or

(b)           upon a satisfaction and discharge of the Notes in accordance with Article 7.

Upon written request of the Company accompanied by an Officer’s Certificate and Opinion of Counsel stating that all covenants and conditions precedent to such release have been complied with, the Trustee or the Collateral Agent, as applicable, shall execute an acknowledgement of such release or other documents reasonably requested by the Company in connection with such release.

Article 13
COLLATERAL AND SECURITY

Section 13.01         Collateral and Security.

The Obligations will be secured by a perfected Lien on the Collateral, as provided in the Security Documents, subject to Permitted Liens and the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in Section 13.05.

Section 13.02         Security Documents.

In order to secure the Obligations, the Company and the Grantor Subsidiaries have entered into and delivered to the Collateral Agent the Subordinated Security Agreement and the other Security Documents, in each case, to which they are a party, to create the Liens on the Collateral securing their respective Obligations. In the event of a conflict between the terms of this Indenture and the Security Documents in regards to the Collateral, the Security Documents shall control. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs each of the Collateral Agent and the Trustee to (i) enter into the Intercreditor Agreement and the Security Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith (ii) to make the representations of the Holders as set forth in the Intercreditor Agreement and the Security Documents and (iii) to bind the Holders on the terms set forth in the Intercreditor Agreement and the Security Documents. On or before the date that is sixty (60) days after the Initial Issue Date, the Company shall deliver or cause to be delivered to the Collateral Agent duly executed mortgage documents with respect to the Company-owned facility in New Jersey.

Section 13.03         Authorization of Actions to Be Taken.

(a)            Each Holder of Notes, by its acceptance thereof, hereby designates and appoints the Collateral Agent as its agent under this Indenture, the Intercreditor Agreement and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of this Indenture, the Intercreditor Agreement, each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement, the Security Documents to which it is a party, and irrevocably authorizes and empowers the Collateral Agent to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Agent by the terms of this Indenture, the Intercreditor Agreement and the Security Documents. The Collateral Agent shall hold (directly or through any agent) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders all Liens on the Collateral created or perfected by the Security Documents for their benefit.

(b)            Subject to the provisions of the applicable Security Documents and the Intercreditor Agreement and to the last sentence of this Section 13.03(b), the Trustee and each Holder, by acceptance of any Notes, agrees that (x) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to preserve its interest and the interest of the Holders in the Collateral or the Secured Parties’ rights under the Security Documents and (y) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Obligations and/or to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Indenture Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement, if applicable. In the absence of such written consent from the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding, the Collateral Agent shall not be required to take any such actions and shall have no liability for refraining from taking any such action. Until the Notes and the other Obligations are discharged in full or are otherwise no longer outstanding (other than Contingent Liabilities), all remedies and Enforcement Actions in respect of the Collateral and any foreclosure actions in respect of any Liens on the Collateral, and all actions, undertakings or consents by the Collateral Agent in respect of the Collateral, in each case, shall be undertaken solely at the instruction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding and subject to the Intercreditor Agreement.

Section 13.04       Release of Collateral.

(a)            The Liens securing the Obligations on the applicable Collateral shall be automatically terminated and released without further action by any party (other than satisfaction of any requirements in the Security Documents, if any), in whole or in part: (i) upon any disposition of all or any portion of Collateral (other than a disposition to the Company or any Grantor Subsidiary) in accordance with the terms of this Indenture; (ii) upon discharge of this Indenture and the other Indenture Documents in accordance with Article 7; (iii) at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding; or (iv) if the Collateral is owned by a Grantor Subsidiary, upon release of such Grantor Subsidiary in its capacity as a Subsidiary Guarantor from the Obligations in accordance with the provisions hereof.

(b)            Without the necessity of any consent of or notice to the Trustee or any Holder of the Notes, the Company or any Grantor Subsidiary may request and instruct the Collateral Agent to, on behalf of each Holder of Notes, (i) execute and deliver to the Company or any Officer of the Company, as the case may be, for the benefit of any Person, such release documents as may be reasonably requested in writing, of all Liens held by the Collateral Agent in any Collateral securing the Obligations, and (ii) deliver any such assets in the possession of the Collateral Agent to any Company Indenture Party, as the case may be; and Collateral Agent shall promptly take such actions provided that any such release complies with and is expressly permitted in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents and is accompanied by an Officer’s Certificate and Opinion of Counsel to such effect, which Officer’s Certificate and Opinion of Counsel shall also state that all covenants and conditions precedent to such actions have been complied with, on which Officer’s Certificate and Opinion of Counsel the Collateral Agent shall be permitted to conclusively rely.

(c)            The release of any Collateral from the Liens securing the Obligations or the release of, in whole or in part, the Liens securing the Obligations created by any of the Security Document will not be deemed to impair the Liens securing the Obligations in contravention of the provisions hereof if and to the extent the Collateral or the Liens securing the Obligations are released pursuant to the terms of this Indenture and the applicable Security Documents. Each of the Holders of the Notes acknowledges that a release of Collateral or Liens securing the Obligations strictly in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture.

Section 13.05       Application of Proceeds of Collateral.

(a)            Upon any realization upon the Collateral from the exercise of any rights or remedies under any Security Document or any other agreement with the Company or any Grantor Subsidiary which secures any of the Obligations, the proceeds thereof shall be applied in accordance with Section 6.14 of this Indenture.

(b)            Each of the Collateral Agent and the Trustee is authorized and empowered to receive any funds collected or distributed under the Intercreditor Agreement and the Security Documents and to apply according to the provisions of this Indenture, subject to the Intercreditor Agreement.

Section 13.06      Collateral Agent.

(a)            The Company hereby appoints Wilmington Trust, National Association to act as Collateral Act and each Holder, by its acceptance of the Notes irrevocably consents and agrees to such appointment.

(b)            Subject to the provisions of Section 11.01 as to the Trustee only, neither the Trustee, nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so; except, in the case of the Collateral Agent, to the extent such action or omission constitutes gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal) on the part of the Collateral Agent, (iii) for the validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, written instructions or any agreement or assignment contained therein and will not be regarded as making nor be required to make, any representations thereto, or for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (iv) for the legality, enforceability, effectiveness or sufficiency of the Intercreditor Agreement, or any subordination agreement or other similar agreement entered into in connection with this Indenture. Neither the Trustee nor the Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the value, genuineness, validity, ownership, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes or as otherwise provided in the Security Documents.

(c)            The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, reimbursed and compensated and all other rights, privileges, protections, immunities and benefits set forth in Article 11, are extended to the Collateral Agent, and its agents, receivers and attorneys, and shall be enforceable by, the Collateral Agent, as if fully set forth in this Section 13.06 with respect to the Collateral Agent, except that the Collateral Agent shall only be liable for (and shall be indemnified and held harmless to the extent such Losses do not constitute) its gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction that is not subject to appeal). In acting under any Security Document or the Intercreditor Agreement and any other Transaction Document, the Collateral Agent or the Trustee, as applicable, shall enjoy the rights, privileges, protections, immunities, indemnities and benefits that are extended to the Collateral Agent or the Trustee, as applicable, hereunder.

(d)            Notwithstanding anything herein to the contrary, the duties of the Collateral Agent shall be ministerial and administrative in nature and the Collateral Agent will not have any duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Indenture, the other Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement. The use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Company hereby agrees that the Collateral Agent shall hold the Collateral on behalf of and for the benefit of the Secured Parties, in each case pursuant to the Security Documents. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document at the request, order or direction of the Holders pursuant to the provisions of this Indenture or any Security Document, unless such representative or other party shall have furnished to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the fees, costs, expenses and liabilities including attorneys’ fees and expenses which may be incurred therein or thereby. The Collateral Agent shall have no responsibility or liability for any loss or damages of any nature that may arise from any action taken or not taken by the Collateral Agent in accordance with the written consent of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding. The permissive authorizations, entitlements, powers and rights granted to the Collateral Agent in this Indenture and the Security Documents shall not be construed as duties. The Collateral Agent shall have no duty to review or analyze reports delivered to it. Delivery of reports, documents and other information to the Collateral Agent is for informational purposes only and the Collateral Agent’s receipt of the foregoing shall not constitute actual or constructive notice or knowledge of any event or circumstance or any information contained therein or determinable from information contained therein.

(e)            Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. In addition, neither the Collateral Agent nor the Trustee will be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. If, at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding, the Trustee or Collateral Agent files or records any Security Documents or any related UCC financing statement or other similar documents, such filing or recording by the Trustee or Collateral Agent at the direction of the Holders of at least a majority of the aggregate principal amount of Notes then Outstanding shall be deemed done by Trustee or Collateral Agent without recourse, representation or warranty by the Trustee or the Collateral Agent (and the Trustee and the Collateral Agent disclaim any representation or warranty as to the validity, effectiveness, priority, perfection or otherwise). The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property held by it as a collateral agent or any similar arrangement, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall be permitted to use overnight carriers to transmit possessory collateral and shall be not liable for any items lost or damages in transmit.

(f)            The Collateral Agent shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Indenture Document by the Company or any Company Indenture Party or any other Person that is a party thereto or bound thereby.

(g)            The Collateral Agent shall not be required to acquire title to an asset for any reason and shall not be required to carry out any fiduciary or trust obligation for the benefit of another. The Collateral Agent is not a fiduciary and shall not be deemed to have assumed any fiduciary obligation. If the Collateral Agent or the Trustee in its sole discretion believes that any obligation to take or omit to take any action may cause the Collateral Agent or the Trustee, as applicable to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent or the Collateral Agent, as applicable, to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent and the Trustee reserve the right, instead of taking such action, either to resign as Collateral Agent or Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Collateral Agent nor the Trustee will be liable to any Person for any liability, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(h)            The Collateral Agent may resign or be replaced in accordance with the procedures set forth in Section 11.10 hereof, except that references to the Trustee in such section shall be deemed to be references to the Collateral Agent for this purpose. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Collateral Agent.

(i)            At all times when the Person serving as Trustee is not itself also serving as the Collateral Agent, the Company shall deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

(j)            Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(k)            Upon the receipt by the Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Initial Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 13.06(k), and (ii) instruct the Collateral Agent to execute and enter into such Security Document; provided that in no event shall the Collateral Agent be required to enter into a Security Document that it determines adversely affects the Collateral Agent in a commercially unreasonable manner (taking into account other security documents it has recently agreed to in similar secured notes transactions). Any such execution of a Security Document shall be at the direction and reasonable expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(l)            Without limiting the foregoing, with respect to any Collateral located outside of the United States (“Foreign Collateral”), the Collateral Agent shall have no obligation to directly enforce, or exercise rights and remedies in respect of, or otherwise exercise any judicial action or appear before any court in any jurisdiction outside of the United States. To the extent the Holders of a majority in aggregate outstanding amount of Notes outstanding determine that it is necessary or advisable in connection with any enforcement or exercise of rights with respect to Foreign Collateral to exercise any judicial action or appear before any such court, the Holders of a majority in aggregate outstanding amount of Notes outstanding shall be entitled to direct the Collateral Agent to appoint a local agent for such purpose (subject to the receipt of such protections, security and indemnities as the Collateral Agent shall determine in its sole discretion to protect the Collateral Agent from liability).

(m)           In no event shall the Collateral Agent be required to execute and deliver any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document that the Collateral Agent determines adversely affects it or otherwise subjects it to personal liability, including without limitation agreements to indemnify any contractual counterparty; provided that nothing in this clause (m) shall be implied as imposing any such obligation on the Company or any Guarantor to obtain any such landlord lien waiver, estoppel or collateral access letter, or any account control agreement.

(n)           Neither the Trustee nor the Collateral Agent shall be under any obligation to effect or maintain insurance or to renew any policies of insurance or to make any determination or inquire as to the sufficiency of any policies of insurance carried by the Company or any Guarantor, or to report, or make or file claims or proof of loss for, any loss or damage insured against or that may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(o)           Nothing in this Indenture shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The Collateral Agent shall not be liable for any indirect, special, incidental, punitive or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)           The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by the Collateral Agent, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) the Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.

(q)            The Collateral Agent may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care. The Collateral Agent shall not be charged with knowledge of (A) any events or other information, or (B) any default under this Indenture or any other agreement unless the Collateral Agent shall have actual knowledge thereof.

Section 13.07      Trust Indenture Act; Opinion of Counsel; Certificates of the Company.

The Company and the Grantor Subsidiaries shall furnish to the Collateral Trustee and the Trustee at least thirty (30) days prior to each anniversary of the Initial Issue Date, an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, (A) action has been taken with respect to the filing of record by each applicable Company Indenture Party of all UCC financing statements, continuation statements or amendments as is necessary to maintain the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, continuation statements and financing statement amendments have been filed of record that are necessary as of such date and during the succeeding 18 months fully to preserve and perfect the Liens on the portion of the Collateral securing the Obligations for which perfection of such Lien may be accomplished under the Code by filing a UCC financing statement, continuation statement or financing statement amendment in the office of the Secretary of State of the State of Delaware (or such other applicable filing office) and the payment of all applicable filing fees and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officer’s Certificate (as to factual matters only); provided that if there is a required filing of a continuation statement or other instrument within such 18 month period and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state that and in that case the Company Indenture Parties shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing the Obligations.

Article 14
MISCELLANEOUS

Section 14.01         Effect on Successors and Assigns.

All agreements of the Company, the Trustee, the Collateral Agent, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 14.02      Governing Law.

This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

Section 14.03      Trust Indenture Act.

To the extent this Indenture has been qualified under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.04      Benefits of Indenture.

Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Agent or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.05      Calculations.

Neither the Trustee nor any Agent shall be responsible for making any calculation with respect to any matter under this Indenture or the Notes. The Company and its designated agents shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, the Closing Sale Prices of the Common Stock, accrued interest payable on the Notes, and Additional Interest payable on the Notes, the Conversion Rate, the Settlement Amount and the amount of Additional Interest that may be payable by Company from time to time. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent and all other agents appointed by the Company herein are entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

For the avoidance of doubt, unless the context or Applicable Procedures require otherwise, all references in this Indenture to an amount calculated per $1,000 of principal amount of Notes shall be appropriately and proportionately adjusted with respect to any Notes with a principal amount that is not an integral multiple of $1,000 (and is instead an integral multiple of $1.00).

Section 14.06       Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Notes shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, neither the Trustee nor the Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Collateral Agent, as applicable, pursuant to procedures approved by the Trustee or the Collateral Agent, as applicable

Section 14.07       Notices.

(a)            Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company, the Trustee or the Collateral Agent shall be in writing and delivered in person or mailed by first class mail, postage prepaid, overnight courier or transmitted by facsimile transmission, email or electronic transmission in PDF format as follows:

(i)            if to the Trustee or the Collateral Agent by any Holder or by the Company, at the Corporate Trust Office;

(ii)            if to the Company or any Subsidiary Guarantor by the Trustee, the Collateral Agent or by any Holder, at the address of its principal office at ProSomnus, Inc.:

If to ProSomnus, Inc. ProSomnus, Inc. 5860 W Las Positas Blvd., Suite 25 Pleasanton, CA 94588 Attn: Len Liptak Telephone No.: (925) 353-7904 E-mail: lliptak@prosomnus.com with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati PC

650 Page Mill Road, Palo Alto, CA 94304

Attn: Andrew Hoffman

Telephone No.: (650) 493-9300

Email: ahoffman@wsgr.com

(b)            The Company, the Subsidiary Guarantors, the Trustee or the Collateral Agent by notice given to the other in the manner provided in this Section 14.07, may designate additional or different addresses for subsequent notices or communications.

(c)            Notices to Holders will be sent to the address of each Holder as it appears in the Register. Notices will be deemed to have been given on the date of mailing or electronic transmission to such Holder. Whenever a notice is required to be given by the Company, such notice may be given by the Trustee at the Company’s request on the Company’s behalf. With respect to Global Notes, notice shall be sufficiently given if given to the Depositary for the Notes (or its designee), pursuant to Applicable Procedures of such Depositary (and the Company will make any notices the Company is required to give to Holders available on the Company’s website).

(d)            Whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee and the Agents. Notices to the Trustee shall be deemed given upon actual receipt thereof.

In respect of this Indenture, the Collateral Agent and the Trustee, in each of its capacities, including without limitation as the Trustee, Registrar, Paying Agent and Conversion Agent, shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor the Collateral Agent shall have any liability for losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee or the Collateral Agent, as applicable, including, without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 14.08       No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or Subsidiary Guarantors under the Notes, the Indenture, or the Subsidiary Guarantees or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09      Tax Withholding.

Nothing herein shall preclude any tax withholding required by law or regulation. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Each Holder agrees to provide the Company and its agents with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Company or its agents may request. Each Holder understands that if such tax reporting documentation is not provided and certified to the Company or agents, the Company or its agents may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the Notes. The Company shall provide to the Paying Agent any information that the Paying Agent needs to comply to with any tax reporting obligations that it may have under any applicable law.

Section 14.10      Waiver of Jury Trial.

EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES THEREBY) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.11       U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to this Indenture agree that they will provide the Trustee and the Collateral Agent with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.12       Force Majeure.

In no event shall the Collateral Agent, the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, earthquakes, fires, floods, strikes, work stoppages or other labor disputes, accidents, acts of war or terrorism, civil or military disturbances, riots, disasters, epidemics, pandemics or similar public health emergencies, nuclear or natural catastrophes or acts of God, malware or ransomware attack and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, including the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Collateral Agent, the Trustee or other Agent, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.13      Submission to Jurisdiction.

The Company hereby irrevocably consents to then non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the City of New York and the County of New York, over any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby. The Company waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the Notes or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the City of New York and County of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the City of New York and County of New York was brought in an inconvenient court and agrees not to plead or claim the same. The Company hereby irrevocably appoints Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for the term of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

Section 14.14       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.15       Legal Holidays.

In any case where any Redemption Date, Conversion Date, Maturity Date or any other date on which the principal and accrued but unpaid interest, if any, on the Notes is due and payable, is not a Business Day or is a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed, then any payment to be made on such date may be made on the next succeeding day that is a Business Day and is not a day on which the banking institutions in the city of the office of the Paying Agent are authorized or obligated by law to close or be closed with the same force and effect as if made on such Redemption Date, Conversion Date, Maturity Date or such other date, as the case may be, and no interest shall accrue in respect of the delay.

Section 14.16       Original Issue Discount.

The Notes have been issued with “Original Issue Discount” (“OID”) for U.S. federal income tax purposes. Holders may obtain the issue price, total amount of OID, issue date and yield to maturity by contacting the Company.

Section 14.17       Intercreditor Agreement.

This Indenture is subject to the restrictions contained in the Intercreditor Agreement, and each party hereto shall be bound by said Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ProSomnus, Inc.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

ProSomnus Holdings, Inc.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

ProSomnus Sleep Technologies, Inc.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

Wilmington Trust, National Association, as Trustee

By:	/s/ Sarah Vilhauer
Name:	Sarah Vilhauer
Title:	Assistant Vice President

Wilmington Trust, National Association, as Collateral Agent

By:	/s/ Sarah Vilhauer
Name:	Sarah Vilhauer
Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “Non-Affiliate Legend”):]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF PROSOMNUS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

[For all Notes, include the following legend:]

[ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INTERCREDITOR AGREEMENT DATED AS OF OCTOBER 11, 2023 (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG THE COMPANY, THE SUBSIDIARY GUARANTORS, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS SECOND LIEN COLLATERAL AGENT FOR THE SUBORDINATED DEBT AND WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST LIEN COLLATERAL AGENT FOR THE SENIOR DEBT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.]

1 This Restricted Notes Legend shall be deemed removed from the Note when (i) the Company delivers, pursuant to Section 2.08(b) of the within-mentioned Indenture, the Free Transferability Certificate and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

ProSomnus, Inc.
Subordinated Secured Convertible Exchange Notes due 2026

No.: [      ]

CUSIP: [___]2

Principal

Amount $ [      ]

[For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

ProSomnus, Inc., a Delaware corporation (the “Company”), promises to pay to [      ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] on April 6, 2026 (the “Maturity Date”).

Interest Payment Dates: January 1, April 1, July 1 and October 1 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on [_], on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date.

Regular Record Dates: December 15, March 15, June 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Note.

IN WITNESS WHEREOF, ProSomnus, Inc. has caused this instrument to be signed manually or by facsimile or by another electronic method by one of its duly authorized Officers.

ProSomnus, Inc.

By:
Name:
Title:

2 This Note will be deemed to be identified by CUSIP No. [      ] from and after such time when (i) the Company delivers, pursuant to Section 2.08(b) of the within-mentioned Indenture, the Free Transferability Certificate and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

Wilmington Trust, National Association, as Trustee

By:
Authorized Signatory:
Title:

[FORM OF REVERSE OF NOTE]

ProSomnus, Inc.

Subordinated Secured Convertible Exchange Notes due 2026

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of October 11, 2023 by and among the Company, the Subsidiary Guarantors, Wilmington Trust, National Association, as trustee, herein called the “Trustee,” and as Collateral Agent herein referred to as the “Collateral Agent”, reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Collateral Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company shall pay all interest due on this Note as set forth in the Indenture on the then outstanding principal amount of this Note by [For Global Notes, include the following: increasing the principal amount of this Note, rounded up to the nearest whole dollar][For Physical Notes, include the following: issuing to the Holder an additional Physical Note, the principal amount of which shall be rounded up to the nearest whole dollar].

This Note does not benefit from a sinking fund. This Note is subject to redemption.

The Notes are secured, on a subordinated secured basis, by the Collateral pursuant to the Security Documents referred to in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, prior to the Close of Business on the second Business Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note converted equals $1.00 or an integral multiple of $1.00 into cash, a number of shares of Common Stock or a combination thereof determined in accordance with Article 4 of the Indenture and subject to adjustment as set forth therein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company, the Trustee and the Collateral Agent with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered (and if requested, provided) the Trustee indemnity satisfactory to the Trustee, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, with respect to and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Subject to the rights of the Holders as of the Regular Record Date to receive interest on the related Interest Payment Date, prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Agents and any of their respective agents may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Agents nor any agents shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

Upon the issuance of any new Note, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including fees and expenses of the Trustee) connected therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]3

To: ProSomnus, Inc.

Cc: Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: ProSomnus, Inc., Administrator

Re: SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE 2026

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1.00 or an integral multiple of $1.00 in excess thereof) below designated, into cash, a number of shares of Common Stock or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted which such payment shall, in the case of Physical Notes, be made payable to the Company. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

The Holder acknowledges that this Conversion Notice is subject to the restrictions set forth in paragraph 4.01(c)(ii) of the Indenture.

Principal amount to be converted (if less than all) which must be $1.00 or an integral multiple in excess thereof:

$

Your contact information:
Participant Name:
Participant Number:
Contact Name:
Contact Email:
Contact Telephone:

3 Note to Form: The Conversion Agent and Company reserve the right to include such additional information in the Form of Conversion Notice in order to facilitate any conversion process

STOCK CERTIFICATE INFORMATION

The undersigned hereby requests that the stock certificate or certificates issued upon conversion be registered in the name(s) of the persons set forth below.

The undersigned acknowledges that the Company is not required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the converting holder, and the converting holder is solely responsible for the payment of any such taxes. The undersigned acknowledges that if shares are to be issued in the name of a person other than the converting holder, the converting holder shall pay all transfer taxes payable with respect thereto.

You must check one, and only one, of the following two boxes:

☐	The undersigned is requesting registration in a name other than that of the converting holder. The converting holder acknowledges sole responsibility for the payment of any taxes that may be owing by reason thereof. If any taxes are payable upon transfer, they have already been paid.

☐	No transfer of beneficial ownership is occurring in connection with the conversion.

Registered Holder Information:

Name:
SSN or Tax ID No.:
Street Address:
City, State and Zip Code:

Delivery Instructions:

Unless you direct otherwise below, the above-referenced stock certificate(s) will be delivered to the registered holder at the address specified above. If you wish to provide separate delivery instructions, check the box and complete the information set forth below.

☐	The undersigned requests that the above-referenced stock certificate(s) be delivered to the person and address set forth below:

Name:
Street Address:
City, State and Zip Code:
Phone Number:

CASH PAYMENT INSTRUCTIONS

The undersigned directs that any cash payment owed for fractional shares (and, if applicable, for any accrued but unpaid interest which may be payable under certain limited circumstances) be wired in accordance with the wire instructions set forth below:

Bank:
Address:
Name of Account:
ABA No.:
Account No.:

To avoid the application of “backup withholding” under U.S. federal income tax law, each converting holder (or other payee) should complete, sign, and deliver an Internal Revenue Service (“IRS”) Form W-9 (in the case of a U.S. person or a resident alien) or an IRS Form W-8BEN or other appropriate IRS Form W-8 (in the case of a foreign holder). IRS Forms W-9 and W-8 are available on the IRS’s website at http://www.irs.gov/. Failure to include a properly completed IRS Form W-9 or applicable IRS Form W-8 may result in the application of U.S. backup withholding.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Dated: _______

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Name:

Title:

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, hereby sell(s), assign(s) and transfer(s) unto ________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date for such Note, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To ProSomnus, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐	To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of ProSomnus, Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date:	Signed:	]

Unless one of the above boxes is checked, the Trustee and Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated: __________

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee
(Signature(s) must be guaranteed by an institution which
is a member of one of the following recognized signature
Guarantee Programs: (i) The Notes Transfer Agent
Medallion Program (STAMP); (ii) The New York Stock
Exchange Medallion Program (MNSP); (iii) The Stock
Exchange Medallion Program (SEMP) or (iv) another
guarantee program acceptable to the Trustee)

ATTACHMENT 3

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE
Initial Principal Amount of Global Note: [$0]

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]
Officer’s Certificate
[date]

[NAME OF OFFICER], the [TITLE] of ProSomnus, Inc., a Delaware corporation (the “Company”) does hereby certify, in connection with the occurrence of the Free Trade Date on [date] in respect of $[add principal amount] of the Company’s Subordinated Secured Convertible Exchange Notes due 2026 (CUSIP: [_______]) (the “Notes”) pursuant to the terms of the Indenture, dated as of October 11, 2023 (as may be amended or supplemented from time to time, the “Indenture”), by and among the Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent, that:

1.	The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2.	The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.	In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4.	All conditions precedent described herein as provided for in the Indenture and, in the case of Global Notes, the Applicable Procedures have been complied with.

5.	The Resale Restriction Termination Date for the Notes is the date of this Officer’s Certificate. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.07 of the Indenture.

In accordance with Section 2.08 of the Indenture, the Company hereby advises you as follows:

1.	The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2.	The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [________], in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

ProSomnus, Inc.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF PROSOMNUS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) (X) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE 2026 OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE COMPANY’S SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE 2026 THAT THE RESTRICTIONS DESCRIBED IN THE LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE GOVERNING THE COMPANY’S SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE 2026, EXCEPT:

(A)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED (OR HAS BECOME) EFFECTIVE UNDER THE SECURITIES ACT THAT COVERS RESALE OF THE SHARES OF COMMON STOCK UNDERLYING THE COMPANY’S SUBORDINATED SECURED CONVERTIBLE EXCHANGE NOTES DUE 2026, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER AGENT WILL NOT BE REQUIRED TO ACCEPT FOR REGISTRATION OF TRANSFER ANY SECURITIES ACQUIRED BY A PURCHASER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT THAT THE RESTRICTIONS SET FORTH HEREIN HAVE BEEN COMPLIED WITH. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-2

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Subsidiary Guarantor has, jointly and severally, fully and unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture, dated as of October 11, 2023 (as supplemented or amended, the “Indenture”), among ProSomnus, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent, and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at the stated Maturity Date, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal, premium, and interest, to the extent permitted by law, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the stated Maturity Date, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes, to the Trustee and the Collateral Agent pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[__________________________]

By:
Name:
Title:
Dated:

D-1

EXHIBIT E

FORM OF GUARANTOR SUPPLEMENTAL INDENTURE TO BE DELIVERED BY
GUARANTORS

GUARANTOR SUPPLEMENTAL INDENTURE (this “Guarantor Supplemental Indenture”), dated as of [date], by and among ProSomnus, Inc. (the “Company”), the Company’s Subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s Subsidiaries listed on Schedule B hereto (each, an “Existing Guarantor”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company, the Existing Guarantors, the Trustee and Collateral Agent are parties to an indenture (as supplemented or amended, the “Indenture”), dated as of October 11, 2023, providing for the issuance of the Company’s Subordinated Secured Convertible Exchange Notes due 2026 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors and the Trustee, at any time and from time to time, may modify, supplement or amend the Indenture to add a Guarantor under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Guarantee. Each New Guarantor hereby guarantees the obligations of the Company under the Indenture and the Notes related thereto pursuant to the terms and conditions of Article 12 of the Indenture, such Article 12 being incorporated by reference herein as if set forth at length herein and such New Guarantor agrees to be bound as a Subsidiary Guarantor under the Indenture as if it had been an initial signatory thereto; provided, however that the New Guarantor can be released from its Guarantee to the same extent as any other Subsidiary Guarantor under the Indenture.

(3)            Governing Law. This Guarantor Supplemental Indenture, and any claim, controversy or dispute arising under or related to this Guarantor Supplemental Indenture, will be governed by, and construed in accordance with, the laws of the State of New York, (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

(4)            Counterparts. The parties may sign any number of copies of this Guarantor Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5)            Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

(6)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guarantor Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

ProSomnus, Inc.

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE A HERETO

By:
Name:
Title:

EACH GUARANTOR LISTED ON SCHEDULE B HERETO

By:
Name:
Title:

Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

SCHEDULE A

SCHEDULE B

EXHIBIT F

[COMPANY LETTERHEAD]

[      ], 20[      ]

[Holders]

Wilmington Trust, National Association,
as Trustee
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: ProSomnus Administrator

Re: Interest Election for ProSomnus, Inc. Subordinated Secured Convertible Exchange Notes Due 2026

Ladies and Gentlemen:

Reference herby is made to that certain indenture dated as of October 11, 2023 (the “Indenture”), by and among ProSomnus, Inc. a Delaware corporation (the “Company”), the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent relating to the issuance of $12,137,889 aggregate principal amount of the Company’s Subordinated Secured Convertible Exchange Notes due 2026 (the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Pursuant to Section 2.15 of the Indenture, the Company hereby notifies you it has elected [cash/PIK/combination] Interest for the [insert applicable interest payment date] Interest Payment Date. [If combination, insert applicable % proportion to be paid in cash and % proportion to be paid PIK]

The Interest accrued for the Interest Period from the most recent Interest Payment Date (for the avoidance of doubt, [insert date [month day, year]) through, but excluding, [month day, year] at an aggregate rate of [ %].

The Interest accrued for the Interest Period from the [insert date [month day, year]) through, but excluding, [month day, year] at an aggregate rate of [ %].

The Interest accrued for the Interest Period from the [insert date [month day, year]) through, but excluding, [month day, year] at an aggregate rate of [ %].

The Company hereby provides notice that the amount of such cash Interest on [insert interest payment date] shall be [$ insert aggregate cash amount if all cash or combination].

The Company hereby provides notice that the amount of such PIK Interest on [insert interest payment date] shall be [$ insert aggregate PIK amount [rounded to the nearest dollar] if all PIK or combination].

F-1

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

ProSomnus, Inc.

By:
Name:
Title:

F-2

Exhibit 10.1

SENIOR SECURITY AGREEMENT

This SENIOR SECURITY AGREEMENT, dated as of October 11, 2023 (this “Agreement”), is among ProSomnus, Inc., a Delaware corporation (the “Company”), all of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent” or “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Indenture, dated as of December 6, 2022 (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Existing Notes Indenture”), by and among the Company, the Guarantors party thereto, Wilmington Trust, National Association, as trustee and as collateral agent, and each other party from time to time party thereto, the Company issued $16,959,807.00 aggregate original principal amount of Senior Secured Convertible Notes due 2025 (the “Existing Notes”) and these Existing Notes were purchased by the initial holders thereof pursuant to the Purchase Agreement;

WHEREAS, pursuant to each Exchange Agreement, dated as of October 11, 2022 (collectively, the “Exchange Agreements”), by and between the Company and the Holder signatory thereto (each an “Initial Holder” and collectively, the “Initial Holders”), the Company has agreed to the Exchange (as defined in the Exchange Agreements), whereby each Initial Holder will exchange certain amounts of their Existing Notes for certain amounts of senior secured exchange convertible notes due 2025 (the “New Notes”) issued pursuant to that certain Indenture, dated as of October 11, 2023 (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors, the Collateral Agent and Wilmington Trust, National Association, as trustee (the “Trustee”);

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof and of the Indenture, the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such New Notes; and

WHEREAS, in order to induce each Holder to acquire the New Notes, each Debtor has agreed to execute and deliver this Agreement and to grant the Agent, on behalf of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Indenture, the New Notes and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Indenture.

(a)            “Collateral” means the collateral in which the Agent is granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)            All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)           All contracts and all contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii)          All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)          All documents, letter-of-credit rights, instruments, and chattel paper;

(v)           All equipment;

(vi)          All fixtures;

(vii)          All commercial tort claims;

(viii)         All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(ix)           All investment property;

(x)            All supporting obligations;

(xi)           All files, records, books of account, business papers, and computer programs; and

(xii)          All accessions and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(xi) above;

provided that, the security interests granted under this Agreement shall not extend to any Excluded Property.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the term “Collateral” shall not be deemed to constitute any of the foregoing (collectively, “Excluded Property”):

(i)            any contracts, general intangibles or other rights arising under any contracts, instruments or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, or other document a valid and enforceable right to terminate its obligations or any Debtor’s rights thereunder;

(ii)            any asset, the granting of a security interest in which would be void or illegal under any applicable law, rule or regulation of any governmental authority, or pursuant thereto would result in, or permit the termination of, such asset;

(iii)            any deposit accounts that are payroll, tax, or employee benefit accounts to the extent that a lien on such accounts is prohibited under applicable law, but the Collateral shall include any Proceeds on such accounts to the extent permitted under the applicable law;

(iv)            all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law to the extent that the market value of such vehicle is less than $150,000; and

(v)            United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law;

provided that the limitation set forth in clauses (i) and (ii) above shall (x) exist only for so long as such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, continue to be effective (and, upon the cessation, termination, expiration of such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, or if any such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset) and (y) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted pursuant to this Agreement is permitted under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC.

(b)            “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)            “Majority in Interest” means, at any time of determination, Holders of a majority in aggregate principal amount of the outstanding New Notes at the time of such determination.

(d)            “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as necessary or as the Agent may reasonably request.

(e)            “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Indenture, the New Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest and any Make-Whole Amount on, the New Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Indenture, the New Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f)            “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)            “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h)            “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(i)            “Purchase Agreement” means the Senior Securities Purchase Agreement, dated as of December 6, 2022, by and among the Company and the Secured Parties.

(j)            “Secured Parties” means the holders of the New Notes from time to time and the Agent and Trustee and their successors and assigns.

(k)            “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.            Grant of Security Interest in Collateral. As an inducement for the Holders to acquire the New Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent, on behalf of the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.            Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.            Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)            Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)            The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the New Notes). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)            Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Agent pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Agent pursuant to the terms of this Agreement).

(d)            No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)            Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Agent at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Agent a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)            This Agreement creates in favor of the Agent a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent hereunder.

(g)            Each Debtor hereby authorizes (but does not obligate) the Agent or its counsel or designee(s) to file one or more financing statements under the UCC, with respect to the Security Interests, describing the Collateral as “all assets and property” of the Debtors or such other greater or lesser description of the Collateral requested by the Majority in Interest, with the proper filing and recording agencies in any jurisdiction deemed proper by Agent or the Majority in Interest.

(h)            The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)            The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)            The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)            Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Agent until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. Each Debtor will, at any time or from time to time, file one or more financing statements pursuant to the UCC naming the Agent as the secured party and will pay the cost of filing the same in all public offices wherever filing is necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, as necessary, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)            No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest unless otherwise permitted pursuant to the Indenture without prior written consent.

(m)            Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)            Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o)            Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Security Interest, therein.

(p)            Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as is necessary or as the Agent may from time to time request and to perfect, protect or enforce the Security Interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Agent has been granted a security interest hereunder, in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)            Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r)            Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)            Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)            All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)            The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)            No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Agent of such change and such Debtor files any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)            Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the prior written consent of a Majority in Interest unless otherwise permitted pursuant to the Indenture without prior written consent.

(x)            No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Agent and so long as, such Debtor files any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)            Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)            (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)      At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb)      Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)      Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)      If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties.

(ee)      To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Agent.

(ff)      To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall notify such third party of the Agent’s security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral.

(gg)      If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Agent in a writing signed by such Debtor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(hh)      Each Debtor shall immediately provide written notice to the Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts take any other steps required, in the Debtor’s commercially reasonable judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii)            Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as may be commercially reasonable. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)      Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the New Notes.

(kk)      Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities.

(ll)      In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)      Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)      Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)            Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)      Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq)      Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Subsidiary Guarantee in favor of the Secured Party, in the form substantially similar to the Subsidiary Guarantee entered into pursuant to the Exchange Agreements.

5.            Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.            Defaults. The following events shall be “Events of Default”:

(a)            The occurrence of an Event of Default under the Indenture or a breach of the terms or provisions of the Indenture, Guarantee or New Notes;

(b)            Any representation or warranty of any Debtor in this Agreement, the Indenture, the Guarantee or the New Notes shall prove to have been incorrect or untrue in any material respect when made;

(c)            The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)            If any provision of this Agreement, the Indenture, the New Notes, or the Guarantee shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.            Duty To Hold In Trust.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the New Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the benefit of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Agent.

(b)            If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8.            Rights and Remedies Upon Default.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, the Agent shall have the right to exercise all of the remedies conferred hereunder and under the Indenture, the Guarantee and the New Notes, and the Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers (none of which shall be construed as obligations of the Agent):

(i)            The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)            Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)            The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)            The Agent shall have the right to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)            The Agent, for the benefit of the Secured Parties, may direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi)            The Agent may transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b)            The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)            For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.            Applications of Proceeds. Subject to the Intercreditor Agreement (as defined below), the proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be turned over to the Trustee to be applied in accordance with Section 6.14 of the Indenture. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.            Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

11.            Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches that are necessary or are reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the New Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the New Notes and shall bear interest at the Default Rate.

12.            Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13.            Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the New Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the New Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.            Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Indenture have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.            Power of Attorney; Further Assurances.

(a)            Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the New Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)            On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule D attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent or the Majority in Interest, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

16.            Notices. All notices, requests, demands and other communications hereunder shall be subject to Section 14.07 of the Indenture.

17.            Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, but not the obligation, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.            Appointment of Agent. The Debtors by their execution of this Agreement and the Holders, by their acceptance of the New Notes appoint Wilmington Trust, National Association, as Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto and, in executing and delivering this Agreement, the Agent shall enjoy the rights, benefits, protections, immunities and indemnities provided to the Collateral Agent under the Indenture.

19.            Intercreditor Agreement. This Agreement is subject to that certain Amended and Restated Intercreditor Agreement dated as of October 11, 2023 (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof and of the Indenture, the “Intercreditor Agreement”), by and among the Company, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as collateral agent for the December 2022 Junior Secured Parties (as defined therein), Wilmington Trust, National Association, as collateral agent for the September 2023 Junior Secured Parties (as defined therein), Wilmington Trust, National Association, as collateral agent for the December 2022 Senior Secured Parties (as defined therein), and Wilmington Trust, National Association, as collateral agent for the September 2023 Senior Secured Parties (as defined therein), and each party hereto shall be bound by said Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

20.            Miscellaneous.

(a)            No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the New Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)            All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Indenture, the New Notes, the Guarantee or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)            This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto and the other Transaction Documents. No provision of this Agreement may be waived, modified, supplemented or amended except in accordance with Article 8 of the Indenture.

(d)            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)            No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder (other than by merger).

(g)            Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)            Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the New Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(j)            All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)            Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, including attorneys’ fees and expenses and included those incurred with respect to enforcement of its right to indemnity hereunder, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the New Notes, the Indenture, the Exchange Agreements or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)            Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)            To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

PROSOMNUS, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

PROSOMNUS HOLDINGS, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

PROSOMNUS SLEEP TECHNOLOGIES, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Sarah Vilhauer
Name:	Sarah Vilhauer
Title:	Assistant Vice President

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of October [__], 2023 made by
ProSomnus, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Agent identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Agent referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated except as set forth in Article 8 of the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor

By:

Name: Title:

Address:

Dated:

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1.            Appointment. The Holders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”) or the Indenture, as applicable,), by their acceptance of the New Notes, hereby designate Wilmington Trust, National Association (the “Agent”) as the Agent to act as specified herein and in the Agreement. Each Holder shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2.            Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3.            Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Holder’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of or creation or perfection of any security interest in any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of or creation or perfection of any security interest in any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the New Notes or any of the other Transaction Documents.

4.            Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Agent shall be entitled to request and rely upon the direction of Majority in Interest, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Holders in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.            Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.            Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Holders will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of New Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7.            Resignation by the Agent. The Agent may resign or be removed in accordance with Sections 13.06(h) and 11.01 of the Indenture. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

8.            Rights with respect to Collateral. Each Holder agrees (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Holder has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.

Exhibit 10.2

SUBORDINATED SECURITY AGREEMENT

This SUBORDINATED SECURITY AGREEMENT, dated as of October 11, 2023 (this “Agreement”), is among ProSomnus, Inc., a Delaware corporation (the “Company”), all of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent” or “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Subordinated Indenture, dated as of December 6, 2022 (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented or otherwise modified from time to time, the “Existing Notes Indenture”), by and among the Company, the Guarantors party thereto, Wilmington Trust, National Association, as trustee and as collateral agent, and each other party from time to time party thereto, the Company issued $17,453,141.00 aggregate original principal amount of Subordinated Secured Convertible Notes due 2026 (together with any PIK Interest Notes issued under the Indenture, the “Existing Notes”) and these Notes were purchased by the initial holders thereof pursuant to the Purchase Agreement;

WHEREAS, pursuant to each Exchange Agreement, dated as of October 11, 2022 (collectively, the “Exchange Agreements”), by and between the Company and the Holder signatory thereto (each an “Initial Holder” and collectively, the “Initial Holders”), the Company has agreed to the Exchange (as defined in the Exchange Agreements), whereby each Initial Holder will exchange certain amounts of their Existing Notes for certain amounts of subordinated secured convertible exchange notes due 2026 (the “New Notes”) issued pursuant to, that certain Indenture, dated as of October 11, 2023 (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof, the “Indenture”), among the Company, the Guarantors, the Collateral Agent and Wilmington Trust, National Association, as trustee (the “Trustee”);

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof and of the Indenture, the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such New Notes; and

WHEREAS, in order to induce each Holder to acquire the New Notes, each Debtor has agreed to execute and deliver this Agreement and to grant the Agent, on behalf of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Indenture, the New Notes and the Guarantors’ obligations under the Guarantee.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Indenture.

(a)            “Collateral” means the collateral in which the Agent is granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)            All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)           All contracts and all contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii)          All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)          All documents, letter-of-credit rights, instruments, and chattel paper;

(v)           All equipment;

(vi)          All fixtures;

(vii)         All commercial tort claims;

(viii)        All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(ix)           All investment property;

(x)            All supporting obligations;

(xi)           All files, records, books of account, business papers, and computer programs; and

(xii)          All accessions and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(xi) above;

provided that, the security interests granted under this Agreement shall not extend to any Excluded Property.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the term “Collateral” shall not be deemed to constitute any of the foregoing (collectively, “Excluded Property”):

(i)            any contracts, general intangibles or other rights arising under any contracts, instruments or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, or other document a valid and enforceable right to terminate its obligations or any Debtor’s rights thereunder;

(ii)           any asset, the granting of a security interest in which would be void or illegal under any applicable law, rule or regulation of any governmental authority, or pursuant thereto would result in, or permit the termination of, such asset;

(iii)          any deposit accounts that are payroll, tax, or employee benefit accounts to the extent that a lien on such accounts is prohibited under applicable law, but the Collateral shall include any Proceeds on such accounts to the extent permitted under the applicable law;

(iv)          all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law to the extent that the market value of such vehicle is less than $150,000; and

(v)           United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law;

provided that the limitation set forth in clauses (i) and (ii) above shall (x) exist only for so long as such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, continue to be effective (and, upon the cessation, termination, expiration of such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents, or if any such law, rule, regulation, general intangibles, contracts, or other rights arising under any contracts, instruments, or other documents is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset) and (y) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted pursuant to this Agreement is permitted under Sections 9-406, 9-407, 9-408, or 9-409 of the UCC.

(b)            “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)            “Majority in Interest” means, at any time of determination, Holders of a majority in aggregate principal amount of the outstanding New Notes at the time of such determination.

(d)            “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as necessary or as the Agent may reasonably request.

(e)            “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Indenture, the New Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest and any Make-Whole Amount on, the New Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Indenture, the New Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f)            “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g)            “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h)            “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(i)            “Purchase Agreement” means the Subordinated Securities Purchase Agreement, dated as of December 6, 2022, by and among the Company and the Secured Parties.

(j)            “Secured Parties” means the holders of the New Notes from time to time and the Agent and Trustee and their successors and assigns.

(k)            “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.            Grant of Security Interest in Collateral. As an inducement for the Holders acquire the New Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Agent, on behalf of the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3.            Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.            Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)            Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)            The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the New Notes). Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)            Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Agent pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Agent pursuant to the terms of this Agreement).

(d)            No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)            Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Agent at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Agent a valid, perfected and continuing perfected second priority lien in the Collateral.

(f)            This Agreement creates in favor of the Agent a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent hereunder.

(g)            Each Debtor hereby authorizes (but does not obligate) the Agent or its counsel or designee(s) to file one or more financing statements under the UCC, with respect to the Security Interests, describing the Collateral as “all assets and property” of the Debtors or such other greater or lesser description of the Collateral requested by the Majority in Interest, with the proper filing and recording agencies in any jurisdiction deemed proper by Agent or the Majority in Interest.

(h)            The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i)            The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j)            The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)            Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected second priority liens and security interests in the Collateral in favor of the Agent until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. Each Debtor will, at any time or from time to time, file one or more financing statements pursuant to the UCC naming the Agent as the secured party and will pay the cost of filing the same in all public offices wherever filing is necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, as necessary, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l)            No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest unless otherwise permitted pursuant to the Indenture without prior written consent.

(m)            Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)            Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(o)            Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Security Interest, therein.

(p)            Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as is necessary or as the Agent may from time to time request and to perfect, protect or enforce the Security Interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Agent has been granted a security interest hereunder, in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)            Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r)            Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)            Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)            All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)            The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)            No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Agent of such change and such Debtor files any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)            Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the prior written consent of a Majority in Interest unless otherwise permitted pursuant to the Indenture without prior written consent.

(x)            No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Agent and so long as, such Debtor files any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y)            Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)            (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)         At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb)        Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)         Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)         If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties.

(ee)         To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Agent.

(ff)          To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall notify such third party of the Agent’s security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral.

(gg)         If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Agent in a writing signed by such Debtor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(hh)        Each Debtor shall immediately provide written notice to the Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts take any other steps required, in the Debtor’s commercially reasonable judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii)           Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as may be commercially reasonable. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)          Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the New Notes.

(kk)        Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities.

(ll)          In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)      Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)        Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)        Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)        Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq)        Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Subsidiary Guarantee in favor of the Secured Party, in the form substantially similar to the Subsidiary Guarantee entered into pursuant to the Exchange Agreements.

5.            Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.            Defaults. The following events shall be “Events of Default”:

(a)            The occurrence of an Event of Default under the Indenture or a breach of the terms or provisions of the Indenture, Guarantee or New Notes;

(b)            Any representation or warranty of any Debtor in this Agreement, the Indenture, the Guarantee or the New Notes shall prove to have been incorrect or untrue in any material respect when made;

(c)            The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)            If any provision of this Agreement, the Indenture, the New Notes, or the Guarantee shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.            Duty To Hold In Trust.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the New Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the benefit of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Agent.

(b)            If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

8.            Rights and Remedies Upon Default.

(a)            Upon the occurrence of any Event of Default and at any time thereafter, the Agent shall have the right to exercise all of the remedies conferred hereunder and under the Indenture, the Guarantee and the New Notes, and the Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers (none of which shall be construed as obligations of the Agent):

(i)            The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)            Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)            The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)            The Agent shall have the right to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)            The Agent, for the benefit of the Secured Parties, may direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi)            The Agent may transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b)            The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)            For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.            Applications of Proceeds. Subject to the Intercreditor Agreement (as defined below), the proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be turned over to the Trustee to be applied in accordance with Section 6.14 of the Indenture. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.            Securities Law Provision. Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

11.            Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches that are necessary or are reasonably required by the Agent. The Debtors shall also pay all other claims and charges which in the are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the New Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the New Notes and shall bear interest at the Default Rate.

12.            Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13.            Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the New Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the New Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.            Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Indenture have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.            Power of Attorney; Further Assurances.

(a)            Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the New Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)            On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule D attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent or the Majority in Interest, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

16.            Notices. All notices, requests, demands and other communications hereunder shall be subject to Section 14.07 of the Indenture.

17.            Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, but not the obligation, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18.            Appointment of Agent. The Debtors by their execution of this Agreement and the Holders, by their acceptance of the New Notes appoint Wilmington Trust, National Association, as Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto and, in executing and delivering this Agreement, the Agent shall enjoy the rights, benefits, protections, immunities and indemnities provided to the Collateral Agent under the Indenture.

19.            Intercreditor Agreement. This Agreement is subject to that certain Amended and Restated Intercreditor Agreement dated as of October 11, 2023 (as amended, amended and restated, supplemented or otherwise modified, from time to time, in accordance with the terms thereof and of the Indenture, the “Intercreditor Agreement”), by and among the Company, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as collateral agent for the December 2022 Junior Secured Parties (as defined therein), Wilmington Trust, National Association, as collateral agent for the September 2023 Junior Secured Parties (as defined therein), Wilmington Trust, National Association, as collateral agent for the December 2022 Senior Secured Parties (as defined therein), and Wilmington Trust, National Association, as collateral agent for the September 2023 Senior Secured Parties (as defined therein), and each party hereto shall be bound by said Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

20.            Miscellaneous.

(a)            No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the New Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)            All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Indenture, the New Notes, the Guarantee or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)            This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto and the other Transaction Documents. No provision of this Agreement may be waived, modified, supplemented or amended except in accordance with Article 8 of the Indenture.

(d)            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)            No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder (other than by merger).

(g)            Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)            Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the New Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)            This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by .pdf via email transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such .pdf via email signature were the original thereof.

(j)            All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)            Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, including attorneys’ fees and expenses and included those incurred with respect to enforcement of its right to indemnity hereunder, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the New Notes, the Indenture, the Exchange Agreements or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)            Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)            To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

PROSOMNUS, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

PROSOMNUS HOLDINGS, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

PROSOMNUS SLEEP TECHNOLOGIES, INC.

By:	/s/ Brian Dow
Name:	Brian B. Dow
Title:	Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Sarah Vilhauer
Name:	Sarah Vilhauer
Title:	Assistant Vice President

ANNEX A
to
SECURITY
AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of October [__], 2023 made by
ProSomnus, Inc.
and its subsidiaries party thereto from time to time, as Debtors to and in favor of
the Agent identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Agent referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated except as set forth in Article 8 of the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor

By:

Name:
Title:

Address:

Dated:

ANNEX B
to
SECURITY
AGREEMENT

THE AGENT

1.            Appointment. The Holders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”) or the Indenture, as applicable,), by their acceptance of the New Notes, hereby designate Wilmington Trust, National Association (the “Agent”) as the Agent to act as specified herein and in the Agreement. Each Holder shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2.            Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3.            Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Holder’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of or creation or perfection of any security interest in any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of or creation or perfection of any security interest in any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the New Notes or any of the other Transaction Documents.

4.            Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. In connection with exercising any right or discretionary duty hereunder (including, without limitation, the exercise of any rights following the occurrence of an Event of Default), the Agent shall be entitled to request and rely upon the direction of Majority in Interest, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Holders in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Holder shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.            Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.            Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Holders will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of New Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7.            Resignation by the Agent.

The Agent may resign or be removed in accordance with Sections 13.06(h) and 11.01 of the Indenture. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

8.            Rights with respect to Collateral. Each Holder agrees (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Holder has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.